As filed with the Securities and Exchange Commission on October 3, 2006
Registration No. 333-136270

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM SB-2/A No. 2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CANWEST PETROLEUM CORPORATION
(Name of small business issuer in its charter)
(Former Name of small business issuer)

COLORADO	1311	98-0461154

State or other Jurisdiction	(Primary Standard	(I.R.S.
of Incorporation or	Industrial	Identification No.)
organization)	Classification Code Number)
205, 707-7th AVENUE SW
CALGARY, ALBERTA T2P 3H6
CANADA
(403) 263-1623
(Address and telephone number of principal executive
offices and principal place of business)
CHRISTOPHER H. HOPKINS, PRESIDENT AND CHIEF EXECUTIVE OFFICER
CANWEST PETROLEUM CORPORATION
205,707-7th AVENUE SW
CALGARY, ALBERTA T2P 3H6
CANADA
(403) 263-1623
(Name, address and telephone number of agent for service)
Copies to:
THERESA M. MEHRINGER, ESQ.
BURNS, FIGA & WILL, P.C.
6400 S. FIDDLERS GREEN CIRCLE, SUITE 1000
GREENWOOD VILLAGE, COLORADO 80111
303-796-2626
303-796-2777(FAX)
APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.
If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

TITLE OF EACH			PROPOSED
CLASS OF		PROPOSED	MAXIMUM
SECURITIES TO		MAXIMUM	AGGREGATE	AMOUNT OF
BE REGISTERED	AMOUNT TO BE	OFFERING PRICE	OFFERING PRICE	REGISTRATION
(1)	REGISTERED (1)	PER SHARE (2)	(2)	FEE (2)
Common Stock Issuable upon exercise of warrants and options	10,939,832	$3.985	$43,595,231	$4,665
Common Stock	33,093,317	$3.985	$131,876,868	$14,111
Total	44,033,149	$3.985	$175,472,099	$18,776

(1)	Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon the exercise of warrants held by the selling stockholders and shares of common stock currently outstanding. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the bid and ask price as reported on the Over-The-Counter Bulletin Board on August 1, 2006, which was within 5 days of the date of the initial filing hereof, $3.985 per share. $12,966 of the filing fee was paid with the initial filing of this registration statement and $4,662 was paid with the first amendment to this registration statement.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER__, 2006
CANWEST PETROLEUM CORPORATION
44,033,149 SHARES OF COMMON STOCK
This prospectus relates to the resale by the selling stockholders of up to 44,033,149 shares of our common stock, including up to 10,939,832 shares issuable upon the exercise of common stock purchase warrants and options, and 33,093,317 shares of common stock currently outstanding.
The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.
Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and is listed on the American Stock Exchange under the symbol “BQI”. The last reported sales price per share of our common stock as reported by the American Stock Exchange on September 26, 2006, was $3.95.
INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October __, 2006.
The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by CanWest Petroleum Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.
 i

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CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This Prospectus includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements include discussion of such matters as:
•	The amount and nature of future capital, development and exploration expenditures;

•	The timing of exploration activities;

•	Business strategies and development of our business plan and drilling programs; and

•	Potential estimates as to the volume and nature of petroleum deposits that are expected to be found present when lands are developed in a project.
Forward-looking statements also typically include words such as “anticipate”, “estimate”, “expect”, “potential”, “could” or similar words suggesting future outcomes. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as the volatility and level of oil and natural gas prices, currency exchange rate fluctuations, uncertainties in cash flow, expected acquisition benefits, exploration drilling and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the caption “Risk Factors,” many of which are beyond our control. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.
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PROSPECTUS SUMMARY
The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the secured convertible notes to the financial statements.
CANWEST PETROLEUM CORPORATION
We operate through three subsidiary corporations and conduct limited joint venture activities directly. Our primary operating subsidiary is Oilsands Quest Inc. (“OQI”), an Alberta corporation. We own approximately 100% of the issued and outstanding voting common shares of OQI. OQI was established to explore for and develop oil sands deposits in the Province of Saskatchewan and is currently conducting Saskatchewan’s first major oil sands exploration program.
For the fiscal year ended April 30, 2006, we generated no revenue and had a net loss of $52,640,903. At April 30, 2006 there was stockholders’ equity and working capital of $16,163,502 and $3,838,216, respectively. For the quarter ended July 31, 2006, we had a net loss of $19,945,525, and there was stockholders’ equity and working capital of $51,742,545 and $33,553,583, respectively. There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our properties.
Our principal offices are located at 205,707-7th Ave SW, Calgary, Alberta T2P 3H6, Canada, and our telephone number is (403) 263-1623. We are a Colorado corporation.
The Offering
Common stock offered by selling stockholders includes up to 44,033,149 common shares, including up to 10,939,832 shares of common stock issuable upon the exercise of common stock purchase warrants and options, and 33,093,317 shares of common stock outstanding prior to the effective date of this prospectus.
•	The 44,033,149 common shares represent 31.4% of our outstanding common stock, as adjusted to reflect shares underlying warrants and options which are included in this registration statement.

•	Common stock to be outstanding after the offering: up to 140,379,634 common shares

•	Use of proceeds. We will not receive any proceeds from the sale of the common stock. However, we will receive the exercise price of any common stock we issue to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

•	American Stock Exchange Symbol: BQI

The above information regarding common stock to be outstanding after the offering is based on 129,439,802 shares of common stock outstanding as of September 26, 2006 and assumes the subsequent exercise of warrants and options by our selling stockholders.
During December 2005, we completed a private placement (the “Offering”) of 15,268,000 units at $1.50 per unit whereby we issued 15,268,000 shares of Common Stock and 7,634,000 warrants exercisable at $2.00 until December 12, 2007. An additional 5,438,376 shares, options or warrants issued to consultants are also included in this registration statement, along with 2,340,000 shares and warrants issued to others. We granted the investors in the Offering certain registration rights whereby we are agreed to file a resale registration statement covering the shares of Common Stock and shares of Common Stock underlying the warrants within sixty days of closing of the Offering. By failing to file the registration statement by February 10, 2006, we have incurred a 2% penalty for each month and part of month that the filing was not made. We have issued 2,889,371 penalty shares that are included in this registration statement for penalties through August 9, 2006. Also included in this registration statement are 645,304 shares underlying an equal number of warrants issued during September 2005, of which 320,167 have been exercised for gross proceeds of $416,217 but the shares have not yet been issued. We also issued an additional 5,668,100 shares of Common Stock pursuant to a private placement in July 2006, and we issued another 4,150,000 shares of Common Stock pursuant to a private placement in August 2006. These shares are also included in this registration statement.
RISK FACTORS
This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.
RISKS RELATED TO OUR BUSINESS:
Due to Our History of Operating Losses, We are Uncertain That We Will Be Able to Maintain Sufficient Cash to Accomplish Our Business Objectives
The consolidated financial statements have been prepared assuming that we will continue as a going concern. During the fiscal years ended April 30, 2006 and 2005 we suffered net losses of $52,640,903 and $5,109,073, respectively. At April 30, 2006 there was stockholders’ equity and working capital of $16,163,502 and $3,838,216, respectively. For the quarter ended July 31, 2006, we had a net loss of $19,945,525, and there was stockholders’ equity and working capital of $51,742,545 and $33,553,583, respectively. There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our properties.
See “Plan of Operation” for a description of management’s plans in regard to this issue. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unsuccessful in implementing these plans.
Our Business Plan is Highly Speculative and its Success Depends, In Part, On Exploration Success on the Permit Lands
Our business plan is focused primarily on the exploration for oil sands deposits on the Permit Lands in the Province of Saskatchewan. Exploration itself is highly speculative. We are subject to all of the risks inherent in oil sands exploration and development, including identification of commercial projects, operation and revenue uncertainties, market sizes, profitability, market demand, commodity price fluctuations and the ability to raise further capital to fund activities. There can be no assurance that we will be successful in overcoming these risks. These risks are further concentrated by our dependence on OQI as our primary asset.
THE BUSINESS OF OIL SANDS EXPLORATION IS SUBJECT TO MANY RISKS:
Nature of Oil Sands Exploration and Development
Oil sands exploration and development is very competitive and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. As with any petroleum property, there can be no assurance that commercial deposits of bitumen will be produced from the Permit Lands or the Eagles Nest Prospect. Furthermore, the marketability of any discovered resource will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations of prices, proximity and capacity of pipelines and processing equipment, equipment availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, land tenure, allowable production, importing and exporting of oil and gas and environmental protection). The extent of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.
Reserves and Resources
We have not yet established any reserves. There are numerous uncertainties inherent in estimating quantities of bitumen resources, including many factors beyond our control, and no assurance can be given that the recovery of bitumen will be realized. In general, estimates of recoverable bitumen resources are based upon a number of factors and assumptions made as of the date on which the resource estimates were determined, such as geological and engineering estimates which have inherent uncertainties and the assumed effects of regulation by governmental agencies and estimates of future commodity prices and operating costs, all of which may vary considerably from actual results. All such estimates are, to some degree, uncertain and classifications of resources are only attempts to define the degree of uncertainty involved. For these reasons, estimates of the recoverable bitumen, the classification of such resources based on risk of recovery, prepared by different engineers or by the same engineers at different times, may vary substantially. No estimates of commerciality or recoverable bitumen resources can be made at this time, if ever.
Capital Requirements and Liquidity
Significant amounts of capital will be required to explore the Permit Lands, Eagles Nest Prospect and the Pasquia Hills Oil Shale Prospect. The only source of future funds presently available to us is through the sale of additional equity capital and borrowing funds or selling a portion of our interest in our assets. There is no assurance that any additional equity capital or borrowings required will be obtainable on terms acceptable to us, if at all. Failure to obtain such additional financing could result in delays or indefinite postponement of further exploration and development of our projects. Equity financing, if available, may result in substantial dilution to existing stockholders.

Government Regulations, Permits, Leases and Licenses
The business of resource exploration and development is subject to substantial regulation under Canadian provincial and federal laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil sands bitumen and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil sands exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the Permit Lands, the Eagles Nest Prospect and the Pasquia Hills Oil Shale Prospect and the oil sands industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.
Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.
Third Party Liability and Environmental Liability
The Company’s operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, and the payment of such liabilities could have a material adverse effect on our financial condition and results of operations. We currently have a limited amount of insurance and, at such time as we commence additional operations, we expect to obtain and maintain additional insurance coverage for our operations, including limited coverage for sudden environmental damages, but we do not believe that insurance coverage for environmental damage that occurs over time is available at a reasonable cost. Moreover, we do not believe that insurance coverage for the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or may lose substantial portions of our properties in the event of certain environmental damages. The Company could incur substantial costs to comply with environmental laws and regulations.
Royalty Regime
Any development project of our resource assets will be directly affected by the royalty regime applicable. The economic benefit of future capital expenditures for the project is, in many cases, dependent on a satisfactory royalty regime. There can be no assurance that the provincial governments will not adopt a new royalty regime that will make capital expenditures uneconomic or that the royalty regime currently in place will remain unchanged.

Impact of the Kyoto Protocol
In late 2002 the Government of Canada ratified the Kyoto Protocol, an international agreement designed to manage greenhouse gas emissions and on February 16, 2005 it became effective. Other than as described in the 2005 Kyoto Plan, relatively few details regarding its implementation in Canada have been made by the federal government. Numerous uncertainties regarding details of the Kyoto Protocol’s implementation remain and there can be no assurance that future rules and regulations will not affect our ability to operate as planned.
Abandonment and Reclamation Costs
We are responsible for compliance with terms and conditions of environmental and regulatory approvals and all laws and regulations regarding the abandonment of the project and reclamation of its lands at the end of its economic life, which abandonment and reclamation costs may be substantial. A breach of such legislation and/or regulations may result in the issuance of remedial orders, the suspension of approvals, or the imposition of fines and penalties, including an order for cessation of operations at the site until satisfactory remedies are made. It is not possible to estimate with certainty the abandonment and reclamation costs since they will be a function of regulatory requirements at the time.
Title Risks
None of the Exploration Permits or the Pasquia Hills Oil Shale Prospect permits have been converted to development leases. In the event that we do not meet the regulated expenditure requirements, or development conditions to convert our permits to leases or obtain an extension of such development requirements, our right to explore for bitumen or oil shale, as applicable, may be lost. We are satisfied that we have good and proper right, title and interest in and to the permits that we intend to exploit. However, we have not obtained title opinions on any of our interests. Accordingly, ownership of the oil sands exploration rights could be subject to prior unregistered agreements or interests or undetected claims or interests.
Aboriginal peoples have claimed aboriginal title and rights to a substantial portion of western Canada. Certain aboriginal peoples have filed a claim against the Government of Canada, the Province of Alberta, certain governmental entitles and the regional municipality of Wood Buffalo (which includes the City of Fort McMurray, Alberta) claiming, among other things, aboriginal title to large areas of lands surrounding Fort McMurray. Similar claims could be made in the Province of Saskatchewan and elsewhere. If any such claim relating to lands on which we have rights was successful, it could have a significant adverse effect on our ability to conduct our business.
Operational Hazards
Our exploration and development activities are subject to the customary hazards of operation in remote areas. A casualty occurrence might result in the loss of equipment or life, as well as injury, property damage or other liability. While we maintain limited insurance to cover current operations, our property and liability insurance may not be sufficient to cover any such casualty occurrences or disruptions. Equipment failures could result in damage to our facilities and liability to third parties against which we may not be able to fully insure or may elect not to insure because of high premium costs or for other reasons. Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on the business, our financial condition and results of our operations.
ENVIRONMENTAL AND REGULATORY COMPLIANCE MAY IMPOSE SUBSTANTIAL COSTS ON US.
Our operations are or will be subject to stringent federal, provincial and local laws and regulations relating to improving or maintaining environmental quality. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.
Our exploration activities and drilling programs are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Exploration and drilling is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.
Costs associated with environmental liabilities and compliance have increased over time, and we expect these costs to continue to increase in the future. We will be required to book reserves for the costs of environmental obligations on our financial statements for such liabilities as our exploration operations proceed.
THE LOSS OF CURRENT MANAGEMENT MAY MAKE IT DIFFICULT FOR US TO OPERATE:
Reliance on Key Personnel
Investors must rely upon the ability, expertise, judgment, discretion, integrity and good faith of our management and directors. The Company’s success is dependent upon its management, key personnel and key consultants. The unexpected loss or departure of any of our key officers, employees or consultants could be detrimental to our future success. Except for a key man insurance policy of $5 million CDN on our President and Chief Executive Officer, we do not maintain key man insurance on our management.
FLUCTUATIONS IN U.S. AND CANADIAN DOLLAR EXCHANGE RATES MAY HAVE A MATERIAL ADVERSE IMPACT
Commodity prices and costs related to the Company’s activities, if and when applicable, will generally be based on a U.S. dollar market price. Fluctuations in the U.S. and Canadian dollar exchange rate may cause a negative impact on revenue and costs and could have a material adverse impact on the Company.

RISKS RELATING TO OUR COMMON STOCK:
We Have Numerous Outstanding Options, Warrants and Commitments to Issue Shares, Which May Adversely Affect The Price of Our Common Stock
We have reserved 22,808,744 shares of our Common Stock for issuance upon exercise of outstanding options under plans and warrants at prices as low as $0.34 per share, including 10,939,832 shares underlying warrants and options included in this Registration Statement. The number of shares that we have reserved for options and warrants includes 2,380,000 warrants which were exercised on a cashless basis pursuant to which 2,213,953 common shares are to be issued and 320,167 warrants which were exercised for cash proceeds of $416,217 pursuant to which 320,167 common shares are to be issued. The Company has also agreed to issue 1,961,900 shares to certain creditors of API. Pursuant to the Reorganization Agreement with OQI which closed on August 14, 2006, the Company will be required to issue up to 76,504,302 shares of its Common Stock for all of the OQI Exchangeable Shares (and options to acquire) issued upon the closing. Any sale into the public market of our Common Stock purchased privately at prices below the current market price could be expected to have a depressive effect on the market price of our Common Stock. See “Market for the Registrant’s Common Stock and Related Stockholder Matters — Market Information.”
Future Sales of our Common Stock May Cause our Stock Price to Decline
Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of Common Stock in private financings under an exemption from the registration laws, then those shares will constitute “restricted shares” as defined in Rule 144 under the Securities Act of 1933 (the “Act”). The restricted shares may only be sold if they are registered under the Act, or sold under Rule 144, or another exemption from registration under the Act.
Some of our outstanding restricted shares of Common Stock are either eligible for sale pursuant to Rule 144 or have been registered under the Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding Common Stock. Sales of substantial amounts of our Common Stock in the public market may cause the stock’s market price to decline. See “Market for the Registrant’s Common Stock and Related Stockholder Matters — Market Information.”
We Do Not Expect to Pay Dividends
We have not paid dividends since inception on our Common Stock, and we do not contemplate paying dividends in the foreseeable future on our Common Stock in order to use all of our earnings, if any, to finance expansion of our business plans.
Our Stock Price Can Be Extremely Volatile
The trading price of our Common Stock has been and could continue to be subject to wide fluctuations in response to announcements of our business developments or those of our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our Common Stock.

Issuance of Preferred Stock and Our Anti-Takeover Provisions Could Delay or Prevent a Change in Control and May Adversely Affect our Common Stock.
We are authorized to issue 10,000,000 shares of preferred stock which may be issued in series from time to time with such designations, rights, preferences and limitations as our Board of Directors may determine by resolution. The rights of the holders of our Common Stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of Common Stock and make removal of the Board of Directors more difficult. Our Board of Directors adopted a stockholders rights plan in March 2006 and reserved 250,000 shares of Series A Junior Participating Preferred Stock. This stockholders rights plan could have the effect of discouraging, delaying or preventing an acquisition. In addition, the Company has designated one share as Series B Preferred Stock, which is issued and outstanding and represents 58,799,926 voting shares as of September 26, 2006, and upon the exercise of options to acquire Exchangeable Shares, will represent up to 76,504,302 voting shares (see, “Description of Securities”). The Company has no present plans to issue any additional shares of preferred stock.
USE OF PROCEEDS
This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the exercise price of any common stock we issue to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.
SELLING SECURITY HOLDERS
The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.
The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Bradley T. Aelicks	0	0	6,992	0	0	6,992	6,992	0
DCDG, LLC (4)	0	0	8,740	0	0	8,740	8,740	0
Ennio D’Angela	500,000	0	96,143	0	24,700	620,843	620,843	0
Romeo D’Angela	500,000	0	96,143	262,825	0	858,968	858,968	0
Nicholas Cohen Productions (4)	0	0	10,488	28,671	0	39,159	39,159	0
Novadan Capital, LP (4)	0	0	96,143	0	0	96,143	96,143	0
Suzanne Wallster	0	0	10,488	28,671	0	39,159	39,159	0
CrossRoads Financial Corporation (4)	1,189,244	500,000	0	0	0	1,689,244	1,689,244	0
Oceanic Greystone Securities, Inc. (4)	891,933	375,000	0	0	0	1,266,933	1,266,933	0
William Cooper	348,655	62,500	0	0	0	411,155	211,155	200,000
Leith Pederson	89,193	37,500	0	0	81,000	207,693	207,693	0
Deesons Investments Ltd. (4)	1,075,533	375,000	0	0	0	1,450,533	1,450,533	0
Jamie Mackie	118,924	50,000	0	0	3,000	171,924	171,924	0
John Hooks	235,470	99,000	0	0	0	334,470	334,470	0
George and
Melissa Summach	87,179	33,500	0	0	0	120,679	120,679	0
Howard Crone	71,355	30,000	0	0	0	101,355	101,355	0
Fyra Ventures Ltd. (4)	118,924	50,000	0	0	0	168,924	168,924	0
William Burt	192,301	32,500	0	0	0	224,801	209,801	15,000
Fundarica Investments Ltd. (4)	41,624	17,500	0	0	0	59,124	59,124	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Jessica Delan	23,785	10,000	0	0	0	33,785	33,785	0
Dorothy Atkinson	23,785	10,000	0	0	0	33,785	33,785	0
Barbara Deglan	16,649	7,000	0	0	0	23,649	23,649	0
Jennifer Morford	16,649	7,000	0	0	0	23,649	23,649	0
Parkwood LP Inc. (4)	249,458	50,000	0	0	0	299,458	168,924	130,534
EAM Investments, Inc. (4)	249,458	50,000	0	0	0	299,458	168,924	130,534
Paul Jones	11,892	5,000	0	0	0	16,892	16,892	0
Michael A. Winiker	9,946	2,500	0	0	0	12,446	8,446	4,000
Peter Marshall	5,946	2,500	0	0	0	8,446	8,446	0
Poulos Technology Consulting Inc. (4)	11,892	5,000	0	0	0	16,892	16,892	0
Jonathan Buick	61,892	5,000	0	0	300,000	366,892	366,892	0
Paul Pitman	5,946	2,500	0	0	0	8,446	8,446	0
2035718 Ontario Inc. (4)	594,622	250,000	0	0	0	844,622	844,622	0
Sheldon Inwentash	1,105,909	125,000	0	0	200,000	1,430,909	1,222,311	208,598
Richard Patricio	17,839	7,500	0	0	0	25,339	25,339	0
AIG Global Investment Corp. (Canada) (4)	1,189,244	500,000	0	0	0	1,689,244	1,689,244	0
Dynamic Power Hedge Fund (4)	1,668,221	2,500,000	0	0	1,500,000	5,668,221	5,668,221	0
Resolute Performance Fund (4)	12,000,000	0	0	0	0	12,000,000	7,878,000	4,122,000
Jason Kirk Wild	24,356	6,666	0	0	0	31,022	31,022	0
Quest Industries Inc. (4)	15,856	6,666	0	0	0	22,522	22,522	0
David Sparks	47,570	20,000	0	0	0	67,570	67,570	0
Gerard Gloisten (6)	23,785	10,000	0	0	0	33,785	33,785	0
Theodore and Kim Williams	11,892	5,000	0	0	0	16,892	16,892	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Gary Olson	178,387	75,000	0	0	0	253,387	253,387	0
Lakeview Investment Group (4)	1,585,658	666,666	0	0	0	2,252,324	2,252,324	0
Levy Family Partners LLC (4)	1,387,452	583,334	0	0	0	1,970,786	1,970,786	0
Alpha Capital (4)	237,849	100,000	0	0	0	337,849	337,849	0
Platinum Partners Long Term Growth II (4)	1,427,092	600,000	0	0	0	2,027,092	2,027,092	0
Vernon Fronk Ross	35,677	15,000	0	0	0	50,677	50,677	0
Robert Hotzclaw	65,408	27,500	0	0	0	92,908	92,908	0
Pinetree (Barbados) Inc. (4)	2,282,754	250,000	0	0	0	2,532,754	1,344,622	1,188,132
Monarch Capital Fund, Ltd. (4)	158,565	66,666	0	0	0	225,231	225,231	0
GBS Financial Corp. (4), (6)	0	0	0	0	18,300	18,300	18,300	0
Capital Markets Ltd. (4)	0	0	0	0	20,000	20,000	20,000	0
Bolder Investment Partners (4)	0	0	0	0	10,080	10,080	10,080	0
JF Makie & Company Ltd. (4)	0	0	0	0	93,700	93,700	93,700	0
Matt Finlay	0	0	0	0	9,750	9,750	9,750	0
Michael Berry	0	0	0	0	400,000	400,000	400,000	0
Mike Parker	65,000	0	0	0	0	65,000	65,000	0
Randal Pow	65,000	0	0	0	0	65,000	65,000	0
Steve McGuire	65,000	0	0	0	0	65,000	65,000	0
David Parfit	63,500	0	0	0	0	63,500	63,500	0
Bob Faris	115,000	0	0	0	0	115,000	115,000	0
Paul Watson	75,000	0	0	0	0	75,000	75,000	0
Kevin Moe	2,000	0	0	0	0	2,000	2,000	0
Viscount Investment Ltd. (4)	299,684	0	0	0	0	299,684	299,684	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Ian Ward	515,660	0	0	0	0	515,660	277,662	237,998
Pasquale DiCapo	600,000	0	0	0	0	600,000	600,000	0
Powerone Capital Markets (4)	500,000	0	0	0	0	500,000	500,000	0
Novadan Capital, Ltd. (4)	1,000,000	0	0	0	0	1,000,000	1,000,000	0
Paul Worster	10,000	0	0	0	0	10,000	10,000	0
Bentree Holdings (4)	20,000	0	0	0	0	20,000	20,000	0
3988059 Manitoba Ltd. (4)	5,000	0	0	0	0	5,000	5,000	0
3976531 Manitoba Ltd. (4)	5,000	0	0	0	0	5,000	5,000	0
Gordon D. Lee	3,100	0	0	0	0	3,100	3,100	0
Matt Campbell	10,000	0	0	0	0	10,000	10,000	0
Robert and Theresa Santin	4,000	0	0	0	0	4,000	4,000	0
Riaz Mamdani	10,700	0	0	0	0	10,700	10,700	0
Robert Guy	5,000	0	0	0	0	5,000	5,000	0
Janice Wenarchuk	3,100	0	0	0	0	3,100	3,100	0
Glenna Jones or Michael Sherman	3,100	0	0	0	0	3,100	3,100	0
Andrew Watson	3,100	0	0	0	0	3,100	3,100	0
Rene Amirault	10,000	0	0	0	0	10,000	10,000	0
Lewis Levin	1,550	0	0	0	0	1,550	1,550	0
Douglas B. Smith	3,100	0	0	0	0	3,100	3,100	0
Leonard Godfrey	3,100	0	0	0	0	3,100	3,100	0
Eleanor Godfrey	6,000	0	0	0	0	6,000	6,000	0
Irene Walters	3,100	0	0	0	0	3,100	3,100	0
Harry Strauss	7,600	0	0	0	0	7,600	7,600	0
Gordon Strauss	4,300	0	0	0	0	4,300	4,300	0
Joyce Strauss	3,700	0	0	0	0	3,700	3,700	0
David Bell	3,100	0	0	0	0	3,100	3,100	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Jeannie Tanenbaum	6,000	0	0	0	0	6,000	6,000	0
Kishore Punwani	3,100	0	0	0	0	3,100	3,100	0
Terry Moffatt	2,850	0	0	0	0	2,850	2,850	0
Kathryn Morrison	3,100	0	0	0	0	3,100	3,100	0
THK Enterprise Inc. (4)	3,100	0	0	0	0	3,100	3,100	0
Garth Syhlonyk	3,100	0	0	0	0	3,100	3,100	0
James Glessing	3,100	0	0	0	0	3,100	3,100	0
Tim Hoy	3,000	0	0	0	0	3,000	3,000	0
Gordon Goodwin	1,500	0	0	0	0	1,500	1,500	0
Jannette Goodwin	1,500	0	0	0	0	1,500	1,500	0
A. Roy Goodwin	3,000	0	0	0	0	3,000	3,000	0
Michael Goodwin	3,500	0	0	0	0	3,500	1,500	2,000
Louis Hwang or Elaine Hwang	5,000	0	0	0	0	5,000	5,000	0
Tim Hanley	1,500	0	0	0	0	1,500	1,500	0
Leonard Sedun	4,000	0	0	0	0	4,000	4,000	0
George Wesley Roberts	4,000	0	0	0	0	4,000	4,000	0
Meckelborg Financial Group Inc. (4)	9,500	0	0	0	0	9,500	9,500	0
Jim Klenk	6,000	0	0	0	0	6,000	6,000	0
Doug V. MacCoy	6,000	0	0	0	0	6,000	6,000	0
Michael Reid	15,200	0	0	0	0	15,200	15,200	0
Fred I. Ast	4,600	0	0	0	0	4,600	4,600	0
William J. Christie	7,600	0	0	0	0	7,600	7,600	0
Douglas DeGuerre	7,600	0	0	0	0	7,600	7,600	0
Brian Nichols	3,000	0	0	0	0	3,000	3,000	0
Brian McIntyre	1,500	0	0	0	0	1,500	1,500	0
Leslie Pingel	2,000	0	0	0	0	2,000	2,000	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Glenn Bechtel	1,500	0	0	0	0	1,500	1,500	0
John Smith	7,400	0	0	0	0	7,400	7,400	0
Roger Patten	6,500	0	0	0	0	6,500	6,500	0
Nancy Patten	6,500	0	0	0	0	6,500	6,500	0
Tom Davis	4,500	0	0	0	0	4,500	4,500	0
William B. Cheshire	3,000	0	0	0	0	3,000	3,000	0
Richard E. Moore	3,000	0	0	0	0	3,000	3,000	0
Norman Johnston	1,500	0	0	0	0	1,500	1,500	0
David Megarry	7,000	0	0	0	0	7,000	7,000	0
Gheorghe Istrate	3,000	0	0	0	0	3,000	3,000	0
David Mandelstam	7,500	0	0	0	0	7,500	7,500	0
Jeff Schacter	8,500	0	0	0	0	8,500	8,500	0
Andrew Palazzi	8,500	0	0	0	0	8,500	8,500	0
Phineas Schwartz	15,000	0	0	0	0	15,000	15,000	0
Darcy Bauer	7,500	0	0	0	0	7,500	7,500	0
Udo Zuch	6,000	0	0	0	0	6,000	6,000	0
John H.R. McKeen	3,000	0	0	0	0	3,000	3,000	0
Bennett Wong	3,000	0	0	0	0	3,000	3,000	0
John Conroy	4,000	0	0	0	0	4,000	4,000	0
Grant Ayers	6,000	0	0	0	0	6,000	6,000	0
Brain Marshall	6,500	0	0	0	0	6,500	6,500	0
Jim Buckrell	2,000	0	0	0	0	2,000	2,000	0
Bernard Lang	2,000	0	0	0	0	2,000	2,000	0
Gloria Patricio	31,106	0	0	0	0	31,106	20,000	11,106
Brian Saunders	2,000	0	0	0	0	2,000	2,000	0
Ken Froh and Deborah Froh	2,000	0	0	0	0	2,000	2,000	0
Cliff Shaw or Freda Shaw	2,000	0	0	0	0	2,000	2,000	0
Trevor Church	1,600	0	0	0	0	1,600	1,600	0
Patti-Ann Marzocco	3,800	0	0	0	0	3,800	3,800	0
David Bannatyne	2,300	0	0	0	0	2,300	2,300	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Louis Kelemen	4,600	0	0	0	0	4,600	4,600	0
Martin Cheyne	15,200	0	0	0	0	15,200	15,200	0
David Graboski	10,000	0	0	0	0	10,000	10,000	0
Bryan Kelly	15,200	0	0	0	0	15,200	15,200	0
Leona Ann Beattie	1,600	0	0	0	0	1,600	1,600	0
Greg Kuran	2,300	0	0	0	0	2,300	2,300	0
Gregory Kist	2,300	0	0	0	0	2,300	2,300	0
Lee Morey	1,600	0	0	0	0	1,600	1,600	0
Pappas Holdings (4)	3,800	0	0	0	0	3,800	3,800	0
Graydon Morrison	7,800	0	0	0	0	7,800	3,800	4,000
Carole Levesque	1,600	0	0	0	0	1,600	1,600	0
Robert L. Gervais	1,650	0	0	0	0	1,650	1,650	0
Kade Demuth	8,500	0	0	0	0	8,500	8,500	0
Delvin Demuth	1,650	0	0	0	0	1,650	1,650	0
Logan Wild	1,650	0	0	0	0	1,650	1,650	0
Victor Dako	2,000	0	0	0	0	2,000	2,000	0
John Dickins	2,000	0	0	0	0	2,000	2,000	0
Mary McPhee	2,300	0	0	0	0	2,300	2,300	0
Magdalena Herold	1,600	0	0	0	0	1,600	1,600	0
Steve Herold	1,600	0	0	0	0	1,600	1,600	0
Sandra Briggs	1,600	0	0	0	0	1,600	1,600	0
Doug McPhee	5,600	0	0	0	0	5,600	5,600	0
Marjorie Stewart	2,500	0	0	0	0	2,500	2,500	0
Gordon Bryant	3,000	0	0	0	0	3,000	3,000	0
Gladys McInnes	10,000	0	0	0	0	10,000	10,000	0
106557 Canada Ltd. (4)	10,000	0	0	0	0	10,000	10,000	0
Kevin Shea	5,000	0	0	0	0	5,000	5,000	0
Paul Wilson	3,000	0	0	0	0	3,000	3,000	0
Jeremy Leonard	109,000	0	0	0	0	109,000	109,000	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Louis Shultz	6,000	0	0	0	0	6,000	6,000	0
Patrick T. McCarthy	5,000	0	0	0	0	5,000	5,000	0
Linda O’Connor	1,500	0	0	0	0	1,500	1,500	0
Kent O’Connor	1,500	0	0	0	0	1,500	1,500	0
Cheryl Dawn Thrasher	4,000	0	0	0	0	4,000	4,000	0
Tom Lewis	2,500	0	0	0	0	2,500	2,500	0
Thomas M. Alford	10,000	0	0	0	0	10,000	10,000	0
Sanders Lee	18,000	0	0	0	0	18,000	18,000	0
Quim Investments, Inc. (4)	5,000	0	0	0	0	5,000	5,000	0
Quantico Capital Corp. (4)	40,000	0	0	0	0	40,000	40,000	0
Dwayne Lashyn	4,000	0	0	0	0	4,000	4,000	0
CM Ryer Professional Corp. (4)	3,000	0	0	0	0	3,000	3,000	0
Randal B. Biedermann	3,500	0	0	0	0	3,500	3,500	0
Paul Moynihan	3,700	0	0	0	0	3,700	3,700	0
R. Stephen Peacock	3,700	0	0	0	0	3,700	3,700	0
Precise Details Inc. (4)	16,800	0	0	0	0	16,800	16,800	0
JMC Investments Ltd. (4)	8,000	0	0	0	0	8,000	8,000	0
Jack Davis	1,500	0	0	0	0	1,500	1,500	0
Dorin Eibenschutz and Gabriela Eibenschutz	2,300	0	0	0	0	2,300	2,300	0
Derek Evans	11,400	0	0	0	0	11,400	11,400	0
Krywko Holdings Ltd. (4)	5,600	0	0	0	0	5,600	5,600	0
Darcy Will	7,500	0	0	0	0	7,500	7,500	0
Chris Robb	5,800	0	0	0	0	5,800	5,800	0
Harvey Trimble	11,400	0	0	0	0	11,400	11,400	0
Mark Beattie	750	0	0	0	0	750	750	0
Jack Bolter	4,500	0	0	0	0	4,500	4,500	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Brian and Janet Cassie	7,500	0	0	0	0	7,500	7,500	0
Stathi Daskas	1,500	0	0	0	0	1,500	1,500	0
Jack and Laura Epp	7,500	0	0	0	0	7,500	7,500	0
Sheldon Fishman	4,500	0	0	0	0	4,500	4,500	0
Michael and Katie Garthwaite	3,000	0	0	0	0	3,000	3,000	0
Bill Jamieson	2,500	0	0	0	0	2,500	2,500	0
JEM Resources Ltd. (4)	15,000	0	0	0	0	15,000	15,000	0
Calvin McInnis	3,700	0	0	0	0	3,700	3,700	0
David and Dovey Miles	2,200	0	0	0	0	2,200	2,200	0
Jason Morberg	750	0	0	0	0	750	750	0
Robert Mueller and Erica Carfra	2,200	0	0	0	0	2,200	2,200	0
Darrell and Carla Osadchuk	4,500	0	0	0	0	4,500	4,500	0
David Terry	15,000	0	0	0	0	15,000	15,000	0
Lambros and Ingrid Tsaprailis	2,400	0	0	0	0	2,400	2,400	0
Robert Zdancewicz	75,700	0	0	0	0	75,700	75,700	0
Leonard Hanson	3,700	0	0	0	0	3,700	3,700	0
John Hooks	26,500	0	0	0	0	26,500	26,500	0
Kyle Lumsden	11,300	0	0	0	0	11,300	11,300	0
David Sapnjuis	3,700	0	0	0	0	3,700	3,700	0
Jerry Segal	3,700	0	0	0	0	3,700	3,700	0
Kerry Tychonick	3,700	0	0	0	0	3,700	3,700	0
1201112 Alberta Ltd. (4)	61,200	0	0	0	0	61,200	61,200	0
EnerVest FTS Limited Parnership 2006 (4)	100,000	0	0	0	0	100,000	100,000	0
NCE Diversified Flow-Through (06) Limited Partnership (4)	550,000	0	0	0	0	550,000	550,000	0
Front Street Investment Management Inc. (4)	270,000	0	0	0	0	270,000	270,000	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Mavrix A/C 206 (4)	510,000	0	0	0	0	510,000	510,000	0
Mavrix A/C 252 (4)	290,000	0	0	0	0	290,000	290,000	0
Mavrix A/C 253 (4)	550,000	0	0	0	0	550,000	550,000	0
Sanovest Holdings Ltd. (4)	150,000	0	0	0	0	150,000	150,000	0
Turtle Creek Trust (7)	55,900	0	0	0	0	55,900	55,900	0
Elizabeth Worster	9,100	0	0	0	0	9,100	9,100	0
Karim Hirji (6)	1,000	0	0	0	0	1,000	1,000	0
Jeffrey Helper	1,000	0	0	0	0	1,000	1,000	0
Erin Kimball (5)	7,400	0	0	0	0	7,400	7,400	0
Malcom Albery	8,400	0	0	0	0	8,400	8,400	0
Shairole Henchall	8,400	0	0	0	0	8,400	8,400	0
George Bertram	15,000	0	0	0	0	15,000	15,000	0
Darrell Bertram	15,000	0	0	0	0	15,000	15,000	0
Brian Bertram	15,000	0	0	0	0	15,000	15,000	0
BMO Harris Investment Management (7)	168,100	0	0	0	0	168,100	168,100	0
Gordon G. Tallman (5)	50,000	0	0	0	0	50,000	50,000	0
Ron Kovitz	7,500	0	0	0	0	7,500	7,500	0
Bahman Sadrehashemi	4,200	0	0	0	0	4,200	4,200	0
Craig Hoskins	1,500	0	0	0	0	1,500	1,500	0
Claudia Losie	5,000	0	0	0	0	5,000	5,000	0
Manfred Kurschner	3,000	0	0	0	0	3,000	3,000	0

	A	B	C	D	E	F	G	H
						Total Shares
						(Based on
				Shares	Shares	Columns A
		Shares	Shares	Underlying	Underlying	through E)		Shares
		Underlying	Underlying	Amended	Other	Beneficially	Shares	Owned
	Outstanding	December	August	August	Warrants	Owned Prior	Offered	After
	Shares	2005	2005	2005	and	to Offering	Hereby	Offering
Name	Owned	Warrants	Warrants	Warrants	Options	(1)(2)	(1) (2) (3)	(1) (3)
Eduard Epshtein	1,500	0	0	0	0	1,500	1,500	0
Ed Rooney	4,000	0	0	0	0	4,000	4,000	0
Burgess Farms Inc. (4)	5,000	0	0	0	0	5,000	5,000	0
Keith Young	3,700	0	0	0	0	3,700	3,700	0
Ron Hauser	5,500	0	0	0	0	5,500	5,500	0
T. Murray Wilson (5)	16,800	0	0	0	0	16,800	16,800	0
Brian MacNeill	25,000	0	0	0	0	25,000	25,000	0
Christopher H. Hopkins (5)	8,400	0	0	0	0	8,400	8,400	0
Edna D. Hopkins	8,400	0	0	0	0	8,400	8,400	0
Supreme Pacific (4)	4,200	0	0	0	0	4,200	4,200	0
Canadian Dominion Resources 2006 Limited Partnership (7)	905,800	0	0	0	0	905,800	905,800	0
CMP 2006 Resource Limited Partnership (7)	594,200	0	0	0	0	594,200	594,200	0
Stan Kisling	2,550	0	0	0	0	2,550	2,550	0
Bruce Livingstone	7,500	0	0	0	0	7,500	7,500	0
DKR Saturn Event Driven Holding Fund Ltd. (4), (6)	600,000	0	0	0	0	600,000	300,000	300,000
Sheppard Provost Car Wash Ltd. (4)	150,000	0	0	0	0	150,000	150,000	0
Petroleum Strategies Inc. (4)	840,000	0	0	0	0	840,000	840,000	0

TOTAL	39,647,219	7,633,998	325,137	320,167	2,660,530	50,587,051	44,033,149	6,553,902

The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock outstanding may increase prior to the effectiveness of this registration statement due to penalty shares which may be issued.

(1)	Includes the shares issuable upon exercise of the Warrants, plus the number of shares required to be issued based on penalties.

(2)	The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. The beneficial ownership of the common stock by the selling stockholder set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3)	Assumes that all securities registered will be sold.

(4)	Voting and investing power for these entities is controlled by the following individuals: DCDG, LLC is controlled by Bruce Meadows, Douglas Casey and David Garland; Nicholas Cohen Productions is controlled by Mark and Lisa Cohen; Crossroads Financial Corp. is controlled by Richard W. DeVries; Oceanic Greystone Securities Inc. is controlled by Richard W. DeVries; Deesons Investments Ltd. is controlled by Dayan Henson and Michael Henson; Fyra Ventures Ltd. Is controlled by John Holmlund; Fundarica Investments is controlled by Shane Meyers; Parkwood GP Inc. is controlled by Dan Sternberg; EAM Inc. is controlled by Gregory Galanis; Poulos Technology Consulting Inc. is controlled by Thomas Poulos; 2035718 Ontario Inc. is controlled by Richard Kung; AIG Global Investment Corp. (Canada) is controlled by Steven Palmer; Dynamic Power Hedge fund is controlled by Rohit Sehgal; Quest Industries Inc. is controlled by Kade Demuth; Lakeview Investment Group is controlled by Ari Levi; Levi Family Partners LLC is controlled by Lawrence Levy and Alfredo Botty; Alpha Capital is controlled by Konrad Ackerman; Platinum Partners Long Term Growth IT is controlled by Mark Nordlicht; Pinetree (Barbados) Inc. is controlled by the board of directors consisting of Dr. J. Gordon Murphy (also President), Joseph W. Ward, E. Adrian Meyer and Larry Goldberg; Monarch Capital Fund Ltd. is controlled by David K. Sims; GBS Financial Corp. is controlled by Gerard P. Gloisten; Capital Markets Ltd. is controlled by Scott Walters; Bolder Investment Partners is controlled by C. Channing Buckland; J.F. Mackie and Company Ltd. is controlled by James Mackie, Robert LeSourd and Susan Scullion; Viscount Investments Ltd. is controlled by Joseph Frand; Powerone Capital Markets is controlled by Pasquale DiCapo; Novadan Capital Ltd. is controlled by Romeo D’Angela and Ennio D’Angela; Bentree Holdings is controlled by Paul M. Worster and Robert G. Bentall; 3988059 Manitoba Ltd. is controlled by Kim Campbell; 3976531 Manitoba Ltd. is controlled by Roland Campbell; THK Enterprise Inc. is controlled by Jerry Kemp; Meckelborg Financial Group, Inc. is controlled by Jerry Meckelborg; Pappas Holdings is controlled by Maria Pappas Vriotis; 106557 Canada Ltd. is controlled by Fred Arshinoff; Quim Investments, Inc. is controlled by W. H. Winters; Quantico Capital Corp. is controlled by Dwayne Lashyn and Herold Milavsky; CM Ryer Professional Corp. is controlled by C. Michael Ryer; Precise Details Inc. is controlled by Susan Milne, Chris Milne and Thomas Milne; JMC Investments Ltd. is controlled by Jeanne Carpenter; Krywko Holdings Ltd. is controlled by Wayne Krywko; JEM Resources Ltd. is controlled by Dayan Henson; 1201112 Alberta Ltd. is controlled by Hank B. Swartout; EnerVest FTS Limited Partnership 2006 is controlled by Kevin Wolfe, Ward Mallabone, and Sean Morgan; NCE Diversified Flow-Through (06) Limited Partnership is controlled by the board of directors consisting of John Vooglaid, David Schwartz and Glenn MacNeill; Front Street Investment Management, Inc. is controlled by Craig Porter; Mavrix A/C 206, Mavrix A/C 252 and Mavrix A/C 253 are all controlled by Malvin Spooner; Sanovest Holdings Ltd. is controlled by Tian Kusumoto, Tom Kusumoto and Hydri Kusumoto Burgess Farms Inc. is controlled by Robert Burgess; Supreme Pacific is controlled by Merv Chia; Resolute Performance Fund is controlled by Thomas O. Stanley; DKR Saturn Event Driven Holding Fund Ltd. is controlled by Ronald Phillips; Sheppard Provost Car Wash Ltd. is controlled by Sigmund Levy; Petroleum Strategies Inc. is controlled by Frank VanVliet.

(5)	Christopher Hopkins is Chief Executive Officer and a director of the Company; Karim Hirji is Chief Financial Officer of the Company; Errin Kimball is Vice President, Exploration of the Company; T. Murray Wilson is Executive Chairman of the Board of Directors of the Company.

(6)	GBS Financial Corp. is a registered broker-dealers and Gerard Gloisten is an affiliate of a registered broker-dealer. GBS Financial Crop. received warrants is compensation for investment banking services. Gerard Gloisten has represented to the Company that he purchased the Securities on his own behalf in the ordinary course of business, and at the time of the purchase of the Securities, he had no agreements or understandings - directly or indirectly with any party in distribute the Securities. All other selling shareholders (except as provided in Footnote 7) have represented that they are not registered broker-dealers or an affiliate of a registered broker-dealer.

(7)	Based on reasonable inquiry, we have never received disclosure on these selling stockholders: Turtle Creek Trust: BMO Harris Investment Management; Canadian Doininion Resources 2006 Limited Partnership; and, CMP 2006 Resource Limited Partnership.
PLAN OF DISTRIBUTION
Each Selling Stockholder (the “Selling Stockholders”) of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.
In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.
We are required to pay certain fees and expenses incurred by our company incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the

Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.
The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
Unless otherwise indicated in their employment agreement executive officers of the Company are elected by the Board of Directors and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. The Company’s directors currently serve for a term of one year until their successors are duly elected or appointed or until their earlier death, resignation or removal. However, at the Company’s annual shareholders meeting, to be held on October 30, 2006, the shareholders will vote on a proposal to amend the Company’s Articles of Incorporation and Bylaws to provided staggered terms for the directors. There are no family relationships among any of the directors and executive officers of the Company. None of the executive officers are currently involved in any legal proceedings.
The following table sets forth the names and ages of all executive officers and directors and the positions and offices that each person holds with the Company:

Name of Director or Officer and	Officer or
Position in the Company	Director Since	Age	Office(s) Held and Other Business Experience
T. Murray Wilson, Executive Chairman and Chairman of the Board of Directors	May 2006	54	Former President, Former Chief Executive Officer, Former Chief Financial Officer from May 1, 2006 until August 14, 2006. Chairman of the Board since May 1, 2006, and Executive Chairman from August 14, 2006 to present. Served as Chairman and Managing Partner of Stanway Capital Partners from 2001 to present; and from 1997 to 2001, worked for TD Securities, Inc. as Managing Director and Global Head of Oil & Gas, Head of Investment Banking and Corporate Banking for Alberta, and Vice Chairman of TD Securities International, London. Prior to that Mr. Wilson was VP & Director of RBC Dominion Securities London responsible for the firm’s international and Canadian-transborder practice in energy and mining. Mr. Wilson held numerous senior positions with Royal Bank of Canada Group over a 17 year period from 1980. Prior to his investment banking career Mr. Wilson was an executive professional in technical and economic areas with Imperial Oil Limited (Esso/Exxon). Mr. Wilson has been involved in various oil sands projects, both in-situ and mining, from either a technical or financial perspective over the past 30 years. Mr. Wilson holds a Masters Degree in Business from the Sloan School, M.I.T., a Masters in Engineering from the University of Manitoba (National Research Council Scholar), and a B.Sc. in Chemical Engineering (1st Class Honours — B.E.C. Joyce Medal) from Queen’s University.

Christopher H. Hopkins President and Chief Executive Officer and Director	August 2006	52	President, Chief Executive Officer and a director since August 14, 2006, and President, Chief Executive Officer and a director of Oilsands Quest Inc., a subsidiary of the Company since November 10, 2004 . Executive Vice President of Synenco Energy Inc. (“Synenco”), an oil sands exploration company, from October 1999 to September 2004 and a director of Synenco from October 1999 until August 2003. Founder, director and Vice President, Finance of Thunder Road Resources Ltd., a private oil and gas production company, from June 1996 to June 2000. Mr. Hopkins is a management professional and businessman with 25 years of Canadian and international energy and mining experience. He has held executive positions in corporate planning and business development with Suncor Inc.’s Oil Sands Group, Pembina Corporation and Amoco Canada and has additional management experience in environmental control and regulatory affairs in the resource industry. Mr. Hopkins holds a B.Sc. (Chemistry and Biology) from Carleton University and a MBA from Queen’s University.

Name of Director or Officer and	Officer or
Position in the Company	Director Since	Age	Office(s) Held and Other Business Experience
Karim Hirji Chief Financial Officer	August 2006	43	Chief Financial Officer of the Company since August 14, 2006, and Chief Financial Officer of Oilsands Quest Inc., a subsidiary of the Company, since November 10, 2004. Vice President, Finance and Chief Financial Officer of Synenco from November 2001 to June 2004. Vice President, Finance and Chief Financial Officer of Anadime Corporation, a public oilfield services company, from September 2000 to October 2001. Manager of Financial Reporting at Enbridge Inc. from January 2000 to April 2000. Corporate Controller from 1999 to January 2000 and Assistant Corporate Controller from 1997 to 1999 of AGRA Inc., a public engineering company. Mr. Hirji brings to the Corporation over 20 years of experience in financial management, including significant treasury, project management and corporate finance skills. Mr. Hirji received his B.Comm from the University of Calgary and CA while articling with Deloitte & Touche LLP. Mr. Hirji also serves as a director of Added Capital Corp., a capital pool company.

Errin Kimball Vice President, Exploration	August 2006	37	Vice President, Exploration of the Company since August 14, 2006, and Vice President, Exploration of Oilsands Quest Inc., a subsidiary of the Company, since July 2005. From January 2002 until June 2005, Mr. Kimball was Chief Geologist at Synenco. He was also a geological consultant for Synenco from 2000 until he assumed his staff position in 2002.

Patricia A. Beatch Vice President, Corporate & Strategic Development	September 2006	40	Vice President, Corporate & Strategic Development of the Company since September 2006. Since 1997, Ms. Beatch has served as Co-chairperson on the NewGrade Energy Inc. Board of Directors, and since 1999, Ms. Beatch has been a consultant providing finance and project management services for various clients. Ms. Beatch also served as Vice President, Finance and Administration of Crown Investments Corporation of Saskatchewan (CIC) from 1995 to 1997, and Vice President, Investments of CIC from 1997 to 1999. Ms. Beatch received her B. Admin. from the University of Regina and her C.A. in 1991 while working for Ernst & Young.

Name of Director or Officer and	Officer or
Position in the Company	Director Since	Age	Office(s) Held and Other Business Experience
Ronald Phillips Director	February 2006	40	Director of the Company since February 2006 and also a member of the Company’s Audit, Compensation, and Governance and Nominating Committees. Former director of Oilsands Quest, Inc., a subsidiary of the Company from May 2006 to August 2006. A managing member of Saturn Capital Management LLC and the Portfolio Manager for the DKR Saturn Event Driven Program from July 2002 to present. DKR Saturn Event Driven is a $80 million hedge fund affiliated with DKR Capital Inc., located in Stamford, Connecticut. Mr. Phillips is also a director of Admiral Bay Resources, Inc., a coal bed methane company incorporated in British Columbia and traded on the Toronto Stock Exchange.

Thomas Milne Director	August 2006	59	Director of the Company since August 14, 2006 and a director of Oilsands Quest Inc., a subsidiary of the Company, since November 2004. Mr. Milne is also a member of the Company’s Audit, Compensation and Governance and Nominating Committees. Mr. Milne is a principal of NEX Industries, a boutique merchant banking partnership specializing in advisory and transaction services, governance, succession, strategic planning and financing. He has had an extensive career in international finance as director, chief financial officer and treasurer of major public corporations in the energy and technology sectors and as an investment banker and foreign exchange trader in a major Canadian bank. From April 2000 to April 2005, Mr. Milne was the Chief Financial Officer of Big Sky Energy Corp., and from September 2002 to February 2004, Mr. Milne was a Senior Partner of Meyers, Norris, Penney LLP. Mr. Milne has also served as a director for the following public companies: Big Sky Energy Corp., Calcite Inc., Go Sports Entertainment, Inc., NX Capital Corp., Added Capital Corp., and Longview Petroleum Corp.

Name of Director or Officer and	Officer or
Position in the Company	Director Since	Age	Office(s) Held and Other Business Experience
Gordon Tallman Director	August 2006	64	Director of the Company since August 14, 2006 and a member of the Company’s Audit, and Compensation Committees and is Chair of the Governance and Nominating Committee. Mr. Tallman retired as the Senior Vice-President, Royal Bank of Canada, and head of the complete Prairies Region of Canada – Alberta, Saskatchewan and Manitoba, after a banking career spanning 42 years. Mr. Tallman is a member of the Board of Directors/Trustees of Big Rock Brewery Income Trust, ECL Group of Companies Ltd., Investment Saskatchewan Inc. and PFB Corporation. He is Chairman of the Board of CV Technologies, Inc. and Chairman of the Board of Trustees of Enbridge Income Fund. He has also served on the Boards of Canadian Utilities Ltd., Calgary and Gwich’n Development Corporation, Inuvik, NWT. Mr. Tallman is a graduate of the Institute of Corporate Directors – Corporate Governance College.

William Scott Thompson Director	August 2006	57	Director of the Company since August 14, 2006 and former director of Oilsands Quest Inc., a subsidiary of the Company, from June 2005 to August 2006. Mr. Thompson has over 25 years of experience in the oil and gas industry. He has been President and a director of Clear Creek Oil & Gas, Inc., a natural gas exploration company, since November 2000. Secretary/Treasurer and director of Forster Drilling Corporation, which builds land drilling rigs and provides contract drilling services to oil and gas exploration and production companies, from March 2005 to present. President and director of Harris-Forbes, Inc., an investment banking company to the energy sector, from May 2005 to present. President and a director of Process Technology Systems, Inc. from 1998 to present. President and a director of Eurotrade Financial, Inc., an investment banking company, from June 1993 to May 2005.
Except as indicated in the above table, no director of the Company is a director of an entity that has its securities registered pursuant to Section 12 of the Exchange Act.
Audit Committee
We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and Section 121A of the American Stock Exchange Company Guide. The following persons serve on our audit committee: Ronald Phillips, Thomas Milne and Gordon Tallman. Messrs. Phillips, Milne and Tallman are each “independent” as that term is defined in Section 121A of the American Stock Exchange Company Guide and SEC Rule 10A -3 under the Exchange Act of 1934. Mr. Milne is the financial expert for the audit committee.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth as of September 26, 2006, the number of shares of the Company’s Common Stock and Exchangeable Shares (as described in footnote 1) beneficially owned by each of the Company’s directors, the Company’s executive officers and each named executive officer, the number of shares of the Company’s Common Stock beneficially owned by each person who owned of record, or was known to own beneficially, more than 5%, and the number of shares of the Company’s Common Stock and Exchangeable Shares beneficially owned by all of the Company’s directors and named executive officers as a group:

		Amount and Nature
Name and Address of		of		Percent of
Beneficial Owner	Position	Beneficial Ownership		Common stock
T. Murray Wilson Suite 205,707-7th Avenue S.W., Calgary, Alberta CANADA T2P 3H6	Executive Chairman and Chairman of the Board	2,091,800	(2)	1.6%
Ronald Phillips Suite 205,707-7th Avenue S.W., Calgary, Alberta CANADA T2P 3H6	Director	1,948,000	(3)	1.5%
Christopher H. Hopkins Suite 205, 707-7th Avenue S.W., Calgary, Alberta CANADA T2P 3H6	Chief Executive Officer, President and Director	20,831,400	(4)	13.9%
Karim Hirji Suite 205, 707-7th Avenue S.W., Calgary, Alberta CANADA T2P 3H6	Chief Financial Officer	5,400,500	(5)	4.0%
Thomas Milne Suite 205, 707-7th Avenue S.W., Calgary, Alberta CANADA T2P 3H6	Director	2,833,850	(6)	2.1%
William Scott Thompson Suite 205, 707-7th Avenue S.W., Calgary, Alberta CANADA T2P 3H6	Director	2,582,500	(7)	2.0%
Gordon Tallman Suite 205, 707-7th Avenue S.W., Calgary, Alberta CANADA T2P 3H6	Director	75,000	(8)	*

		Amount and Nature
Name and Address of		of		Percent of
Beneficial Owner	Position	Beneficial Ownership		Common stock
Errin Kimball Suite 205, 707-7th Avenue S.W., Calgary, Alberta CANADA T2P 3H6	Vice President, Exploration	3,336,900	(9)	2.5%
Patricia A. Beatch Suite 205, 707-7th Avenue S.W., Calgary, Alberta CANADA T2P 3H6	Vice President, Corporate & Strategic Development	37,500	(10)	*
Thornton Donaldson 206-475 Howe St. Vancouver, B.C. CANADA V6C 2B3	Former President and Chief Executive Officer	2,157,000	(11)	1.6%
All directors, executive officers and named executive officers as a group (10 persons)(12)	—	41,294,450		24.5%

* Indicates less than one percent.

(1)	The amounts and percentages in these columns reference Exchangeable Shares and options to purchase Exchangeable Shares (discussed further below) that were issued by OQI in exchange for OQI common stock and stock options pursuant to that certain Reorganization Agreement dated June 9, 2006 (the transactions contemplated in the Reorganization Agreement were consummated on August 14, 2006 and the closing under that Agreement is referred to as the “Reorganization”). Each Exchangeable Share (or exercised option) is convertible into one share of the Company’s common stock and the expiration date of each Exchangeable Share is August 14, 2013 (unless stock options to purchase Exchangeable Shares have an earlier expiration date). The information related to stock options to purchase Exchangeable Shares owned by each director, executive officer and each named executive officer, if any, is disclosed in the respective footnotes to the Amount and Nature of CanWest Beneficial Ownership.

(2)	Includes vested options to purchase 2,075,000 shares of Common Stock. This number does not include unvested options to purchase 2,525,000 shares of the Company’s common stock.

(3)	Includes: (i) vested options to purchase 525,000 shares of Common Stock; (ii) 600,000 shares of Common Stock owned by DKR Saturn Event Holding Fund, Ltd., of which Mr. Phillips is the manager; and (iii) options to acquire 823,000 Exchangeable Shares. This number does not include unvested options to purchase 175,000 shares of Common Stock.

(4)	Includes: (i) 20,533,850 Exchangeable Shares and options to acquire Exchangeable Shares acquired under the Reorganization Agreement; (ii) 75,000 vested options to acquire the Company’s common stock; (iii) 8,400 shares of the Company’s common stock owned by Mr. Hopkins’ spouse; and (iv) 205,750 Exchangeable Shares owned by Mr. Hopkins’ spouse. The number of shares beneficially owned by Mr. Hopkins does not include (i) unvested options to acquire 823,000 Exchangeable Shares; and (ii) unvested options to purchase 525,000 shares of the Company’s common stock

(5)	Includes: (i) 5,349,500 Exchangeable Shares and vested options to acquire Exchangeable Shares; and (ii) vested options to purchase 50,000 shares of the Company’s common stock. This number does not include (i) unvested options to acquire 823,000 Exchangeable Shares; and (ii) unvested options to purchase 350,000 shares of the Company’s common stock.

(6)	Includes: (i) 16,800 shares of the Company’s common stock owned by Mr. Milne’s affiliate Precise Details, Inc.; (ii) 35,000 shares of the Company’s common stock owned by Mr. Milne’s spouse; (iii) 2,469,000 Exchangeable Shares and options to acquire Exchangeable Shares acquired pursuant to the Reorganization Agreement; (iv) 288,050 Exchangeable Shares acquired by Mr. Milne’s spouse pursuant to the Reorganization Agreement; and (v) vested options to purchase 25,000 shares of the Company’s common stock. The number of shares beneficially owned by Mr. Milne does not include unvested options to purchase 175,000 shares of the Company’s common stock.

(7)	Includes: (i) 500,000 shares of the Company’s common stock held by the WLT Reification Trust for the Benefit of William Scott Thompson; (ii) vested options to acquire 2,057,500 Exchangeable Shares; and (iii) vested options to purchase 25,000 shares of the Company’s common stock. This number does not include unvested options to purchase 175,000 shares of the Company’s common stock.

(8)	Includes vested options to purchase 25,000 shares of the Company’s common stock. This number does not include unvested options to purchase 175,000 shares of the Company’s common stock.

(9)	Includes: (i) 3,292,000 Exchangeable Shares and options to acquire Exchangeable Shares acquired pursuant to the Reorganization Agreement; and (ii) vested options to purchase 37,500 shares of the Company’s common stock. The number of shares beneficially owned by Mr. Kimball does not include (i) unvested options to acquire 823,000 Exchangeable Shares; and (ii) unvested options to purchase 262,500 shares of the Company’s common stock.

(10)	Includes vested options to purchase 37,500 shares of the Company’s common stock. This number does not include unvested options to purchase 262,500 shares of the Company’s common stock.

(11)	Includes: (i) 955,000 shares of common stock held by Mr. Donaldson’s affiliate, United Corporate Advisors, Ltd.; (ii) 22,000 shares of common stock held by Mr. Donaldson’s spouse; (iii) vested warrants to purchase 780,000 shares of common stock; and (iv) vested options to purchase 300,000 shares of common stock.

(12)	Includes securities as reflected in footnotes 2 to 11.
Securities Authorized for Issuance Under Equity Plans as at April 30, 2006

	Number of securities to be issued	Weighted average exercise	Number of securities
	upon exercise of outstanding	price of outstanding options,	remaining available for
Plan Category	options, warrants and rights	warrants and rights	future issuance
Equity compensation plans approved by security holders	Nil	N/A	Nil
Equity compensation plans not approved by security holders	2,650,000 (1)	$ 2.95	2,000,000

Total	2,650,000 (1)	$ 2.95	2,000,000

(1)	Includes: (i) options to acquire 400,000 shares of Common Stock under the Company’s 2005 Stock Option Plan; (ii) options to acquire 2,050,000 shares of common stock under the Company’s 2006 Stock Option Plan; and (iii) warrants to acquire 200,000 shares of Common Stock pursuant to a consultant agreement with Murdock Capital.

Subsequent to April 30, 2006, the Board of Directors increased the shares of common stock available under the 2006 Plan to 13,000,000 shares, and granted an additional 8,040,334 bonus shares and options to purchase shares of Common Stock with a weighted average exercise price of approximately $5.94 per share. At the Company’s annual shareholders meeting, to be held on October 30, 2006, the shareholders will vote on a proposal to amend the 2006 Stock Option plan to authorize shares of common stock that is equal to the lesser of: (i) 15% of the total shares outstanding, or (ii) 30,000,000. As of September 26, 2006, there are approximately 2,859,666 shares available for future issuance under the Company’s stock option plans.
See “Market for the Registrant’s Common Stock and Related Stockholder Matters — Equity Compensation Plans Information” for a description of the Company’s stock option plans.
Changes in Control
None
DESCRIPTION OF SECURITIES
Common Stock
The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.
Our authorized capital stock consists of 250,000,000 shares of $.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, which we may issue in one or more series as determined by our Board of Directors. At our annual shareholders meeting, to be held on October 30, 2006, the shareholders will vote on a proposal to increase our authorized capital stock to 500,000,000 shares of $.001 par value common stock. As of September 26, 2006 there were 129,439,802 shares of common stock issued and outstanding that are held of record by approximately 24,015 shareholders.
Each holder of record of shares of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.
Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.
Preferred Stock
Our Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of common stock and make removal of the Board of Directors more difficult.
Our Board of Directors adopted a shareholders rights plan in March 2006 and reserved 250,000 shares of Series A Junior Participating Preferred Stock. At the Company’s annual shareholders meeting, to be held on October 30, 2006, the shareholders will vote on a proposal to adopt the shareholders rights plan. This shareholders rights plan could have the effect of discouraging, delaying or preventing an acquisition.
In addition, the Company has designated one preferred share as Series B Preferred Stock (the “Series B Preferred Share”), which is held by Computershare Trust Company of Canada (“CTC”). The Exchangeable Shares were issued by OQI as part of the Reorganization, and are exchangeable at any time on a one-for-one basis, at the option of the holder, for CanWest shares of common stock. An Exchangeable Share provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of CanWest common stock. The holders of the Exchangeable Shares will receive up to an aggregate of 76,504,302 shares of CanWest common stock at each holder’s election. CTC will vote the one Series B Preferred Share as indicated by the individual holders of Exchangeable Shares. The one Series B Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders.
The Company has no present plans to issue any additional shares of preferred stock.
Dividends
We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.
LEGAL MATTERS
Burns, Figa & Will, P.C., Greenwood Village, Colorado has issued an opinion with respect to the validity of the shares of common stock being offered hereby.
EXPERTS
Pannell Kerr Forster, Vancouver, Canada, Independent Registered Public Accounting Firm, have audited, as set forth in their report thereon appearing elsewhere herein, CanWest Petroleum

Corporation’s (f/k/a Uranium Power Corporation) financial statements as of April 30, 2006 and 2005 and for each of three years and cumulative periods ending April 30, 2006 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the registered independent public accounting firm’s opinion based on their expertise in accounting and auditing.
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Our Articles of Incorporation provide that we shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in our best interest with respect to actions taken in the person’s official capacity; (iii) were reasonably believed not to be opposed to our best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified. A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
BUSINESS
Background and Corporate Structure
We are a Colorado corporation formed on April 3, 1998 as Uranium Power Corporation. On November 2, 2004 we changed our name to CanWest Petroleum Corporation. At our 2006 annual shareholders meeting, to be held on October 30, 2006, the shareholders will vote on a proposal to change our name to Oilsands Quest Inc. During the financial year ended April 30, 2006 our head office was located in Vancouver, British Columbia. In May 2006, we relocated our head office to Suite 1005, 550 — 11th Avenue S.W., Calgary, Alberta, Canada T2R 1M7. Effective July 24, 2006 the Company’s principal office was moved to 205, 707 — 7th Avenue S.W., Calgary, Alberta, Canada T2P 3H6.
The Company operates through three subsidiary corporations and conducts limited joint venture activities directly. Our primary operating subsidiary is Oilsands Quest Inc. (“OQI”) (formerly 808099 Alberta Ltd.), an Alberta corporation. As of August 14, 2006 we own 100% of the issued and outstanding voting common shares of OQI. OQI was established as the operating subsidiary of the Company to explore for and develop oil sands deposits in the Province of Saskatchewan and is currently conducting Saskatchewan’s first major oil sands exploration program.
In addition to OQI, we also have the following operating subsidiaries:
•	We own 100% of Township Petroleum Corporation, an Alberta corporation (“Township”). Township owns an oil sands lease in the Province of Alberta acquired in 2005 (the “Eagles Nest Prospect”) and is currently developing plans for exploring the oil sands potential on the lease.

•	We own 100% of Western Petrochemicals Corp. (“WPC”), an Alberta corporation. WPC owns certain rights relating to exploration for oil shale, referred to as the Pasquia Hills Oil Shale Prospect.
General Development of the Business
Initially our primary business activity was in the exploration for uranium and petroleum in Canada. However, during the year ended April 30, 2003 we wrote off our investments in the uranium resource properties as we had no further plans to develop them. We then began to actively seek new business opportunities in the oil and gas sectors.
Over the past three years, the Company has focused primarily on business opportunities in the oil and gas sector, and in particular the oil sands and oil shale sectors in western Canada. We are currently focused on the exploration, delineation and ultimate exploitation of bitumen through the activities being conducted by OQI, as described below under “Oilsands Quest Inc.”
In addition, we have certain other business opportunities that may be developed but which are not, when compared to OQI, as significant to the Company at this time, as described below under “The Company’s Other Business Opportunities”.
Oilsands Quest Inc. (formerly known as the Firebag East oil sands prospect)
On September 24, 2004, we acquired all of the issued and outstanding shares of 808099 Alberta Ltd., which was previously inactive, and on November 3, 2004 this company changed its name to Oilsands Quest Inc. Following external issuances of equity by OQI, at July 31, 2006 CanWest owned 64.08% of the common shares of OQI. On August 14, 2006, CanWest closed a reorganization agreement with OQI, which was initially executed on June 9, 2006, whereby CanWest acquired the minority interest in OQI, going from a 64.08% ownership interest to a 100% voting interest (the “Reorganization Agreement” or the “Reorganization”). In connection with the Reorganization Agreement, CanWest also entered into a Voting and Exchange Trust Agreement with OQI and Computershare Trust Company of Canada (“CTC”), and a Support Agreement with OQI. Collectively, these agreements are referred to as the “Acquisition Agreements.”
According to the Acquisition Agreements, all OQI common shares other than those held by CanWest were exchanged for a new class of OQI shares called Exchangeable Shares pursuant to a ratio of one OQI common share to 8.23 Exchangeable Shares. The Exchangeable Shares are exchangeable at any time on a one-for-one basis, at the option of the holder, for CanWest shares of common stock. An Exchangeable Share provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of CanWest common stock. Holders of Exchangeable Shares have registration rights with respect to the resale of CanWest common stock to be received upon exchanging the Exchangeable Shares into CanWest shares. The holders of the Exchangeable Shares will receive up to an aggregate of 76,504,302 shares of CanWest common stock at each holder’s election. The Exchangeable Shares are represented for voting purposes in the aggregate by one share of CanWest Series B Preferred Stock (the “Preferred Share”), which Preferred Share is held by CTC. CTC will in turn vote the one Preferred Share as indicated by the individual holders of Exchangeable Shares. The one Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders.
OQI’s business plan is to focus on the exploration, delineation and ultimate exploitation of bitumen resources on its exploration permits located in the Province of Saskatchewan.
Exploration Permits
On September 29, 2004, we acquired a 49% interest through OQI in certain Oil Shale Exploration Permits (the “Exploration Permits”) that covered approximately 2,000 square miles (1,400,000 acres) in northwestern Saskatchewan along the Alberta border. The 49% interest in the Exploration Permits was acquired for $769,125, plus 50,000 of our Common Stock and a 2.5% gross overriding royalty. In order to finance the purchase of the 49% interest, OQI borrowed funds from the Company in the form of a convertible debenture. On November 18, 2005, the principal and accrued interest on the debenture was converted into 788,769 common shares of OQI.
We entered into an agreement dated November 8, 2004, as amended (the “WCM Agreement”), to acquire all of the shares of Western Canadian Mint Inc. (“WCM”), a company that owned all of the shares of American Oilsands Company Inc. (“AOC”), which owned the remaining 51% working interest in the Exploration Permits, subject to a $0.11 per recoverable barrel royalty held by various arm’s length parties subject to a buy down. Prior to completing this acquisition, we assigned all of our rights and obligations to OQI pursuant to a letter agreement dated November 12, 2004 and an assignment dated April 27, 2005. As a result, on May 3, 2005, pursuant to the terms of the WCM Agreement, OQI acquired all of the outstanding shares of WCM. The combined consideration paid by us and OQI was $1,202,131, and two million shares of our Common Stock and the assumption of $0.11 per recoverable barrel royalty held by various arm’s length parties. WCM was then merged with OQI.
As a result of these transactions, OQI holds an undivided 100% interest, subject to the above noted royalties, in Saskatchewan Oil Shale Exploration Permits nos. PS00205, PS00206, PS00207, PS00208, PS00209, PS00210, PS00211, PS00212, PS00213, PS00214, PS00215, PS00216, and PS00217, granted on June 1, 2004 under the provisions of the Oil Shale Regulations, 1964, as amended, from time to time by the Province of Saskatchewan (“Permit Lands”).
The Exploration Permits provide for the right to explore, mine, quarry and work the Permit Lands for a term of five years to May 31, 2009 unless extended or until a lease has been granted for their development. In accordance with the terms of Exploration Permits, on May 31, 2005, OQI relinquished 40% of the total acreage covered by the permits. OQI was required to relinquish another 40% of the remaining acreage by May 31, 2006. OQI requested an extension of the May 31, 2006 relinquishment from the Province of Saskatchewan. OQI will undertake this relinquishment once a decision is made by the Province of Saskatchewan. On July 18, 2006, the Permit Lands comprised an area of approximately 846,690 acres, subject to relinquishment of an additional 338,676 acres in the future. Following all relinquishments to the Province of Saskatchewan, the Permit Lands will comprise an area of approximately 508,000 acres.
The Exploration Permits are subject to rental payments and certain levels of expenditure annually on the applicable lands pursuant to government regulations. The annual rent payments are payable in advance and are $0.053 ($0.06 CDN) per acre for the current permit year escalating to $0.088 ($0.10 CDN) per acre in the fifth year. The required exploration expenditures to hold the Exploration Permits for the current permit year are $0.053 ($0.06 CDN) per acre escalating annually to $0.088 ($0.10 CDN) per acre in the fifth year. OQI is in compliance with the annual rental and current expenditure requirements
Gross Overriding Royalties on OQI Permit Lands
As part of the acquisition of the Permit Lands, OQI assumed a 2.5% gross overriding royalty (“GORR”) to Stripper Energy Services Inc. (“Stripper Energy”) and $0.11 per barrel royalties on petroleum products recovered from the Permit Lands, held by various parties. On August 15, 2006, the Company, closed a transaction under a Share Purchase Agreement (the “Agreement”) with the shareholders (“Shareholders”) of Stripper Energy Services Inc. (“Stripper Energy”).
The Company purchased from the Shareholders all of the issued and outstanding shares of Stripper Energy’s common stock for a total purchase price of $20,000,000 CDN ($17,832,373) including the original option payment of $1,250,000 CDN. Stripper Energy owns the GORR royalty on OQI’s permit lands in Saskatchewan. As a result of the transaction, the 2.5% GORR is now held by a wholly owned subsidiary of the Company.
The Oil Sands Industry
According to the National Energy Board of Canada (the “NEB”) oil sands contain sand, clay, water and bitumen, a heavy, tar like, viscous form of crude oil, with a density of approximately 8 degrees to 14 degrees API. Bitumen-bearing geologic formations, typically containing up to 18 percent bitumen saturation by weight, can be situated near the surface or hundreds of feet below. As stated in a paper prepared by the Petroleum Communication Foundation (the “PCF”), recovery of oil sands from formations above 75 meters (250 feet) is by open-pit mining; for deeper formations, in-situ recovery techniques such as steam-assisted gravity drainage (“SAGD”) are used. Development in the oil sands industry in Canada to date has been focused primarily in Alberta.

The Alberta Energy Utilities Board (the “AEUB”) estimates there are 1.6 trillion barrels of bitumen resource in place in Alberta of which 315 billion barrels are thought to be recoverable. The NEB has stated that initial established reserves (some 178 billion barrels) are considered sufficient to meet 250 years of Canadian crude oil demand at current rates. According to the 2006 Canadian Energy Survey prepared by PricewaterhouseCoopers (“PWC”) there are three main deposits of oil sands in Alberta: Athabasca, which represents approximately 80 percent, Cold Lake which represents approximately 12 percent and Peace River which represents approximately 8 percent. The AEUB has estimated that together, they occupy an area of about 140,000 square kilometers (54,000 square miles).
North America’s energy needs are increasingly being met by bitumen produced from mining and in-situ operations in Alberta’s oil sands. According to the Canadian Association of Petroleum Producers in 2005, Canada’s crude oil and equivalent production totaled about 2.5 million barrels/day; more than two-thirds of this, 1.7 million barrels/day, came from Alberta, which included about one million barrels/day from the oil sands. In their survey PWC stated production from the oil sands is expected to more than double by 2010 and, by 2015, to increase to 3.0 million barrels/day. Total crude oil production is estimated to grow to 4.6 million barrels/day in 2015 and then to 4.9 million barrels/day by 2020. According to the Province of Saskatchewan, Saskatchewan is Canada’s second largest oil producer (after Alberta) and produces about 17% of Canada’s total oil production.
Exploration for commercially viable oil sands deposits has traditionally focused on Alberta, resulting in the establishment of mining and in-situ projects in the Athabasca oil sands region and in-situ projects in Cold Lake and Peace River deposits. Production from the world’s first commercial oil sands mine came on stream in 1967. The second mining operation came on stream in 1973; commercial in-situ projects also began contributing production from deeper oil sands deposits in the 1970s. As stated by PWC in their survey at the beginning of 2006, there were three mining projects and 12 in-situ projects operating in the oil sands in Alberta and more than 60 projects in various stages of planning. The lead time for production from an oil sands project is generally a minimum of seven to ten years from initial exploration.
Resource Potential Report
In October 2004, OQI engaged Dr. Michael Ranger, PhD, to conduct an assessment of the bitumen potential of the Permit Lands based upon available historical drilling data. Dr. Ranger is an independent geological consultant specializing exclusively in the oil sands industry. Dr. Ranger concluded that the bitumen-bearing east-west valley trends observed in northeast Alberta’s Athabasca oil sands (e.g. Suncor’s Firebag project and others) are assumed to extend onto the Permit Lands. The Ranger Report recommended that exploration work consisting primarily of core well stratigraphic testing be undertaken, initially on the western half of the Permit Lands.
Activities to Date
In January 2005, OQI submitted an application to the Saskatchewan government for its Phase I exploration program of up to 25 core holes. In October 2005, OQI received regulatory approval for the Phase I program after the completion of various on-site, environmental and access assessments. Building of site infrastructure, including road access and portable camp housing installation began in November 2005 and the exploration drilling began in December 2005. In January 2006, OQI’s first hole intersected bitumen-bearing McMurray formation. The Phase I exploration drilling ended in April 2006 with interim results to date indicating 19 of 24 holes having intersected the bitumen bearing McMurray formation, representing an 80 percent success rate.
In interim drilling results announced on June 14, 2006, we noted that eight wells drilled in the best three-section block had an average pay zone of 19 metres (62 feet), with one hole having more than 28 metres (91 feet) of pay. Grades of bitumen saturation by weight for those eight wells were up to 18 percent. In August 2006 the Company received the independent geological consultants’ assessment of in-place volumes of bitumen in the area covered by the Winter 2005/2006 exploration program. The assessment, prepared by Norwest Corporation of Calgary, was made in accordance with the Canadian Oil and Gas Evaluation Handbook (COGEH), which is a primary reference for reporting resources under National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities. The area covered in the assessment represents approximately 1.4 percent of OQI’s net Permit lands of approximately 508,000 acres.
Activity and planning of infrastructure improvements was also undertaken during the three months ended July 31, 2006. Two new housing complexes were designed and ordered for installation late in 2006. These will bring manpower capacity to over 150 persons, sufficient to support the needs of the planned 250 hole drilling program. Access road improvements were initiated, aggregate pits identified, extraction rights secured and the installation of an airstrip has been approved. We have incurred approximately $8.5 million CDN to July 31, 2006 related to this exploration effort.
Outlook
OQI’s budget for its current exploration programs is $40 million. The company is undertaking a geophysical evaluation program and drilling in the area of the west block discovery area. Environmental and archaeological survey work will also be undertaken. OQI will conduct a second drilling program in winter 2006/2007, which will consist of up to 250 holes. Regulatory approval has been received for these programs, including the construction of 80 kilometers of new access roads (of which 36 kilometers have already been completed) to link the proposed drill sites. In this area of Saskatchewan, the winter drilling season, which is dependent on weather conditions, is typically from November to April. Eight drilling rigs and the related infrastructure expenditures have been committed to the 2006/2007 planned work.
OQI believes that it has sufficient funding to complete the upcoming summer and winter 2006/2007 exploration programs. Additional funding will be required if the current exploration programs are increased in scope or changes are made to current plans. Cash requirements over the next two years are expected to be in the $50 million to $100 million range and will be dependent on the results of the exploration drilling programs, success in obtaining further exploration permits and the ability to finance planned expenditures.
The Company’s Other Business Opportunities
Township Petroleum Corporation (“Eagles Nest Prospect”)
On August 25, 2005 Township acquired Oil Sands Lease No.7405080355 (the “Eagles Nest Oil Sands Lease”) located in northern Alberta for $727,187 in an Alberta Crown land sale. This prospect, known as the Eagles Nest Prospect, comprises an area of approximately 22,800 acres and is located in the Athabasca oil sands region in Alberta in Township 101, Range 13 West of the fourth Meridian. The lease provides for the right to drill for, win, work and recover and the right to remove bitumen resources from the lease for a term of 15 years, subject to the Mines and Minerals Act, Alberta.

Prior to bidding on the Eagles Nest Prospect, on June 1, 2005, Township entered into an agreement with three third parties (collectively the Triple 7 Joint Venture) to post, acquire, develop and produce oil sands deposits located in the Athabasca Region of Alberta, Canada (the Triple 7 Joint Venture Agreement). As a result of this agreement, Township acquired one lease consisting of approximately 22,800 acres (the “Eagles Nest, Oil Sands Lease”) at a cost of $727,187. Pursuant to the terms of this agreement CanWest issued the Triple 7 Joint Venture 114,015 of its common shares with a deemed value of $127,432. Township has also agreed to pay the Triple 7 Joint Venture partners, as ongoing fees, $132,544 ($150,000 CDN) in cash or common shares of CanWest (at the discretion of the Company) on the first and second anniversary dates of the agreement. Shares issued under the agreement are subject to “piggyback” registration rights. On the third anniversary date and each subsequent anniversary date of the agreement Township shall pay to the Triple 7 Joint Venture $397,632 ($450,000 CDN) until such time as the lease is surrendered or a commercial project has been identified. In the event that Township receives a feasibility study, conducted by an independent third party, that indicates that a commercial project is economic and wishes to construct a commercial project, Township is required to notify the Triple 7 Joint Venture. Upon commencement of construction of such a commercial project Township shall pay to the Triple 7 Joint Venture the sum of $5,301,758 ($6,000,000 CDN). In addition to such payments Township has granted each of the three Triple 7 Joint Venture partners a royalty in the acquired leases of $0.027 ($0.03 CDN) on each barrel of crude bitumen produced, saved and sold or $397,632 ($450,000 CDN) per year, whichever is greater. Such royalty is governed by the royalty procedure, which stipulates, among other things, that the royalty will be secured by a lien, first charge or security interest on the royalty lands, and that the royalty is assignable or transferable subject to a right of first offer to Township.
To finance the acquisition of the project CanWest issued convertible debentures pursuant to which Township also granted royalties as to $0.0051 ($0.0058 CDN) , net after a buy back, on each barrel of crude bitumen produced, saved and sold from the project.
Pursuant to the terms of the lease the Township’s annual lease rental payments are $28,502 ($32,256 CDN).
Over the winter of 2005/2006, we undertook a detailed assessment of the historical data available on the Eagles Nest Prospect and we initiated planning an exploration strategy for the prospect area. The Company has incurred $159,020 in related costs during the fiscal year ended April 30, 2006 and no costs were incurred during the three months ended July 31, 2006. The Company’s strategy for exploring the Eagles Nest Prospect is currently being evaluated by management and a detailed plan and exploration budget is expected to be developed by the winter of 2006/2007.
Pasquia Hills Oil Shale Prospect
The Pasquia Hills Oil Shale Prospect covers approximately 629,381 acres (497,377 net) located near Hudson Bay, Saskatchewan and is comprised of nine Saskatchewan Oil Shale Exploration Permits which are 100% owned through the Company’s subsidiaries. The permits provide for the right to explore, mine, quarry and work the permit lands, but not to produce or recover oil shales except for test purposes until a lease has been granted.
Seven of the permits were granted in September, 2006 under the provisions of the Oil Shale Regulations, 1964, as amended, from time to time by the Province of Saskatchewan and have a five year term. Two of the permits are scheduled to expire in 2006 unless extensions are granted or the permit lands are converted to leases.
The key challenge to producing kerogen shale on a commercial basis lies in finding an economic process. The overall prospects for this project will continue to be examined in 2006 and beyond, with a budgeted expenditure of $4.5 million ($5.0 million CDN) for 2006/07.

Apex Joint Ventures
CanWest has entered into joint venture agreements with Apex Engineering Inc. to fund research and development of emerging technologies. The three technologies are related to oil sands production and processes:
•	Sulfoxy and CaO technologies which both involve oxidation and modification of bitumen asphaltenes and are intended to improve bitumen recovery in the case of both surface mineable and in-situ oil sands;

•	NST (non-segregated tailings) technology relates to improvements in water quality of tailings ponds; and

•	VPT (vibrating plate thickener) technology relates to enhancing the solids content of tailings ponds.
Energy 51 Inc.
Energy 51 Inc. (“Energy 51”) is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. On April 7, 2004, CanWest entered into an equity participation and farm-out agreement with Energy 51 Inc. We current ly own a 1.8% equity interest in Energy 51 and no longer maintain a right to participate in future Energy 51 farm-out prospects.
Government Regulation
Our business is subject to various federal, provincial and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. In Saskatchewan, the legislated mandate for the responsible development of the province’s oil and gas resources is set out in the The Department of Energy and Mines Act that provides the Minister with the responsibility for the exploration, development, management and conservation of non-renewable resources. The Oil and Gas Conservation Act allows the orderly exploration for, and development of, oil and gas in the province and optimizes recovery of these resources. The exploration of oil shales, which includes oil sands, is regulated under The Oil Shale Regulations, 1964, as amended from time to time, made under The Mineral Resources Act, 1959. These regulations apply to oil shale rights that are the property of the Province and establish the terms under which exploration permits and leases are granted. Since 2005, the Province of Saskatchewan has undertaken a consultation review process with all stakeholders in an effort to update the oil sands and oil shale regulations. This update is intended to align regulations better with other regimes in the country and to encourage exploration and development activity in the Province.
In Alberta, oil sands activities are legislated under the Mines & Minerals Act which governs the management and disposition of rights in Crown owned mines and minerals, including the levying and collecting of bonuses, rental and royalties. The Oil Sands Conservation Act establishes a regulatory regime and scheme of approvals administered by the AEUB for the development of oil sands resources and related facilities in Alberta. The Acts are supported by the following regulations: Oil Sands Tenure Regulation, Oil Sands Royalty Regulation 1984, Oil Sands Royalty Regulation, 1997, Experimental Oil Sands Royalty Regulation, Oil Sands Conservation Regulation, Mines and Minerals Administration Regulation.
Regardless of provincial jurisdiction, we are required to comply with the environmental guidelines and regulations established at the federal, provincial and local levels for our field activities and access requirements on our permit lands and leases. Any development activities, when determined, will require, but not be limited to, detailed and comprehensive environmental impact assessments studies and approvals of federal, provincial and local regulators. Each provincial jurisdiction also maintains specific royalty regimes that will be applied to all oil sands and oil shale development projects consistent with other resource developments.

Employees
As at July 31, 2006 CanWest had four employees, including T. Murray Wilson, Executive Chairman. As at July 31, 2006 OQI had six employees, including Christopher H. Hopkins, President and Chief Executive Officer, and Karim Hirji, Chief Financial Officer. Subsequent to July 31, 2006, effective with the Reorganization Messrs. Hopkins and Hirji became officers of CanWest, and their prior employment agreements were replaced with CanWest employment agreements. Mr. Hopkins now serves as President and Chief Executive Officer of CanWest, and Mr.  Hirji now serves as Chief Financial Officer of CanWest. T. Murray Wilson now serves as Executive Chairman of CanWest. The combined operating team has been increased to 14 individuals with the hiring of two senior executives, a chief geologist, and two managers. Additional employees will be added as activity levels dictate and field exploration activities increase. CanWest continues to rely extensively on the services of its officers and directors.
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
Cautionary Statement about Forward-Looking Statements
The registration statement of which this prospectus is a part includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this registration statement that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements include discussion of such matters as:
•	The amount and nature of future capital, development and exploration expenditures;

•	The timing of exploration activities;

•	Business strategies and development of our business plan and drilling programs; and

•	Potential estimates as to the volume and nature of petroleum deposits that are expected to be found present when lands are developed in a project.
Forward-looking statements also typically include words such as “anticipate”, “estimate”, “expect”, “potential”, “could” or similar words suggesting future outcomes. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as the volatility and level of oil and natural gas prices, currency exchange rate fluctuations, uncertainties in cash flow, expected acquisition benefits, exploration drilling and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the caption “Risk Factors,” many of which are beyond our control. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.

The Company is under no duty to update any of these forward-looking statements after the date of this prospectus. You should not place undue reliance on these forward-looking statements.
Plan of Operation (All amounts are in US dollars unless otherwise indicated.)
CanWest, together with its subsidiaries, is in the exploration stage and does not currently have any income from operating activities. The Company has sufficient working capital and other capital resources to meet the obligations anticipated by its presently planned activity programs until April 2007. To the extent these plans may be adjusted or other business opportunities are identified, management may seek to raise additional capital through the issuance of equity and or debt. No assurance can be given that the Company will be successful in raising additional capital or that other opportunities will be found.
On May 1, 2006, CanWest entered into an executive employment agreement with its new President and Chief Executive Officer whereby that officer received options under the 2006 stock option plan to acquire up to 4,000,000 common shares at an exercise price equal to the per share fair market value on the day of the grant, subject to certain vesting conditions. CanWest also paid him signing bonuses of $135,123 and agreed to pay him $265,088 ($300,000 CDN) per year in salary. This agreement also contains termination clauses whereby CanWest has agreed to pay, subject to certain conditions, an amount equal to one and one-half times his annual salary, benefits and bonuses and an acceleration of the vesting period of options outstanding should he be terminated for reasons other than cause or CanWest undergoes a change in control.
Effective May 1, 2006, the OQI Board of Directors increased the compensation of Mr. Hopkins and Mr. Hirji to $265,088 ($300,000 CDN) and $220,907 ($250,000 CDN) per annum, respectively, and granted options to each of them. Subsequent to July 31, 2006, effective with the Reorganization Messrs. Hopkins and Hirji became officers of CanWest, and their prior employment agreements were replaced with CanWest employment agreements. Mr. Hopkins now serves as President and Chief Executive Officer of CanWest, and Mr. Hirji now serves as Chief Financial Officer of CanWest. T. Murray Wilson now serves as Executive Chairman of CanWest.
CanWest entered into a reorganization agreement with Oilsands Quest, Inc. (“OQI”) on June 9, 2006, whereby CanWest would increase it ownership interest in OQI, going from a 64.08% ownership interest to a 100% voting interest (the “Reorganization Agreement”). CanWest and OQI completed the reorganization pursuant to the Reorganization Agreement on August 14, 2006, as described under “General Development of the Business”.
Oilsands Quest Inc.
As described under “General Development of the Business”, OQI completed its initial Phase I exploration drilling program in April 2006. OQI’s current budget for its upcoming exploration programs to be conducted through April 2007 is $40 million.
During the three months ended July 31, 2006 the Company, through its operating subsidiary, OQI, conducted a wide range of exploration activities. In August 2006 the Company received the independent geological consultants’ assessment of in-place volumes of bitumen in the area covered by the Winter 2005/2006 exploration program. The assessment, prepared by Norwest Corporation of Calgary, was made in accordance with the Canadian Oil and Gas Evaluation Handbook (COGEH), which is a primary reference for reporting resources under National Instrument 51-101 Standards of

Disclosure for Oil and Gas Activities. The area covered in the assessment represents approximately 1.4 percent of OQI’s net Permit lands of approximately 508,000 acres.
The End of Season report for the Winter 2005/2006 exploration drilling program documenting conformance of the actual field program with the plans provided in the original application, was prepared and submitted to the Canadian federal and provincial governments.
Previously in March 2006, OQI received approval to conduct its winter 2006/2007, 150 hole exploration drilling program, including construction of approximately 60 miles (100 kilometres) of new access road. This program is designed to test the prospectivity of OQI’s Permit lands along the west edge of the property, adjacent to the Alberta/Saskatchewan border.
In July 2006, an application was prepared and submitted to governments for a second exploration program. The purpose of this effort was to expand the area of the discovery made in the prior winter. This exploration program consisting of a geophysical survey, airborne surveys and the drilling of an additional 100 holes has been approved.
Activity and planning of infrastructure improvements was also undertaken during the three months ended July 31, 2006. Two new housing complexes were designed and ordered for installation late in 2006. These will bring manpower capacity to over 150 persons, sufficient to support the needs of the planned 250 hole drilling program. Access road improvements were initiated, aggregate pits identified, extraction rights secured and the installation of an airstrip has been approved. Eight drilling rigs and the related infrastructure expenditures have been committed to the 2006/2007 planned work.
In accordance with the terms of its exploration permits, OQI relinquished 40% of the total acreage covered by the Permits on May 31, 2005, and was required to relinquish another 40% of the remaining acreage by May 31, 2006. OQI has requested an extension of the 2006 relinquishment from the regulator and will undertake the relinquishment once the regulator makes a decision .. As at September 26, 2006, the Permits lands comprised an area of approximately 847,000 acres and following all relinquishments the Permits lands will comprise an area of approximately 508,000 acres.
OQI believes that it has sufficient funding to complete the upcoming 2006/2007 exploration programs. Additional funding will be required if the current exploration programs are increased in scope or changes are made to current plans. Cash requirements over the next two years are expected to be in the $44.8 million ($50 million CDN) to $89.6 million ($100 million CDN) range and will be dependent on the results of the exploration drilling programs, success in obtaining further exploration permits and the ability to finance the planned expenditures.

Township Petroleum Corporation (“Eagles Nest Prospect”)
As described under “ The Company’s Other Business Opportunities”, Township acquired the Eagles Nest Oil Sands Lease for $727,187 in August, 2005 and incurred $176,732 in exploration costs while undertaking the planning of an exploration strategy for the Eagles Nest Prospect. The Company’s strategy for exploring the Eagles Nest Prospect is currently being evaluated by management and a detailed plan and exploration budget is expected to be developed by the winter of 2006/2007. No activity was carried out on this asset during the three months ended July 31, 2006.
Pasquia Hills Oil Shale Prospect
As described under “The Company’s Other Business Opportunities”, the Pasquia Hills Oil Shale Prospect covers approximately 629,381 acres (497,377 net) located near Hudson Bay, Saskatchewan and is comprised of nine Saskatchewan Oil Shale Exploration Permits which are 100% owned through the Company’s subsidiaries.
Seven of the permits were granted in September 2006 under the provisions of the Oil Shale Regulations, 1964, as amended, from time to time by the Province of Saskatchewan and have a five year term. Two of the permits are scheduled to expire in 2006 unless extensions are granted or the permit lands are converted to leases.
During the year ended April 30, 2006 the Company spent $645,798 on an exploration drilling program. During the three months ended July 31, 2006, no exploration or development activity was carried out on the Pasquia Hills prospect. The overall prospects for this project will continue to be examined in 2006 and beyond, with a budgeted expenditure of $4.5  million ($5.0 million CDN) for 2006/2007.
Other Operations
The Company has expended $654,996 in exploration costs related to two farmout projects with Energy 51 Inc. We do not currently intend to participate in future Energy 51 projects. The Company has participated in a number of joint venture agreements with Apex Engineering Inc. During the year ended April 30, 2006, the Company incurred $234,433 in costs, which have been included in exploration costs. During the three months ended July 31, 2006, our ongoing review work continued on the Apex joint ventures however, we do not expect to materially participate in any projects in the future.
Liquidity and Capital Resources
During the three months ended July 31, 2006 the Company was focused on raising funds for exploration on the OQI Permit lands and for the acquisition of the outstanding 2.5% gross overriding royalty on certain permit lands held by OQI. It also entered into the Reorganization Agreement.
To facilitate the requirement for exploration funding on the OQI Permit lands, CanWest completed a private placement of 5,668,100 flow-through common shares for gross proceeds of $33,684,009 during the three months ended July 31, 2006. These common shares have been issued on a flow through basis whereby the proceeds must be used for exploration in Canada and the tax benefits from that exploration will flow through to the subscribers. In conjunction with this financing CanWest has paid agency fees of $1,852,659 and entered into a subscription agreement with OQI whereby it has purchased 703,054 OQI flow through common shares for $33,684,048.

On August 14, 2006, CanWest completed the reorganization pursuant to the terms of the Reorganization Agreement, whereby CanWest increased its ownership interest in OQI, going from a 64.08% ownership interest to a 100% voting interest. In connection with the Reorganization Agreement, CanWest also entered into a Voting and Exchange Trust Agreement with OQI and Computershare Trust Company of Canada (“CTC”), and a Support Agreement with OQI. Collectively, these agreements are referred to as the “Acquisition Agreements”.
According to the Acquisition Agreements, all common shares of OQI other than those held by CanWest were exchanged for a new class of OQI shares called Exchangeable Shares on the basis of 8.23 Exchangeable Shares for each one OQI common share. The Exchangeable Shares are exchangeable at any time on a one-for-one basis, at the option of the holder, for CanWest shares of common stock. An Exchangeable Share provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of CanWest common stock. Holders of Exchangeable Shares have registration rights with respect to the resale of CanWest common stock to be received upon exchanging the Exchangeable Shares into CanWest shares. The Exchangeable Shares are entitled to a preference over the OQI common shares in the event of a liquidation, dissolution or wind-up of OQI whether voluntary or involuntary, or any other distribution of the assets of OQI, among its shareholders for the purpose of winding up its affairs. The holders of the Exchangeable Shares will receive up to an aggregate of 76,504,302 shares of CanWest common stock at each holder’s election. The Exchangeable Shares are represented for voting purposes in the aggregate by one share of CanWest Series B Preferred Stock (the “Preferred Share”), which Preferred Share is held by CTC. CTC will in turn vote the one Preferred Share as indicated by the individual holders of Exchangeable Shares. The one Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders.
In connection with the closing of the Reorganization, CanWest’s financial advisor was paid a success fee of $1,590,528. In addition, OQI issued 288,050 Exchangeable Shares and paid $353,450 as success fees to its financial advisor on closing of the Reorganization.
Subsequent to July 31, 2006, the Company completed a private placement of 4,150,000 shares of its common stock for gross proceeds of $15,770,000. No commissions were paid in connection with the private placement. According to the terms of the private placement, the gross proceeds were used to the purchase of the shares of Stripper Energy Services, Inc., a private Alberta company whose sole asset is a 2.5% gross overriding royalty on certain Permit lands held by OQI, for $17,832,373, which included a deposit of $1,130,927 paid in the three months ended July 31, 2006.
On August 11, 2006 the Company became a reporting issuer in the province of Alberta, Canada and its common shares began to trade on the American Stock Exchange under the symbol BQI on August 24, 2006.
As at September 8, 2006, the Company currently had approximately, $44.0 million in cash on hand. Of this amount the Company is committed to spend approximately $33,055,987 ($37,409,460 CDN) on qualifying resource property expenditures pursuant to certain provisions of the Income Tax Act (Canada). The Company believes that it has sufficient funding to complete its upcoming exploration programs and for general working capital requirements, however, additional funding will be required if the current explorations programs are increased in scope or changes are made to current plans. It is expected that the Company will continue to need further funding and we plan to fund future operations by way of financing, including the public offering or private placement of equity or debt securities.

However, we cannot assure you that debt or equity financing will be available to us on acceptable terms, if at all, to meet these requirements. We have no revenues, and our operating results, profitability and future rate of growth depend solely on our ability to successfully implement our business plan and our ability to raise further funding.
Liquidity and Capital Resources (for the year ended April 30, 2006)
During the year ended April 30, 2006 the Company was focused on raising funding to complete the acquisition of the Exploration Permits, the acquisition of the Eagles Nest Oil Sands Lease, to provide funding for its exploration programs and for general working capital purposes. To facilitate these funding requirements the Company raised capital through the issuance of Common Stock and debt.
On June 9, 2005 CanWest issued 7% convertible debentures for an aggregate principal amount of $2,000,000. Pursuant to this offering CanWest issued 500,000, warrants to purchase that same number of shares of Common Stock at an exercise price of $0.45 until June 9, 2007, 5,000,000 warrants to purchase that same number of shares of Common Stock at an exercise price of $0.55 per share until June 9, 2007 and 2,500,000 warrants to purchase that same number of shares of Common Stock at an exercise price of $1.50 until June 9, 2007. In conjunction with this offering CanWest has paid $200,000 in consultants fees and recorded a non-cash financing expense of $1,561,791. The balance outstanding pursuant to these convertible debentures as at April 30, 2006 was $0, as a result of the conversion of $2,426,318 of principal and interest into 4,043,864 shares of Common Stock.
During August 2005, to finance the acquisition of the Eagles Nest Prospect CanWest entered into a private placement of its securities whereby CanWest issued 8% convertible debentures with stock purchase warrants for an aggregate principal amount of $5,200,000 (the “Original Offering”). Under the terms of the Original Offering, the debentures are convertible into shares of CanWest’s Common Stock at an exercise price of $0.40 per share. However, pursuant to the subscription agreement, amounts not expended on successful bids, associated costs and first year rentals are to be refunded on a pro-rata basis. The refunded amount totaled $4,472,813, as only $727,187 was used in connection with the acquisition of the Eagles Nest Oil Sands Lease and related costs. Under the terms of the Original Offering, the purchasers will also receive bonus shares of Common Stock equal to 10% of the refunded amount allocable to the respective purchasers, which bonus shares will be issued at the rate of $0.40 per share. Also, purchasers will receive warrants based on one warrant per $0.40 invested, after the refunded amount has been distributed to the purchaser. The warrants are exercisable for two years from the issue date at an exercise price of $0.55 per share of Common Stock.
Effective August 31, 2005, some of the purchasers elected not to receive their pro-rata portion of the refund amount. Rather, those purchasers elected to be included under amended terms to the Original Offering (the “Amended Offering”). Under the terms of the Amended Offering, a purchaser will receive a new convertible promissory note in the amount of their principal investment not refunded which is convertible into shares of CanWest’s Common Stock at a per share conversion price of $0.90 per share. The purchaser will also receive one warrant for each $0.90 of principal invested in the Amended Offering. Each warrant is exercisable to purchase one share of Common Stock at an exercise price of $1.30 per share for one year.
Of the total $5,200,000 raised in the Original Offering, $727,187 convertible notes were issued under the Original Offering along with 1,817,967 warrants to purchase that same number of shares of Common Stock at $0.55 until September 19, 2007, $2,339,602 was refunded along with 584,878 shares of Common Stock at a deemed cost of $233,951 which has been recorded as a non-cash financing expense in 2006, $2,133,186 convertible notes were issued pursuant to the Amended Offering along with 2,370,206 warrants to purchase that same number of shares of Common Stock at $1.30 until September 19, 2006 and 555,670 shares of Common Stock were issued to consultants at a deemed cost of $222,268 which were included in consulting expenses in 2006.
The subscription agreements relating to the Original Offering and Amended Offering contain certain registration rights for the shares of Common Stock issuable upon conversion of the notes, the exercise of the underlying warrants, bonus shares issued and shares of Common Stock issued to consultants. CanWest failed to meet its registration right commitments on a timely basis and as such has accrued $315,151 in penalties. During the year ended April 30, 2006 CanWest issued 1,758,253 shares of Common Stock pursuant to the Original Offering and 2,319,200 shares of Common Stock pursuant to the Amended Offering. As at April 30, 2006 $55,929, including accrued penalties, remained outstanding under the Original Offering which was satisfied by the issuance of 179,961 shares of Common Stock subsequent to April 30, 2006 and $239,999, including accrued penalties, remained outstanding under the Amended Offering which was satisfied by the issuance of 249,051 shares of Common Stock subsequent to April 30, 2006.
During December 2005, CanWest completed a private placement of 15,268,000 units at $1.50 per unit whereby it issued 15,268,000 shares of Common Stock and 7,634,000 warrants at $2.00 until December 12, 2007. Pursuant to this placement CanWest paid consultants $528,870 cash plus 260,580 warrants on similar terms as the issued warrants. In conjunction with this financing CanWest has also granted the investors and consultants certain registration rights whereby CanWest has undertaken to file a resale registration statement covering the shares of Common Stock and shares of Common Stock underlying the warrants within sixty days of closing, otherwise it shall pay a 2% penalty for each month and part of month that it is late in doing so. In addition, CanWest must respond to any queries to that resale registration statement within two weeks of receipt or else be subject to an additional penalty as to 2% for each two weeks thereafter. The penalties are payable, at the unit holders election, in either Common Stock or cash at $1.75 per penalty share. Any penalty shares will also be qualified for resale by the same registration statement. To date CanWest has not filed the required registration statement and estimates that the total number of penalty shares that will need to be issued will be 2,889,371 shares of Common Stock at a deemed cost of $17,312,623, which is included in non cash financing expense as at April 30, 2006.
During the year ended April 30, 2006, CanWest also raised an additional $6,283,876 through the issuance of 9,444,052 shares of Common Stock being issued on the exercise of options and warrants. OQI also raised $7,164,062 through the issuance of Common Stock to shareholders other than CanWest.
Changes in Financial Condition (for the three months ended July 31, 2006 and 2005)
As noted above during the three months ended July 31, 2006 the primary focus of the Company was exploring the OQI Permit lands, raising exploration funding, completing the acquisition of the non controlling shareholders interest in OQI and the purchase of a 2.5% gross overriding royalty on certain of the OQI Permit lands. During the three months ended July 31, 2005, the primary focus of the Company had been on the acquisition of the OQI Permit lands, securing funding and preparing for an exploration program on the OQI Permit lands.
In total the Company incurred a loss of $19,945,525 or $0.17 per share for the three months ended July 31, 2006 versus a loss of $3,203,707 or $0.05 per share for the three months ended July 31, 2005.

During the three months ended July 31, 2006 the Company’s financing activities did not involve the issuance of warrants and or convertible debt and as such it did not incur any non-cash financing expenses. As a result of the Company’s convertible note financing activities during the three months ended July 31, 2005 non-cash financing expenses of $1,814,559 were incurred.
Stock based compensation expense for the three months ended July 31, 2006 of $22,008,597 (2005 - $390,375) is related to the issuance of options to directors, officers, employees and consultants of the Company and was determined based on the Black-Scholes option valuation model. The Company also has unrecognized stock based compensation costs of $31,587,148 related to unvested options which will be recognized in future periods as the options vest. Stock based compensation is a non-cash expense.
Consulting expenses of $1,867,423 (2005 — $428,901) included $1,013,333 (2005 — $200,000) in stock based fees paid to the Company’s financial advisors. The balance of consulting fees paid of $854,090 (2005 — $228,901) was for services provided by officers, employees and consultants of the Company and included a bonus of $135,123 paid in conjunction with the hiring of a new CEO. The increase over the same period in 2005 is related to the expanded activity of the Company.
Exploration costs for the three months ended July 31, 2006 were $649,272 and were primarily related to exploration work on the OQI Permit lands. Our exploration costs for the three months ended July 31, 2005 were $362,415 primarily related to costs associated with exploration of the Sylvan Lake and Barrhead oil and gas prospects.
Advertising and promotion costs during the three months ended July 31, 2006 of $80,585 (2005 - $268,061) were down significantly from the same period in 2005 as the Company has benefited from past expenditures in advertising and promotion. It is expected that for the foreseeable future advertising and promotion activities of the Company will remain significantly lower than they have been in the past.
Professional fees for the three months ended July 31, 2006 of $573,338 (2005 — $87,621) continues to be major expense of the Company as it incurred significant legal and due diligence costs in relation to the Reorganization Agreement with OQI.
The Company incurred $284,208 (2005 — $35,246) in office costs for the three months ended July 31, 2006. The increase in office costs can be attributed to maintaining two corporate offices during the three months ended July 31, 2006 as opposed to one office during the period ended July 31, 2005.
Rent costs increased to $57,465 (2005 — $14,405) as a result of additional office space leased during the quarter. Travel costs for the three months ended July 31, 2006 have risen to $28,352 from $12,585 for the same period in 2005.
The overall increase in the July 31, 2006 period costs over the same period in 2005 can be attributed to an overall increased level of activity by the Company.
Interest income for the three months ended July 31, 2006 was $290,586 (2005 — $nil). This was because the Company had pre-funded its exploration programs resulting in cash on hand which was invested in short term deposits.

The non-controlling shareholders of OQI’s share of the loss for the three months ended July 31, 2006 was $5,151,083 (2005 – $238,733).
The consolidated balance sheet as at April 30, 2006 has been restated to correct an error in the amounts reported for Properties and Other Comprehensive Income. The error occurred in the translation from Canadian to US funds of the OQI balance sheet and the effect was as follows:

		Other
		Comprehensive
	Properties	income (loss)
Amounts previously reported	$17,831,417	$964,404
Correction of translation error	(708,319)	(708,319)

As restated	$17,123,098	$256,085

The error had no effect on the amounts reported for net loss or net loss per share.
Changes in Financial Condition (years ended April 30, 2006 and 2005)
During the year ended April 30, 2006 the primary focus of the Company was completing the acquisition of the Exploration Permits, obtaining funding for exploration programs and accessing and purchasing an additional oil sands property in Alberta, the Eagles Nest Oil Sands Lease. During the year ended April 30, 2005, the primary focus of the Company had been on the exploration of its Pasquia Hills Oil Shale Prospect, completing agreements to purchase the oil sands permits in northwestern Saskatchewan and securing additional funding for the Company.
As a result of the above noted financing activities the Company incurred non-cash financing expenses of $34,047,988 (2005 — $1,959,557). This includes an accrual for a penalty in the amount of $17,312,623 which is related to registration rights granted under our December 2005 private placement registration pursuant to which 2,889,371 penalty shares may be issued. Also included in non-cash financing expenses for the year ended April 30, 2006 was a charge of $2,603,486 related to the extension of the expiry date of 2,380,000 warrants for one year to September 14, 2006. The balance of costs in non-cash financing expense are directly related to the Company’s convertible note financing and the issuance of warrants.
Consulting expenses for the year ended April 30, 2006 of $9,525,155 (2005 — $1,660,055) included stock option compensation expenses of $1,315,453 (2005 — $68,552) related to the issuance of options to consultants. Consulting fees also included fees related to successful financing attempts that were paid in stock and cash and totaled $1,055,993 (2005 — $nil). CanWest paid its directors consulting fees of $966,259 (2005 — $151,500), which included 150,000 bonus shares of Common Stock at a deemed cost of $54,000 and an accrual for an additional 141,667 bonus shares of Common Stock at a deemed cost of $732,408. OQI had consulting expenses of $796,348 (2005 -$136,047), which included $387,858 (2005 -$79,926) paid to its directors and officers. Also included in consulting expenses is $5,066,867 (2005 — $0) pertaining to 3,200,000 shares of Common Stock issued to financial advisors, including 1,000,000 shares of Common Stock to a private company with a CanWest director in common, at a deemed cost of $6,080,000, with the balance being included in prepaid expenses.

Exploration costs for the year ended April 30, 2006 were $8,291,018 and included $6,232,122 in costs related to exploration on the Exploration Permits; $654,995 in costs related to the Sylvan Lake and Barrhead oil and gas prospects; $234,433 in conjunction with the Company’s interests in the technology joint ventures; $176,732 in exploration and related work associated with the Eagles Nest Oil Sand Lease and $645,798 in exploration and related work on the Pasquia Hills Oil Shale Permits. Also included in exploration is $233,333 related to a property that was written off in prior years and $80,000 pertaining to the repurchase of a royalty on the Eagles Nest Oil Sands Lease.
The Company’s total exploration costs for the year ended April 30, 2005 were $505,098 and primarily involved the expenditure of $243,365 to do a pre-feasibility study and evaluation of the Pasquia Hills property. The Company also spent $37,004 on exploration work pertaining to its Permit Lands. Pursuant to the agreement the Company has with Energy 51 it agreed to participate in two oil and gas wells and has incurred exploration expenditures of $131,856 related to their exploration. Also included in exploration costs was $86,666 pursuant to an agreement to an interest in a property that was written off in prior years and finally $4,207 in exploration work to maintain the Company’s 20% interest in its uranium property.
Advertising and promotion costs during the year ended April 30, 2006 of $2,464,812 were up significantly from the year ended April 30, 2005 where they were $338,428. This increase can be attributed to the engagement of a firm, which has an OQI director in common, to help with the Company’s advertising and promotion, whereby they were issued 2,000,000 shares of Common Stock for their services at a deemed cost of $860,000. Also included in advertising and promotional expenses for the year ended April 30, 2006 is $375,750 paid in conjunction with the Company’s financings and $109,686 in advertising and promotion paid by OQI.
Professional fees for the year ended April 30, 2006 of $1,055,582 (2005 — $296,941) continues to be major expense of the Company as it incurred costs related to its business evaluation and financing issues. The 2006 balance included $480,240 in legal costs, $128,236 paid to our auditors for audit, tax and related work, $52,496 in costs incurred by OQI and $386,196 in fees paid to employee of the Company of which included 141,667 shares of Common Stock at a deemed cost of $251,470.
In conjunction with its convertible debenture financing the Company incurred $580,718 (2005 - $131,597) in interest costs.
In 2006, the Company maintained two separate offices, one in Calgary for OQI and one in Vancouver for CanWest. It incurred office costs for the year ended April 30, 2006 of $393,501 (2005 - $68,606). Also during 2005 the Company paid $72,000 in management fees that were related to office related activates which it did not pay in 2006. The increase in office related costs can be directly related to the increase volume of activity that the Company experienced during the year ended April 30, 2006. Likewise its rent costs for the year ended April 30, 2006 of $88,286 (2005 - $34,741) have increased as a result of maintaining the two offices. Also, as a result of the increased activity of the Company and its financing activities its travel costs have risen significantly to $131,398 from $29,103 in 2005. The Company’s transfer agent fees for the year ended April 30, 2006 of $170,859 (2005 — $41,311) are up significantly as a result of the increased activity in the trading volume of the Company’s shares; its holding an annual general meeting; and the inclusion of a $65,000 payment to a senior American stock exchange as a listing application.
During much of the year ended April 30, 2006, the Company had a significant cash balance on hand as it has pre-funded its exploration programs, which resulted in interest income of $273,304 (2005 - $nil).

During the year ended April 30, 2006, the Company sold its interest in its subsidiary Anhydride Petroleum (Canada) Inc. for nominal proceeds which resulted in the Company recording a $736,782 recovery of exploration expenses pertaining to accounts payable by the subsidiary. The Company also settled certain of its accounts with WPC creditors at a gain of $199,687 which also was recorded as a recovery of exploration expenses. During the year ended April 30, 2005 the Company wrote down its interest in Earth Energy and incurred a $106,507 charge.
The non-controlling shareholders of OQI share of its loss for the year ended April 30, 2006 was $2,876,686 (2005 – $95,486).
We have no revenues, and our operating results, profitability and future rate of growth depend solely on our ability to successfully implement our business plan and our ability to raise further funding. As at September 26, 2006 the Company had $42 million in cash on hand which we plan to utilize for current and or upcoming exploration programs and general working capital purposes. It is expected that the Company will continue to need further funding and we plan to fund future operations by public offerings or private placement of equity or debt securities. However, there can be no assurance that debt or equity financing will be available to us on acceptable terms to meet these requirements.
Critical Accounting Policies
The preparation of financial statements in conformity with United States generally accepted accounting principles requires companies to establish accounting policies and to make estimates that affect both the amount and timing of the recording of assets, liabilities, revenues and expenses. Some of these estimates require judgments about matters that are inherently uncertain and therefore actual results may differ from those estimates.
A detailed summary of all of the Company’s significant accountings policies and the estimates derived there from is included in Note 2 to the Consolidated Financial Statements for the year ended April 30, 2006. While all of the significant accounting policies are important to the Company’s consolidated financial statements, the following accounting policies and the estimates derived there from, have been identified as being critical:
•	Foreign currency translation;

•	Properties and exploration stage expenditures;

•	Income taxes; and

•	Stock based compensation.
Foreign currency translation
The Company’s operations and activities are conducted principally in Canada; hence the Canadian dollar is the functional currency which is translated into U.S. dollars for reporting purposes as follows:
(i)	Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;

(ii)	Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities; and,

(iii)	Revenues and expenditures at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income (loss) as a separate component of stockholders’ equity (deficiency).
Properties and exploration stage expenditures:
Properties represent the capitalized costs of acquisition of natural resource properties principally, the right to explore for oil sands deposits in the provinces of Alberta and Saskatchewan, Canada and oil shale deposits in the province of Saskatchewan, Canada.
All exploration costs incurred to the date of establishing that a property is economically recoverable are charged to operations.
Income taxes
Income taxes are calculated using the liability method of accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate deferred income tax liabilities or assets. These standards required that the deferred income tax asset and liabilities be measured using tax rates and laws that are expected to apply when the temporary differences are expected to reverse.
Stock-based compensation
In December 2004, the Financial Accounting Standards Board ( the “FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R. “Share Based Payment ”. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period in the Company’s financial statements. Stock based compensation expense recognized during the period is based on the value of the portion of the share based payment award that is ultimately expected to vest during the period. The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R and the Company’s prior period pro- forma disclosures of net earnings. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the expected price volatility of the Company’s common stock. The expected stock price volatility assumption was determined using historical volatility of the Company’s common stock. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model. The estimated fair value is then amortized on the straight-line method over the vesting period.
The Company adopted SFAS 123R effective May 1, 2006 using the Modified Prospective Method. This method requires that awards granted, modified, repurchased or cancelled in the quarter beginning after the adoption date use the fair value method to recognize stock based compensation.
In applying the Modified Prospective Application method for the three months ended July  31, 2006, the Company recorded stock based compensation cost totalling the amount that would have been recognized had the fair value method been applied since the effective date of SFAS No.123. Previous amounts have not been restated.

Prior to the adoption of SFAS No. 123R, the Company applied Accounting Principles Board Opinion No 25. “Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations and provided the required pro-forma disclosures of Financial Accounting Standards 123 “Accounting for Stock-based Compensation (”SFAS 123”). Under APB No. 25, compensation expenses are only recorded to the extent that the exercise price is less than fair value on the measurement date. Non-employee options were recognized at the fair value of the options as determined by an option-pricing model as the services were performed and the options earned.
DESCRIPTION OF PROPERTY
OQI Permit Lands
OQI currently has a direct 100% interest in Saskatchewan Oil Shale Exploration Permits Nos. PS00205, PS00206, PS00207, PS00208, PS00209, PS00210, PS00211, PS00212, PS00213, PS00214, PS00215, PS00216, PS00217, granted on June 1, 2004 under the provisions of the Oil Shale Regulations, 1964, as amended from time to time by the Province of Saskatchewan, subject to certain royalties discussed earlier under “General Development of the Business — Oilsands Quest Inc. — Gross Overriding Royalties on OQI Permit Lands”.
The Exploration Permits are subject to rental payments and certain levels of expenditure annually on the applicable lands pursuant to government regulations discussed earlier under “General Development of Business — OQI — Exploration Permits”. OQI is in compliance with the current expenditure requirements.
Pasquia Hills Oil Shale Prospect
The Pasquia Hills Oil Shale Prospect covers approximately 629,381 acres (497,377 net) located near Hudson Bay, Saskatchewan and is comprised of nine Saskatchewan Oil Shale Exploration Permits which are 100% owned through the Company’s subsidiaries. The permits provide for the right to explore, mine, quarry and work the permit lands, but not to produce or recover oil shales except for test purposes until a lease has been granted.
Seven of the permits were granted in September, 2006 under the provisions of the Oil Shale Regulations, 1964, as amended, from time to time by the Province of Saskatchewan and have a five year term. Two of the permits are scheduled to expire in 2006 unless extensions are granted or the permit lands are converted to leases. See “General Development of the Business — The Company’s Other Business Opportunities — Pasquia Hills Oil Shale Prospect”.
Eagles Nest Prospect
Township acquired Alberta Oil Sands Lease No. 7405080355, the Eagles Nest Prospect, in an Alberta Crown Sale. This lease is subject to royalties payable to: (i) the holders of certain CanWest convertible notes (royalties payable at the rate of $0.0058 (CDN) on each barrel of crude bitumen produced, saved and sold from the prospect); and (ii) the Triple 7 Joint Venture (royalties payable at the aggregate rate of $0.009 CDN on each barrel of crude bitumen produced, saved and sold from the prospect, or $382,295 ($450,000 CDN) per year, whichever is greater). The royalty payable to the Triple 7 Joint Venture will be secured by a lien, first charge, or security interest on the prospect. See “General Development of the Business — The Company’s Other Business Opportunities - Township Petroleum Corporation (“Eagles Nest Prospect”)”.

Office Leases
During the fiscal year ended April 30, 2006 we maintained our corporate headquarters at 206-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3. In May 2006, we relocated our corporate headquarters to Calgary.
Previously OQI maintained it offices at 1005, 550 – 11th Avenue S.W. Calgary, Alberta, T2P 3H6 under a lease at market rates which expires in 2009. OQI leased 4,677 square feet of office space on July 1, 2006. The lease was at market rates. CanWest and OQI relocated their corporate offices to 205, 707 – 7th Avenue SW, Calgary Alberta T2P 3H6 on July 24, 2006.
Production
Effective April 30, 2006, and for the three months ended July 31, 2006, we did not have any production or production revenue on any of our properties.
Glossary of Common Terms
The terms defined in this section are used throughout this Prospectus.

API	American Petroleum Institute

Bbl	Barrel

Bitumen	A highly viscous oil which is too thick to flow in its native state, and which cannot be produced without altering its viscosity. The density of bitumen is generally less than 10 degrees API (as that term is defined by the American Petroleum Institute).

BOEs	Barrels of oil equivalent.

Core hole, Stratigraphic test well, or Exploration Stratigraphic test well	A drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Ordinarily, such wells are drilled without the intention of being completed for hydrocarbon production. They include wells for the purpose of core tests and all types of expendable holes related to hydrocarbon exploration.

Stratigraphic test wells are classified as

(a) “exploratory type” if not drilled into a proved property; or

(b) “development type”, if drilled into a proved property.

Development type stratigraphic wells are also referred to as “evaluation wells”.

Crude oil	A mixture that consists mainly of pentanes and heavier hydrocarbons, which may contain sulphur and other non-hydrocarbon compounds, that is recoverable at a well from an underground reservoir and that is liquid at the conditions under which its volume is measured or estimated. It does not include solution gas or natural gas liquids.

Degrees API	A measure of hydrocarbon density.

Exploration costs	Costs incurred in identifying areas that may warrant examination and in examining specific areas that are considered to have prospects that may contain oil and gas reserves, including costs of drilling exploratory wells and exploratory type stratigraphic test wells.

In-situ	In its original place; in position; in-situ recovery refers to various methods used to recover deeply buried bitumen deposits, including steam injection, solvent injection and firefloods.

Lease	An agreement granting to the lessee rights to explore, develop and exploit a property.

Reserves	Estimated remaining quantities of crude oil and natural gas and related substances anticipated to be recoverable from known accumulations, from a given date forward, based on:

(a) analysis of drilling, geological, geophysical and engineering data;

(b) the use of established technology; and

(c) specified economic conditions, which are generally accepted as being reasonable, and which are disclosed.

Resources	Those quantities of oil and gas estimated to exist originally in naturally occurring accumulations.

Resources are, therefore, those quantities estimated on a particular date to be remaining in known accumulations plus those quantities already produced from known accumulations plus those quantities in accumulations yet to be discovered. Resources are divided into:

(a) discovered resources, which are limited to known accumulations; and

(b) undiscovered resources.

Unproved property	A property or part of a property to which no reserves have been specifically attributed.

Working interest	The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and to share in the production.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     United Corporate Advisors (“UCA”) is related to the Company due to control by Thornton Donaldson. During the year ended April 30, 2005 UCA converted a $195,000 note into 780,000 shares of Common Stock and 780,000 warrants to purchase that same number of shares of Common Stock at $0.34 per share until September 30, 2005. During the fiscal year ended April 30, 2006 the Company agreed to extend the expiry date of these warrants to September 14, 2006. These warrants were exercised on September 13, 2006. During the fiscal year ended April 30, 2006 UCA was paid consulting fees of $136,462 and no amount remains owing.
     The Company issued Thornton Donaldson 100,000 shares of Common Stock upon exercise of options, at a deemed cost of $36,000, during the year ended April 30, 2006. Also included in accounts payable as at April 30, 2006 is an accrual for a termination settlement with Mr. Donaldson pertaining to his resignation from the board as to 100,000 bonus shares of Common Stock, at a deemed cost of $517,000.
     William Scott Thompson is President and a director of Harris-Forbes, Inc., which was engaged by the Company as a financial advisor from May 2005 to June 2006. Harris-Forbes, Inc. received 2,000,000 shares of the Company’s restricted common stock as compensation for its services.
     On August 14, 2006, the Company closed the Reorganization Agreement with its subsidiary, OQI. The Company acquired the minority interest in OQI, going from a 64.08% ownership interest to a 100% voting interest. OQI is a private Alberta company that owns 100% of exploration permits covering 508,000 net acres in northwest Saskatchewan. The following directors and executive officers of the Company were affiliated with OQI during this transaction: (i) Christopher H. Hopkins as Chief Executive Officer, President and a director of OQI; (ii) Karim Hirji as Chief Financial Officer of OQI; (iii) Errin Kimball as Vice President, Exploration of OQI; and (iv) William Scott Thompson, Thomas Milne, and Ronald Phillips as directors of OQI. Although these executive officers and directors received Exchangeable Shares under the Reorganization Agreement, they did not receive any special benefits that were not shared pro rata with the other OQI shareholders.
Other than the transactions stated above, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since September 1, 2004, or in any proposed transaction, which has materially affected or will affect the Company.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
The Company’s Common Stock commenced trading on the American Stock Exchange on August 24, 2006 under the symbol BQI. Prior to that date the Company’s common stock was traded on the NASD OTC Bulletin Board under the symbol CWPC. The following table sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated as reported by the Internet source Yahoo Finance (http://finance.yahoo.com). The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	Fiscal Quarter	High Bid Price	Low Bid Price
Fiscal Year End April 30, 2007	1st Quarter (5/1/06 – 7/31/06)	$8.90	$3.34

Fiscal Year End April 30, 2006	4th Quarter (2/1/06 – 4/30/06)	$8.30	$4.01
	3rd Quarter (11/1/05– 1/31/06)	$5.52	$1.64
	2nd Quarter (8/1/05 – 10/31/05)	$3.32	$0.43
	1st Quarter (5/1/05 – 7/31/05)	$0.45	$0.37

Fiscal Year End April 30, 2005	4th Quarter (2/1/05 – 4/30/05)	$0.51	$0.30
	3rd Quarter (11/1/04– 1/31/05)	0.38	0.26
	2nd Quarter (8/1/04 – 10/31/04)	0.53	0.32
	1st Quarter (5/1/04 – 7/31/04)	0.68	0.33
The closing price of the Common Stock as reported on September 26, 2006, was $3.95 per share.
Holders
As of September 26, 2006, there were approximately 24,015 holders of the Company’s Common Stock, who collectively held 129,439,802 issued and outstanding shares of Common Stock.
Dividends
The Company did not declare or pay cash or other dividends on its Common Stock during the last two calendar years. The Company has no plans to pay any dividends, although it may do so if its financial position changes.
Equity Compensation Plans Information
The Company’s Board of Directors adopted the 2005b and 2006 Stock Option Plans (the “Plan”) without stockholder approval. At the Company’s annual shareholder meeting, to be held on October 30, 2006, the shareholders will vote on a proposal to adopt the 2006 Stock Option Plan, as amended. The Plans are intended to provide incentives to officers, employees, consultants and advisers (including members of the Board of Directors), who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in it. The Board of Directors believes that this also will help to align the interests of our management and employees with the interests of stockholders. The terms of the Plans concerning the incentive options and non-qualified options are substantially the same except that only employees of the Company or its subsidiaries are eligible to receive incentive options. Non-qualified options may be granted to employees, officers and consultants of the Company.
The number of shares reserved for issuance under the Plans is a maximum aggregate so that the number of incentive options and/or non-qualified options that may be granted reduces the number of bonuses which may be granted, and vice versa.
Administration of the Plans
The Plans are administered by the Board of Directors, or a committee appointed by the Board of Directors (the “Committee”). Currently, the Board of Directors is the Committee. In addition to determining who will be granted options or bonuses, the Committee has the authority and discretion to determine when options and bonuses will be granted and the number of options and bonuses to be granted. The Committee also may determine a vesting and/or forfeiture schedule for bonuses and/or options granted, the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the agreements, certificates or other instruments evidencing grants made under the Plans. The Committee may determine the purchase price of the shares of Common Stock covered by each option and determine the fair market value per share. The Committee also may impose additional conditions or restrictions not inconsistent with the provisions of the Plans. The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plans.
The Committee also has the power to interpret the Plans and the provisions in the instruments evidencing grants made under it, and is empowered to make all other determinations deemed necessary or advisable for the administration of it.
Eligibility
Participants in the Plans may be selected by the Committee from employees, officers, consultants and advisors (including Board members) of the Company and its subsidiary and affiliated companies. The Committee may take into account the duties of persons selected, their present and potential contributions to the success of the Company and such other considerations as the Committee deems relevant to the purposes of the Plans. As of September 26 2006, there are approximately fourteen employees (including five officers) who are eligible to participate in the Plans.
The grant of options or bonuses under the Plans does not confer any rights with respect to continuation of employment, and does not interfere with the right of the recipient or the Company to terminate the recipient’s employment, although a specific grant of options or bonuses may provide that termination of employment or cessation of service as an employee, officer, or consultant may result in forfeiture or cancellation of all or a portion of the bonuses or options.
Adjustment
In the event a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unvested bonuses and in the exercise price and in the number of shares subject to each outstanding option. The Committee also may make provisions for adjusting the number of bonuses or underlying outstanding options in the event we effect one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of our outstanding Common Stock. Options and bonuses may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation; or in the alternative, the Committee may provide that each option granted under the Plans shall terminate as of a date fixed by the Committee.

Other Provisions
The exercise price of any option granted under the Plans must be no less than 100% of the “fair market value” of our Common Stock on the date of grant. Any incentive stock option granted under the Plans to a person owning more than 10% of the total combined voting power of the Common Stock shall be at a price of no less than 110% of the fair market value per share on the date of grant.
The exercise price of an option may be paid in cash, in shares of our Common Stock or other property having a fair market value equal to the exercise price of the option, or in a combination of cash, shares and property. The Committee shall determine whether or not property other than cash or Common Stock may be used to purchase the shares underlying an option and shall determine the value of the property received.
EXECUTIVE COMPENSATION
Compensation and other Benefits of Executive Officers
The following table sets out the compensation paid for the fiscal years April 30, 2006, 2005 and 2004 in respect to each of the individuals who were the Company’s chief executive officer at any time during the last fiscal year and the Company’s most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the “Named Executive Officers”) See “Certain Relationships and Related Transactions”.
SUMMARY COMPENSATION TABLE

	FISCAL YEAR COMPENSATION					LONG TERM COMPENSATION
						Awards		Payouts
							Restricted
						Securities	Shares
Name and					Other	Underlying	or Restricted	LTIP	All other
Principal		Salary	Bonus		Annual	Option/SARs	Share	Payouts	Compensation
Position	Year	($)	($)		Compensation(4)	Granted	Units	($)	($)
Thornton Donaldson,	2006	Nil	$36,000		Nil	100,000	Nil	Nil	Nil
President(1)	2005	$1,500	$110,750	(2)	Nil	425,000	Nil	Nil	Nil
	2004	Nil	$22,100	(2)	Nil	130,000	Nil	Nil	Nil

Christopher H. Hopkins(4)	2006	$148,091	Nil		Nil	100,000	Nil	Nil	$1,736 (5)
OQI President and	2005	$39.963	Nil		Nil	Nil	Nil	Nil	Nil
Chief Executive Officer

Karim Hirji(4)	2006	$148,091	Nil		Nil	Nil	Nil	Nil	$1,736 (5)
OQI Chief Financial Officer	2005	$39.963	Nil		Nil	Nil	Nil	Nil	Nil

(1)	Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003 to May 1, 2006.

(2)	During 2005, Mr. Donaldson received a bonus of $110,750 (2004 — $22,100) which was paid by the issuance of 425,000 (2004 — 130,000) shares of Common Stock.

(3)	OQI was incorporated on November 20, 1998, but only commenced operations on September 24, 2004.

(4)	Messrs. Hopkins and Hirji became employees of OQI on May 1, 2005. Prior thereto, they were consultants to OQI. All consulting fees charged to OQI are included as salaries.

(5)	Premiums paid on an extended health benefits program and personal use benefits of company vehicles are included herein.
Effective May 1, 2006, the OQI Board of Directors increased the compensation of Mr. Hopkins and Mr. Hirji to $268,456 ($300,000 CDN), and $223,714 ($250,000 CDN) per annum, respectively, and granted Mr. Hopkins 100,000 options to acquire Common Stock at $6.00 per share vesting immediately, 100,000 options to acquire Common Stock at $25.00 per share vesting immediately, 100,000 options to acquire Common Stock at $25.00 per share vesting on completion of the Reorganization with OQI, and 100,000 options to acquire Common Stock at $25.00 per share vesting as to 1/3 on the first, second and third anniversary date of the grant; and Mr. Hirji as to 50,000 options to acquire OQI common shares at $6.00 per share vesting immediately, 50,000 options to acquire common shares at $25.00 per share vesting immediately, 50,000 options to acquire common shares at $25.00 per share vesting on completion of the corporate reorganization, and 100,000 options to acquire Common Stock at $25.00 per share vesting as to 1/3 on the first, second and third anniversary date of the grant. All the options granted have a term of five years and are subject to the terms described in “OQI Stock Options”.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
T. Murray Wilson
On May 1, 2006, the Company entered into an Executive Employment Agreement with T. Murray Wilson under which Mr. Wilson will receive an annual base salary of $300,000 (Cdn.) and he is eligible to receive an annual bonus up to 200% of his annual base salary (the “Base Salary”). In addition CanWest also paid Mr. Wilson signing bonuses of $135,123 and a stock option agreement entitling Mr. Wilson to receive 4,000,000 shares of the Company’s Common Stock at an exercise price equal to the per-share fair market value on the date of grant and vesting as follows: 1,000,000 on the execution of the Employment Agreement; 1,000,000 upon the conclusion of any amalgamation or other affiliation achieved between the Company and OQI; 1,000,000 upon 12 months completed service; and (iii) 1,000,000 upon 24 months completed service.
According to the severance terms of the Employment Agreement, upon termination of employment by the Company, Mr. Wilson will receive: (i) a lump sum payment equal to the monthly Base Salary (the Base Salary divided by 12) as at the termination date, multiplied by the number of months in the notice period (which is equal to one month for each completed year of service, subject to a minimum of 12 months plus one month for each completed year of service); (ii) a further lump sum payment equal to the value of Mr. Wilson’s benefits; (iii) a further lump sum payment equal to the average annual bonus during the term of his employment, divided by 12 and multiplied by the number of months in the notice period; and (iv) accelerated vesting of all unvested stock options granted to Mr. Wilson to the extent such stock options would have vested during the notice period and a period of 90 days from the termination date in which to exercise any unexercised stock options.
Upon a change in control of the Company, Mr. Wilson will be entitled to receive the following compensation: (i) a lump sum payment equal to the monthly Base Salary as at the termination date, multiplied by the number of months in the notice period times 1.5; (ii) a further lump sum payment equal to the value of Mr. Wilson’s benefits times 1.5; (iii) a further lump sum payment equal to the average annual bonus, divided by 12 and multiplied by the number of months in the notice period times 1.5; and (iv) the accelerated vesting of all stock options and other unvested incentive compensation granted to Mr. Wilson to the extent such stock options would have vested during the notice period and a period of 90 days from the termination date in which to exercise any unexercised stock options.

Christopher H. Hopkins
     On August 14, 2006, Christopher H. Hopkins entered into an Executive Employment Agreement with the Company, pursuant to which he will receive a base annual salary (referred to as the Base Fee in his agreement) of $267,528 ($300,000 Cdn). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion.
     According to the severance terms of the Executive Employment Agreement, upon termination of employment by the Company without cause or upon triggering events or a change in control (all of which are defined in the agreement along with the capitalized terms used in this paragraph), the executive will receive: (i) a lump sum payment equal to the Monthly Base Fee (the Base Fee divided by 12) as at the Termination date, multiplied by the number of months in the Notice Period (which is equal to one month for each completed year of service, subject to a minimum of 18 months plus one month for each completed year of service, including years of service with OQI from November 1, 2004); (ii) a further lump sum payment equal to the value of the executive’s benefits, multiplied by the number of months in the Notice Period; and (iii) a further lump sum payment based on the average annual bonus (for the previous three years) paid to the executive, divided by 12 and multiplied by the number of months in the Notice Period. The agreement may also be terminated at any time by the executive, with 60 days’ notice, in which case the executive is only entitled to payments of salary and benefits through the date of termination.
Karim Hirji
     Karim Hirji entered into an Executive Employment Agreement with the Company pursuant to which he will receive a base annual salary (referred to as the Base Fee in his agreement) of $222,940 ($250,000 Cdn). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. The terms regarding severance and change of control are substantially identical to those described for Mr. Hopkins above.
Errin Kimball
     Errin Kimball entered into an Executive Employment Agreement with the Company pursuant to which he will receive a base annual salary (referred to as the Base Fee in his agreement) of $222,940 ($250,000 Cdn). The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. The terms regarding severance and change of control are substantially identical to those described for Mr. Hopkins above.
Patricia A. Beatch
     Effective September 5, 2006, Patricia A. Beatch entered into an Executive Employment Agreement with the Company pursuant to which she will receive a base annual salary of $179,847 ($200,000 Cdn) and a $44,962 ($50,000 Cdn) signing bonus. The executive is entitled to participate in the Company’s long and short term incentive plans (including stock option plans) and bonuses from time to time in amounts and on such terms and conditions as may be determined by the Board of Directors in its sole discretion. The terms regarding severance and change of control are substantially identical to those described for Mr. Hopkins above.
     There are no other arrangements or understandings between any executive officer and any director or other person pursuant to which any person was selected as a director or an executive officer.
There are no other arrangements or understandings between any executive officer and any director or other person pursuant to which any person was selected as a director or an executive officer.
Option/Stock Appreciation Rights (“SAR”) Grants during the most recently completed Fiscal Year.
The following table sets out the stock options and stock warrants granted as bonuses, which were granted by the Company during the year ended April 30, 2006 to the Named Executive Officers.
OPTION/SAR GRANTS IN PREVIOUS YEAR — 2006
INDIVIDUAL GRANTS

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to
	Options/SARs	Employees in	Exercise or
Name	Granted (#)	Fiscal Year	Base Price ($)	Expiration Date
Thornton Donaldson(1)	100,000 (2)	2.05%	$0.36	Nov 1/06

Christopher H. Hopkins	Nil	N/A	N/A	N/A

Karim Hirji	Nil	N/A	N/A	N/A

(1)	Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003 to May 1, 2006. On May 18, 2005 Donaldson was issued 100,000 options at $0.36 per share until November 1, 2006 which were exercised pursuant to a bonus of $36,000 on January 3, 2006. See “Certain Relationships and Related Transactions”.
Aggregated Option/SAR Exercised in Last Financial Year and Fiscal Year-End Option/SAR Values
The following table sets out all option/SARs and warrants granted as bonuses which were exercised by the Named Executive Officers during the most recently completed fiscal year and the values of options/SARs and warrants for such persons as of the end of the most recently completed fiscal year.

AGGREGATED OPTION/SAR EXERCISED IN LAST FINANCIAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES.

Number of
Securities
			Underlying	Value of
			Unexercised	Unexercised
			Options/SARs at	Options/SARs at
	Shares		FY-End (#)	FY-End ($)
	Acquired on		Exercisable/	Exercisable/
Name	Exercise (#)	Value Realized ($)	Unexercisable	Unexercisable
Thornton Donaldson (1)	100,000	$218,000	Nil	Nil

Christopher H. Hopkins	Nil	Nil	Nil	Nil

Karim Hirji	Nil	Nil	Nil	Nil

(1)	Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003 to May 1, 2006.
Compensation of Directors
Prior to September 12, 2006, the Company did not have any standard arrangements pursuant to which the Company’s directors are compensated for services as directors. The following director compensation was put in place effective September 12, 2006.
     The directors of the Company are compensated $2,000 per month, plus $1,000 per meeting day, for their services. Committee chairs are compensated $5,000 per year and members of Committees are compensated $1,000 per meeting day. In addition, they have been and may be compensated with discretionary stock option grants. No pension or retirement benefit plan has been instituted by the Company and none is proposed at this time. There is no arrangement for compensation with respect to termination of the directors in the event of change of control of the Company.
Other Arrangements
During the fiscal year end April 30, 2006, the Company granted the following stock options to the following directors, who are not Named Executive Officers, for their services as directors:
To Romeo D’Angela, the Company granted (i) options to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share, expiring on October 20, 2007; and (ii) options to purchase 600,000 shares of Common Stock at an exercise price of $2.58 per share, expiring on January 11, 2008. Mr. D’Angela resigned as a director of the Company effective August 14, 2006.
To Ronald Phillips, the Company granted (i) options to purchase 250,000 shares of Common Stock at an exercise price of $4.62 per share, expiring on February 8, 2008; and (ii) options to purchase 250,000 shares of Common Stock at an exercise price of $4.57 per share, expiring on February 17, 2009.
To Roderick Haverslew, the Company granted (i) options to purchase 250,000 shares of Common Stock at an exercise price of $4.60 per share, expiring on March 9, 2008. Mr. Haverslew resigned as a director of the Company effective August  14, 2006.
Repricing of Options.
None

AVAILABLE INFORMATION
We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of CanWest Petroleum Corporation filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.
We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
(Stated in U.S. Dollars unless otherwise noted)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
TO THE STOCKHOLDERS’ AND DIRECTORS OF CANWEST PETROLEUM CORPORATION (an Exploration Stage Company)
We have audited the accompanying consolidated balance sheets of CanWest Petroleum Corporation (an Exploration Stage Company) as at April 30, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity (deficiency) and cash flows for each of the three years ended April 30, 2006, 2005 and 2004 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, these financial statements present fairly, in all material respects, the consolidated financial position of the Company as at April 30, 2006 and 2005 and the results of its operations and its cash flows for each of the three years ended April 30, 2006, 2005 and 2004 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2006 in conformity with accounting principles generally accepted in the United States of America.
“Pannell Kerr Forster” (signed)
(Registered with PCAOB as “Smythe Ratcliffe”)
Chartered Accountants
Vancouver, Canada
July 20, 2006

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Consolidated Balance Sheets
(U.S. Dollars)

	April 30,
	2006	2005
ASSETS
Current
Cash	$22,127,315	$1,022,175
Accounts receivable	675,764	20,327
Exploration advances and deposits	—	167,283
Prepaid expenses (note 11)	1,013,333	—

	23,816,412	1,209,785
Properties (note 4)	17,831,417	5,773,464
Investment in Energy 51 Inc. (note 5)	310,291	310,291
Other Investments (note 6)	—	816

	$41,958,120	$7,294,356

LIABILITIES
Current
Accounts payable (note 7)	$19,624,206	$2,029,734
Convertible debentures (notes 8)	295,928	876,073
Due to Related Parties (note 14)	58,062	69,689

	19,978,196	2,975,496
Future Income taxes (note 9)	1,080,821	142,594
Non controlling shareholder interest (note 10)	4,735,601	448,224

	25,794,618	3,566,314

Commitments and contingencies (notes 3, 4, 6, 7, 8, 9, 11, 12,13, 14, 15 and 16)
STOCKHOLDERS’ EQUITY
Capital Stock
Authorized
250,000,000 Common stock with a par value of $0.001 each (notes 11, 12 and 13)
10,000,000 Preferred stock with a par value of $0.001 each
Issued
115,046,408 (2005 - 58,408,661) Common stock	115,046	58,409
Treasury Stock	(23)	(23)
Additional Paid-in Capital	77,724,943	13,835,455
Deficit Accumulated During Exploration Stage	(62,640,868)	(9,999,965)
Other Comprehensive Income (Loss)	964,404	(165,834)

	16,163,502	3,728,042

	$41,958,120	$7,294,356

See Notes to the Consolidated Financial Statements

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Operations
(U.S. Dollars)

				From
				inception on
				April 3, 1998
				Through
	2006	2005	2004	April 30, 2006
Expenditures
Non-cash financing expenses	$34,047,988	$1,959,557	$464,598	$36,472,143
Consulting	9,525,155	1,660,055	391,577	11,835,511
Exploration costs	8,291,018	505,098	99,685	10,115,979
Advertising and Promotion	2,464,812	338,428	211,561	3,338,742
Professional Fees	1,055,582	296,941	176,807	1,777,487
Interest	580,718	131,597	31,797	749,337
Office	393,501	68,606	12,869	500,918
Transfer agent fee	170,859	41,311	13,775	250,118
Travel	131,398	29,103	36,612	282,532
Rent	88,286	34,741	14,916	164,205
Write down of license	—	106,507	—	106,507
Management fee	—	72,000	126,857	414,602
Write-off of exploration property	—	—	—	856,359
Equity loss from investment	—	—	—	19,713

	56,749,317	5,243,944	1,581,054	66,884,153

Other Items
Recovery of exploration costs	(936,469)	—	—	(936,469)
Interest income	(273,304)	—	—	(273,304)

Net loss before income tax recovery and non-controlling shareholder interest	55,539,544	5,243,944	1,581,054	65,674,380
Income tax recovery	(21,956)	(39,385)	—	(61,341)

Net loss before non-controlling shareholder interest	55,517,588	5,204,559	1,581,054	65,613,039
Non-controlling shareholder interest	(2,876,685)	(95,486)	—	(2,972,171)

Net loss	$52,640,903	$5,109,073	$1,581,054	$62,640,868

Net Loss Per Share	$(0.64)	$(0.16)	$(0.09)

Weighted Average Number of Shares Outstanding	81,989,009	31,555,958	18,319,647

See Notes to the Consolidated Financial Statements

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)
From April 3, 1998 (Inception) Through April 30, 2006
(U.S. Dollars)

								Deficit
								Accumulated	Total
					Additional		Other	During the	Stockholders’
	Common Stock		Treasury Stock		paid-in	Subscriptions	Comprehensive	Exploration	Equity
	Shares	Par Value	Shares	Par Value	Capital	received	Income	Stage	(Deficiency)

Common stock issued on inception for assets	6,000,000	$6,000	—	$—	$91,834	$—	$—	$—	$97,834
Net loss	—	—	—	—	—	—	—	(700)	(700)

Balance, April 30, 1998	6,000,000	6,000	—	—	91,834	—	—	(700)	97,134
Common stock issued
For subscriptions	1,000,000	1,000	—	—	606,005	—	—	—	607,005
For resource properties	200,000	200	—	—	137,131	—	—	—	137,331
Share issue costs	—	—	—	—	(15,586)	—	—	—	(15,586)
Net loss	—	—	—	—	—	—	—	(210,736)	(210,736)
Common stock returned to treasury for cancellation	(922,500)	(922)	—	—	(554,700)	—	—	—	(555,622)

Balance April 30, 1999	6,277,500	6,278	—	—	264,684	—	—	(211,436)	59,526
Common stock issued for cash	600,000	600	—	—	299,400	—	—	—	300,000
Common stock issued for finder’s fee	50,000	50	—	—	24,950	—	—	—	25,000
Treasury stock	—	—	(23,000)	(23)	(15,189)	—	—	—	(15,212)
Share issue costs	—	—	—	—	(25,000)	—	—	—	(25,000)
Net loss	—	—	—	—	—	—	—	(319,714)	(319,714)

Balance, April 30, 2000	6,927,500	6,928	(23,000)	(23)	548,845	—	—	(531,150)	24,600
Common stock issued for financial services	120,000	120	—	—	59,880	—	—	—	60,000
other comprehensive income	—	—	—	—	—	—	3,534		3,534
Net loss	—	—	—	—	—	—	—	(136,856)	(136,856)

Balance April 30, 2001	7,047,500	$7,048	(23,000)	$(23)	$608,725	$—	$3,534	$(668,006)	$(48,722)

See Notes to the Consolidated Financial Statements

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)
From April 3, 1998 (Inception) Through April 30, 2006
(U.S. Dollars)

								Deficit
								Accumulated	Total
					Additional		Other	During the	Sockholders’
	Common Stock		Treasury Stock		paid-in	Subscriptions	Comprehensive	Exploration	Equity
	Shares	Par Value	Shares	Par Value	Capital	received	Income (Loss)	Stage	(Deficiency)

Balance, April 30, 2001	7,047,500	$7,048	(23,000)	$(23)	$608,725	$—	$3,534	$(668,006)	$(48,722)
Common stock issued for cash	987,000	987	—	—	220,113	—	—	—	221,100
Subscriptions received	—	—	—	—	—	112,500	—	—	112,500
Stock option compensation expense	—	—	—	—	77,600	—	—	—	77,600
Other comprehensive income	—	—	—	—	—	—	256	—	256
Common stock deemed to be issued	3,950,000	3,950	—	—	193,550	—	—	—	197,500
Warrants granted on purchase	—	—	—	—	50,000	—	—	—	50,000
Net loss	—	—	—	—	—	—	—	(352,708)	(352,708)

Balance April 30, 2002	11,984,500	11,985	(23,000)	(23)	1,149,988	112,500	3,790	(1,020,714)	257,526
Common stock issued for cash and settlement of debt	2,300,000	2,300	—	—	299,700	—	—	—	302,000
Subscriptions received	—	—	—	—	—	(112,500)	—	—	(112,500)
Stock option compensation expense	—	—	—	—	76,124	—	—	—	76,124
Other comprehensive income (loss)	—	—	—	—	—	—	(79,340)	—	(79,340)
Net loss	—	—	—	—	—	—	—	(2,289,124)	(2,289,124)

Balance, April 30, 2003	14,284,500	14,285	(23,000)	(23)	1,525,812	—	(75,550)	(3,309,838)	(1,845,314)
Common stock issued
For settlement of debt	1,037,638	1,037	—	—	102,727	—	—	—	103,764
For Cash	3,750,000	3,750	—	—	529,950	—	—	—	533,700
For service	1,620,100	1,620	—	—	207,320	—	—	—	208,940
For property	92,600	93	—	—	36,021	—	—	—	36,114
Stock option compensation expenses	—	—	—	—	89,340	—	—	—	89,340
Beneficial conversion feature of Convertible debenture and warrants (note 17)	—	—	—	—	464,598	—	—	—	464,598
Other comprehensive income (loss)	—	—	—	—	—	—	(37,014)	—	(37,014)
Net loss	—	—	—	—	—	—	—	(1,581,054)	(1,581,054)

Balance, April 30, 2004	20,784,838	$20,785	(23,000)	$(23)	$2,955,768	$—	$(112,564)	$(4,890,892)	$(2,026,926)

See Notes to the Consolidated Financial Statements

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity (Deficiency)
From April 3, 1998 (Inception) Through April 30, 2006
(U.S. Dollars)

								Deficit
								Accumulated	Total
					Additional		Other	During the	Sockholders’
	Common Stock		Treasury Stock		paid-in	Subscriptions	Comprehensive	Exploration	Equity
	Shares	Par Value	Shares	Par Value	Capital	received	Income (Loss)	Stage	(Deficiency)

Balance, April 30, 2004	20,784,838	$20,785	(23,000)	$(23)	$2,955,768	$—	$(112,564)	$(4,890,892)	$(2,026,926)
Common stock issued for:
Settlement of debt	16,607,161	16,607	—	—	3,752,292	—	—	—	3,768,899
Cash	3,801,972	3,802	—	—	998,555	—	—	—	1,002,357
Services	4,436,566	4,437	—	—	1,245,290	—	—	—	1,249,727
Property	12,778,124	12,778	—	—	2,855,441	—	—	—	2,868,219
Stock option compensation expense	—	—	—	—	68,552	—	—	—	68,552
Beneficial conversion feature of convertible debentures and warrants	—	—	—	—	1,959,557	—	—	—	1,959,557
Other comprehensive income (loss)	—	—	—	—	—	—	(53,270)	—	(53,270)
Net loss	—	—	—	—	—	—	—	(5,109,073)	(5,109,073)

Balance, April 30, 2005	58,408,661	58,409	(23,000)	(23)	13,835,455	—	(165,834)	(9,999,965)	3,728,042
Common stock issued for:
Cash	24,512,052	24,512	—	—	28,888,364	—	—		28,912,876
Cashless exercise of warrants and options	10,971,013	10,971	—	—	(10,971)	—	—		—
Property	385,880	385	—	—	500,059	—	—		500,444
Services	11,746,945	11,747	—	—	9,298,262	—	—		9,310,009
Settlement of debt	9,021,857	9,022	—	—	5,449,975	—	—		5,458,997
Stock option compensation expense	—	—	—	—	1,314,505	—	—		1,314,505
Beneficial conversion feature of convertible debenture and warrants	—	—	—	—	18,449,294	—	—		18,449,294
Other comprehensive income									—
Exchange gain on translation	—	—	—	—	—	—	1,130,238		1,130,238
Net loss	—	—	—	—	—	—	—	(52,640,903)	(52,640,903)

Balance, April 30, 2006	115,046,408	$115,046	(23,000)	$(23)	$77,724,943	$—	$964,404	$(62,640,868)	$16,163,502

See notes to the Consolidated Financial Statements

CANWEST PETROLEUM CORPORATION
(Exploration Stage Company)
Consolidated Statements of Cash Flows
(U.S. Dollars)

				From Inception on
				April 3, 1998
	Year Ended April 30,			Through April 30,
	2006	2005	2004	2006
Operating Activities
Net loss	$(52,640,903)	$(5,109,073)	$(1,581,054)	$(62,640,868)
Non cash adjustments to net loss	—
Non-cash financing expense	34,047,988	1,959,557	464,598	36,472,143
Consulting expenses satisfied by shares	7,497,849	1,161,060	196,940	8,915,849
Exploration costs acquired for shares	352,686	88,667	—	578,684
Advertizing and promotion for shares	1,459,475	—	—	1,459,475
Recovery of exploration expenses	(936,469)	—	—	(936,469)
Equity loss from investment	—	—	—	19,713
Stock option compensation expense	1,314,505	68,552	89,340	1,626,121
Write-off of exploration property	—	—	—	856,359
Write down of license	—	106,507	—	106,507
Income Tax Recovery	(21,956)	(39,385)	—	(61,341)
Minority Interest	(2,876,685)	(95,486)	—	(2,972,171)
Changes In Non-Cash Working Capital
Accounts receivable	(488,154)	(166,892)	(14,168)	(675,764)
Accounts payable	273,235	1,387,136	107,638	2,817,614

Cash Used in Operating Activities	(12,018,429)	(639,357)	(736,706)	(14,434,148)

Investing Activities
Property acquisition	(9,843,580)	(2,786,789)	(82,341)	(13,296,569)
Other Investments	—	(157,491)	(259,308)	(416,799)

Cash Used in Investing Activities	(9,843,580)	(2,944,280)	(341,649)	(13,713,368)

Financing Activities
Issuance of shares for cash	28,885,876	1,002,357	533,700	31,294,269
Common stock returned to treasury	—	—	—	(15,212)
Convertible debentures	4,860,373	2,503,748	1,020,375	8,384,496
Advances from (to) related parties	(11,627)	25,382	(127,084)	653,062
Future Income Taxes	938,227	181,979	—	1,120,206
Shares issued by subsidiary to non-controlling interest	7,164,062	543,710	—	7,707,772

Cash Provided by Financing Activities	41,836,911	4,257,176	1,426,991	49,144,593

Inflow (Outflow) of Cash	19,974,902	673,539	348,636	20,997,077
Effects of exchange rate changes on cash	1,130,238	—	—	1,130,238
Cash, Beginning of Period	1,022,175	348,636	—	—

Cash, End of Period	$22,127,315	$1,022,175	$348,636	$22,127,315

Non-Cash Financing Activities
Common stock issued for properties	$500,444	$2,868,219	$36,114	$3,837,442

Warrants granted on purchase of properties	$1,713,929	$—	$—	$1,763,929

Common stock issued for services	$8,856,496	$1,249,727	$196,940	$10,388,163

Common stock issued for debt	$5,939,510	$3,768,899	$—	$9,708,409

See Notes to the Consolidated Financial Statements

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
1. DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS
CanWest Petroleum Corporation (“CanWest”) together with its subsidiaries (collectively referred to as the “Company”) is in the exploration stage as defined in statement No. 7 of the Financial Accounting Standards Board. The principal business activity is the exploration and development of natural resource properties in Canada.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
These financial statements have been prepared in accordance with United States of America Generally Accepted Accounting Principles (“US GAAP”). The significant accounting polices used in these consolidated financial statements are as follows:
a) Principles of consolidation
These consolidated financial statements include the accounts of CanWest and all of its subsidiaries as follows:
–	its wholly owned subsidiary, Anhydride Petroleum (USA), Inc. (“Anhydride USA”) and Anhydride USA’s wholly owned subsidiary Anhydride Petroleum (Canada) Inc. (“Anhydride Canada”), both acquired April 30, 2002, until October 31, 2005 when Anhydride Canada was sold to a third party for nominal cash proceeds. As a result of the disposal of Anhydride Canada the Company recorded a $736,782 recovery of exploration expenses pertaining to accounts payable of Anhydride Canada;

–	Oilsands Quest Inc. (“OQI”) in which it held a 62.75% (2005 – 64.89%) interest (note 3 (a));

–	Western Petrochemicals Corp. (“Western Petrochemicals”) in which it holds a 100% (2005 — 97.53%) interest (note 3 (b)); and

–	Township Petroleum Corporation (“Township”), in which it holds a 100% interest (note 3 (c)).
All inter-company transactions and balances have been eliminated.
b) Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
c) Foreign currency translation
The Company’s operations and activities are conducted principally in Canada; hence the Canadian dollar is the functional currency which is translated into U.S. dollars for reporting purposes as follows:
(i)	Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;

(ii)	Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities; and,

(iii)	Revenues and expenditures at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income (loss) as a separate component of stockholders’ equity (deficiency).
d) Cash and Cash Equivalents.
Cash includes cash on deposit and Guaranteed Investments Certificates.
e) Properties and exploration stage expenditures:
Properties represents the capitalized costs of acquisition of natural resource properties principally, the right to explore for oil sands deposits in the provinces of Alberta and Saskatchewan, Canada and oil shale deposits in the province Saskatchewan, Canada.
All exploration costs incurred to the date of establishing that a property is economically recoverable are charged to operations.
f) Income taxes
Income taxes are calculated using the liability method of accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate deferred income tax liabilities or assets. These standards require that the deferred income tax asset and liabilities be measured using tax rates and laws that are expected to apply when the temporary differences are expected to reverse.
g) Stock-based compensation
Effective May 1, 2005, the Company applied the intrinsic value method of accounting as prescribed by APB Opinion No. 25 “Accounting for Stock Issued to Employees” and related interpretations, in accounting for options granted to employees. As such, compensation expense is recorded on the date of the grant when the market price of the underlying stock exceeds the exercise price. SFAS 123 “Accounting for Stock-based Compensation” establishes accounting and disclosure requirements using the fair value-based method of accounting for stock-based compensation plans. As allowed by SFAS 123, the Company elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure requirements of SFAS 123, as amended by SFAS 148 effective May 1, 2003.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
h) Financial Instruments
(i)	Fair Value
The carrying value of cash, accounts receivable, exploration advances and deposits, accounts payable, convertible debentures and due to related parties approximate their fair value because of the short maturity of these financial instruments.
(ii)	Interest rate risk
The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.
(iii)	Translation risk
The Company is exposed to foreign currency fluctuations to the extent expenditures incurred by the Company are not denominated in U.S. dollars.
i) Comprehensive loss
Comprehensive loss is comprised of net loss and other comprehensive income (loss) arising from foreign currency translation.
j) Loss per share
Loss per share calculations are based on the weighted average number of shares outstanding during the period. Diluted loss per share has not been presented separately as the outstanding warrants are anti-dilutive for each of the periods presented.
k) Recent accounting pronouncements
In December 2004, the FASB issued SFAS No. 123 (R), “Share-Based Payment”, which replaces SFAS No. 123, “Accounting for Stock-Based Compensation”. In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 – Share- Based Payment, which provides interpretive guidance related to SFAS No 123 (R). SFAS No.123 (R) requires compensation costs related to share-based payment transactions to be recognized in the financial statements. With limited exceptions, the amount of compensation cost is measured based on the grant date fair value of the equity or liability instruments issued. SFAS No, 123 (R) requires liability awards to be re-measured each reporting period and compensation costs to be recognized over the period that an employee provides service in exchange for the award. Management plans to adopt this statement on the modified prospective basis beginning May 1, 2006, and does not expect adoption of this statement to have a material effect on the Company’s consolidated financial position and results of operations.
In October 2005, the FASB issued FASB Staff Position SFAS No. 123 (R)-2, “Practical Accommodation to Application of Grant Date as Defined in SFAS No. 123 (R)”. FSP 123 (R) -2 provides guidance on the application of grant date as defined in SFAS No. 123 (R). In accordance with this standard a grant date of an award exists if (i) the award is a unilateral grant and (ii) the key terms and conditions of the award are expected to be communicated to an individual recipient within a relatively short time period from the date of approval. The Company will adopt this standard when it adopts SFAS No. 123 (R), and does not anticipate that the implementation of this statement will have a significant impact on its results of operations.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
k) Recent accounting pronouncements (continued)
In May 2005, the FASB issued SFAS No.154 ,“Accounting Changes and Error Corrections”, a replacement of APB Opinion 20 and FASB Statement 3. This Statement changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. The Statement is effective for accounting changes made in fiscal years beginning after December 15, 2005. Management does not expect the adoption of this Statement to have a material effect on the Company’s consolidated financial position and results of operations.
In November 2005, the FASB concluded that in their proposed “Accounting for Uncertain Tax Positions – and Interpretation of FASB Statement No. 109” , a benefit recognition model with a two-step approach would be used, with a more-likely-than-not recognition criterion and a best estimate measure attribute. The first step is to evaluate the tax position for recognition be determining if the weight of available evidence indicates it is more likely than not, based solely on the technical merits, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the appropriate amount of the benefit to recognize, which will be measured using the best estimate of the amount that will be sustained. The Tax position should be derecognized when it is no longer more likely than not of being sustained. In January 2006, the FASB concluded that the final Interpretation will be effective as of the beginning of the first annual period beginning after December 31, 2006. The Company is currently evaluating the implication of this Interpretation.
In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1. “Application of Statement 133 to Beneficial Interests in Securitized Assets.” This Statement:
•	Permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;

•	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

•	Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financing instruments that contain an embedded derivative requiring bifurcation;

•	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

•	Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.
This statement is effective for all financial instruments acquired or issued after the beginning of fiscal years that begin after September 15, 2006. The Company is currently evaluating the implications of this Statement.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
3. BUSINESS COMBINATIONS
a) Oilsands Quest Inc. (“OQI”)
During the year ended April 30, 2005, CanWest acquired all of the issued and outstanding shares of OQI, a previously inactive Alberta, company. CanWest and OQI also entered into an agreement whereby OQI acquired a 49% interest in the OQI Exploration Permits (note 4(a)) from a third party for $769,125, the issuance of 50,000 common shares of CanWest and a 2.5% gross overriding royalty. CanWest had another agreement to purchase the remaining 51% interest in the OQI Exploration Permits through the indirect purchase of 100% of the issued and outstanding shares of a private Alberta, Canada company for $1,202,131, plus 2 million common shares of CanWest and the assumption of $0.11 per barrel in royalties. Pursuant to this agreement CanWest agreed to the issuance of 2 million of its shares and assigned the agreement to OQI. During the year ended April 30, 2006, the acquisition of the remaining 51% interest in the OQI Exploration Permits was completed and the private Alberta, Canada, company was merged with OQI. OQI now holds a 100% interest in OQI Exploration Permits, subject to overriding royalties.
In order to secure management and financing for the OQI Exploration Permits OQI issued a number of its own securities, so that on April 30, 2006 CanWest held 62.75% (2005 - 64.89%) of the outstanding OQI common shares (note 10). Included in CanWest’s interest in OQI as at April 30, 2006 are 571,428 OQI common shares that were acquired as part of the purchase of 571,428 units from a third party, whereby each unit consisted of one OQI common share and one OQI share purchase warrant to purchase another common share. CanWest paid $4,932,482 for these units plus 1,500,000 share purchase warrants, whereby each warrant will allow the holder to acquire an additional CanWest common share for $2.00 until December 15, 2007. The $4,069,297 difference between the CanWest cost and the original issue price of these units by OQI and $1,713,929 in non cash financing expense related to the issuance of the warrants has been allocated to property costs.
CanWest has the right of first offer on future financings by OQI.
b) Western Petrochemicals Corp. (“Western Petrochemicals”)
On April 21, 2005 CanWest issued 10,728,124 common shares for a 97.53% interest in Western Petrochemicals, which holds the permits to the Pasquia Hills, Oil Shale Project (note 4(b)). At the time the shares were issued Western Petrochemicals’ liabilities exceeded its assets by $926,200 and this along with $2,209,219 for the common shares issued has been recorded as Pasquia Hill property acquisition costs. On April 6, 2006 CanWest completed the purchase of the remaining 2.47% of Western Petrochemicals through the issuance of 271,865 common shares and recorded a Pasquia Hills property acquisition cost of $375,174.
c) Township Petroleum Corporation (“Township”)
During year ended April 30, 2006 CanWest acquired all of the issued and outstanding shares of Township Petroleum Corporation, a previously inactive Alberta company. Subsequently Township acquired the lease to the Eagles Nest prospect (note 4(c)).

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
4. PROPERTIES

	OQI	Pasquia Hills,	Eagles Nest,
	Oil Sands	Oil Shale	Oil Sands
	Exploration Permits	Exploration Permits	Lease	Total

Balance April 30, 2004	$—	$118,455	$—	$118,455
Acquisition of property	2,360,771	3,294,237	—	5,655,008

Balance April 30, 2005	2,360,771	3,412,692	—	5,773,463
Acquisition of property	10,763,539	441,956	852,459	12,057,954

Balance April 30, 2006	$13,124,310	$3,854,648	$852,459	$17,831,417

a) OQI Oil Sands Exploration Permits
On September 29, 2004, OQI acquired a 49% interest in certain Oil Shale Exploration Permits (“the Permits”) in northwestern Saskatchewan near the Alberta border. The 49% interest in the permits was acquired from a third party for $769,125, the issuance of 50,000 CanWest common shares, with a deemed value of $19,000, and a 2.5% gross overriding royalty (the “2.5% GORR”). On May 3, 2005, OQI acquired the remaining 51% interest in the Permits for $1,202,131, 2 million CanWest common shares, with a deemed value of $640,000 and the assumption of $0.11 per barrel in royalties which maybe bought down to $0.04 per barrel at any time by paying $7,000,000.
The Permits are granted by the Province of Saskatchewan and provide for the right to explore and work the permit lands in the Province of Saskatchewan for a term of five years to May 31, 2009 or until a lease has been granted for their development. In accordance with the terms of the Permits, OQI relinquished 40% of the total acreage covered by the Permits on May 31, 2005, and was required to relinquish another 40% of the remaining acreage by May 31, 2006. OQI has requested an extension of the 2006 relinquishment from the regulator and will undertake the relinquishment once the regulator makes a decision. As at April 30, 2006, the Permits comprised an area of approximately 847,000 acres and following all relinquishments the Permits will comprise an area of approximately 508,000 acres.
The Permits are subject to annual rental payments and certain levels of expenditures annually pursuant to the terms of the Permits and government regulations. The annual rentals are payable in advance as to $0.018 ($0.02 CDN) per acre for the current year and escalating to $0.089 ($0.10 CDN) per acre in the fifth year. The required exploration expenditures to hold the permits for the current year are $0.036 ($0.04 CDN) per acre and escalate to $0.089 ($0.10 CDN) per acre by the fifth year. As a result of OQI’s exploration activities it is in compliance with its exploration expenditure requirements.
Subsequent to April 30, 2006, Township paid $1,130,927 to the shareholders of a private Alberta company, whose only asset is the 2.5% GORR, to acquire an option to acquire all of the issued and outstanding shares of that company for an additional payment of $16,778,523 ($18,750,00 CDN) on or before August 15, 2006.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
4. PROPERTIES (continued)
b) Pasquia Hills, Oil Shale Exploration Permits
During the year ended April 30, 2004, CanWest acquired, from Western Petrochemicals, the right to acquire a 60% joint venture interest in the Pasquia Hills oil shale project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan. CanWest also acquired the rights to a farm-in agreement on the Pasquia Hills land from a non-related company for 92,000 shares of common stock, with a cost of $36,114, and a cash payment of $29,923.
On April 21, 2005 CanWest issued 10,728,124 common shares for a 97.53% interest in Western Petrochemicals. At the time the shares were issued. Western Petrochemicals liabilities exceeded its assets by $926,200 and this along with $2,209,219 for the common shares issued has been recorded as Pasquia Hill property acquisition costs. On April 6, 2006, CanWest completed the purchase of the remaining 2.47% of Western Petrochemicals through the issuance of 271,865 common shares and recorded a Pasquia Hills property acquisition cost of $375,174.
Subsequent to April 30, 2006, a number of the non-core permits expired and have been returned to the Saskatchewan government. The remaining permits are scheduled to either expire and or be converted to lease during the next twelve months.
c) Eagles Nest, Oil Sands Lease
On June 1, 2005, Township entered into an agreement with three third parties (collectively the Triple 7 Joint Venture) to post, acquire, develop and produce oil sands deposits located in the Athabasca Region of Alberta, Canada (the Triple 7 Joint Venture Agreement). As a result of this agreement, Township acquired one lease consisting of approximately 22,800 acres (the “Eagles Nest, Oil Sands Lease”) at a cost of $727,187. Pursuant to the terms of this agreement CanWest issued the Triple 7 Joint Venture 114,015 of its common shares with a deemed value of $127,432. Township has also agreed to pay the Triple 7 Joint Venture partners, as ongoing fees, $134,228 ($150,000 CDN) in cash or common shares of CanWest (at the discretion of the Company) on the first and second anniversary dates of the agreement. Shares issued under the agreement are subject to “piggyback” registration rights. On the third anniversary date of the agreement Township shall pay to the Triple 7 Joint Venture $402,685 ($450,000 CDN) until such time as the lease is surrendered or a commercial project has been identified. In the event that Township receives a feasibility study, conducted by an independent third party, that indicates that a commercial project is economic and wishes to construct a commercial project, Township is required to notify the Triple 7 Joint Venture. Upon commencement of construction of such a commercial project Township shall pay to the Triple 7 Joint Venture the sum of $5,097,272 ($6,000,000 CDN). In addition to such payments Township has granted each of the three Triple 7 Joint Venture partners a royalty in the acquired leases of $0.27 ($0.03 CDN) on each barrel of crude bitumen produced, saved and sold or $382,295 ($450,000 CDN) per year, whichever is greater. Such royalty is governed by the royalty procedure, which stipulates, among other things, that the royalty will be secured by a lien, first charge or security interest on the royalty lands, and that the royalty is assignable or transferable subject to a right of first offer to Township.
To finance the acquisition of the project CanWest issued convertible debentures pursuant to which Township also granted royalties of $0.0073 CDN on each barrel of crude bitumen produced, saved and sold from the project. CanWest then bought back $0.0015 CDN of the royalties for 200,000 common shares at a deemed cost $80,000, which has been recorded as an exploration expense.
Pursuant to the terms of the lease Townships lease rental payments are $28,864 ($32,256 CDN) per year.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
5. INVESTMENT IN ENERGY 51 INC.
Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. On April 7, 2004, CanWest entered into an equity participation and farmout agreement with Energy 51 Inc. (“Energy 51”). Pursuant to this agreement CanWest purchased 1,500,000 common shares of Energy 51 for $310,291 and which represents approximately 1.8% (2005 – 25%) of Energy 51’s issued and outstanding shares.
As part of this agreement CanWest also had the right to participate on all prospects generated by Energy 51 until April 1, 2006. During the year ended April 30, 2005 CanWest agreed to participate in the Sylvan Lake and Barrhead oil and gas prospects and included in exploration costs is $452,577 (2005 -$53,428) and $202,419 (2005 -$78,428) respectively.
6. OTHER INVESTMENTS
a) Earth Energy License Agreement
On August 12, 2003, CanWest became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd. (“Earth Energy”).
During the year ended April 30, 2005 this license agreement was cancelled and replaced with a new agreement whereby CanWest is to receive 2.5% of gross revenue and 12.5% of net profits from product sold and income earned (the “Royalty”) from products and processes related to certain patented chemical formulations utilized for applications related to the extraction of oil from surface mined tar sands, oil shale and soil reclamation (the “Catalyst”) in Canada. CanWest may also elect to receive a similar Royalty from Central and South America, subject to a payment of $500,000 that may be paid by way of offset and forfeiture of the first $500,000 in Royalties. Earth Energy has the right to name four entities and their affiliates upon which CanWest will only receive 50% of the Royalty. CanWest also has the right to purchase the Catalyst, at cost, and equipment from Earth Energy, at cost plus 25%, for use on any properties that CanWest has a greater than 15% interest. As the present value of this agreement is currently undeterminable, the previously recorded license costs were written down by $106,507 and the licence was recorded as $1 as at April 30, 2005. The remaining balance of $1 was written off to exploration costs during the year ended April 30, 2006.
b) Henday Lake Property
By agreement dated April 13, 1998, CanWest acquired all of the assets of Athabasca Uranium Syndicate (a British Columbia, Canada syndicate) which consisted of cash, the Hocking Lake Property and Henday Lake Property. These properties were acquired in 1997 by the syndicate for $59,459 (CDN — $82,270) being the sellers’ historical cost as the sellers were the controlling stockholders. Consideration given to the members of the syndicate was 6,000,000 common stock of CanWest at a par value of $0.001 each.
Pursuant to a letter of intent dated December 1, 2000 with one of its stockholders, CanWest transferred all its rights to the Henday Lake Property to a newly formed company, Uranium Holdings Corporation (“UHC”), a Nevada Corporation. During the year ended April 30, 2006, CanWest determined that this property is not in keeping with its core business and as such its investment of $815 has been written-off to exploration costs.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
6. OTHER INVESTMENTS (continued)
c) Joint Ventures
Sulfoxy Joint Venture
During the year ended April 30, 2005, CanWest entered into a joint venture agreement (the “Sulfoxy Joint Venture”) to fund research and development relating to the improvement of bitumen recovery from surface mineable oil sands ore and in-situ recovery of bitumen and heavy oils by oxidation and sulfonation of asphaltenes as to $183,642 ($205,220 CDN) to obtain a 60% interest. Upon earning a 60% interest in the joint venture CanWest may elect to purchase an additional 15% joint venture interest for $1,342,282 ($1,500,000 CDN). During the year ended April 30, 2006 CanWest incurred $126,341 (2005 — $0) in costs, which have been included in exploration costs, related to this joint venture.
NST Joint Venture
During the year ended April 30, 2006, CanWest has entered into a joint venture agreement (the “NST Joint Venture”) to fund research and development relating to non segregated tailing (‘NST”) production technology as to $402,684 ($450,000 CDN) to obtain a 40% interest. During the year ended April 30, 2006 CanWest incurred $30,883 in costs, which have been included in exploration costs, related to this joint venture.
IVPT Joint Venture
During the year ended April 30, 2006, CanWest entered into a joint venture agreement (the “IVPT Joint Venture”) to fund research and development relating to inclined vibrating plate thickener (“IVPT”) technology as to a minimum of $447,427 ($500,000 CDN) to obtain a 40% interest. During the year ended April 30, 2006 CanWest incurred $77,209 in costs, which have been included in exploration costs, related to this joint venture.
CaO Joint Venture
During the year ended April 30, 2006, CanWest entered into a joint venture agreement (the “CaO Joint Venture”) to fund research and development relating to the CaO technology as to $178,971 ($200,000 CDN) to obtain a 50% interest. During the year ended April 30, 2006 CanWest incurred $0 in costs.
7. ACCOUNTS PAYABLE
Accounts payable at April 30 consists of the following:

	2006	2005
Accounts payable and accrued liabilities	$2,311,583	$2,029,734
Penalty share accrual (note 11(g))	17,312,623	—

	$19,624,206	$2,029,734

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
7. ACCOUNTS PAYABLE (continued)
Included in accounts payable and accrued liabilities as at April 30, 2005 were certain payables related to the Pasquia Hills Oil shale exploration permits which were settled for a gain of $199,687 during the year ended April 30, 2006. Accounts payable and accrued liabilities as at April 30, 2005 also included accounts payable of Anhydride Canada pertaining to its exploration programs which upon the disposition of Anhydride Canada resulted in a gain of $736,782.
8. CONVERTIBLE DEBENTURES
a)	During the year ended April 30, 2004 CanWest issued $1,000,000 of 6% secured convertible debentures with a maturity date of June 1, 2004, which was subsequently extended. These debentures were secured by a general security agreement over all of CanWest’s property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of CanWest’s common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. This resulted in a non-cash financing expense to CanWest of $204,705, in 2004. CanWest also issued to the debenture holders 2,666,666 warrants to purchase the same amount of common shares and included in non-cash financing expense in 2004 is $259,893 reflecting the beneficial conversion feature of the warrants.

b)	During the year ended April 30, 2005 CanWest issued $1,500,000 of 6% secured convertible debentures with a maturity date of February 28, 2005, which was subsequently extended. These debentures were secured by a general security agreement over all of CanWest’s property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of CanWest’s common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. CanWest also issued to the debenture holders 5,666,166 warrants to purchase the same amount of common shares. As a result of the issuance of these convertible debentures a non-cash financing expense of $1,211,421 was charged to operations in 2005. During the year ended April 30, 2005 this convertible debenture was converted into 11,827,668 common shares and no amount remained outstanding as at April 30, 2005.

c)	During the year ended April 30, 2005 OQI issued $934,500 ($1,100,000 CDN) 3% unsecured convertible debentures which matured as to $254,864 ($300,000 CDN) on February 28, 2008, $84,955 ($100,000 CDN) on April 1, 2008 and $594,682 ($700,000 CDN) on April 15, 2008. The debentures were convertible into common shares of OQI at a rate of $1.06 ($1.25 CDN) for one year following their issuance and then at $1.36 ($1.60 CDN) per share until maturity. In conjunction with this offering OQI also issued 343,750 warrants to purchase that same number of common shares at a price of $1.36 ($1.60 CDN) until the earlier of i) OQI being listed for trading on a recognized stock exchange or ii) the maturity date. As at April 30, 2006 the balance outstanding related to these convertible debentures was $0 (2005 — $876,073).

d)	On June 9, 2005 CanWest issued 7% convertible debentures for an aggregate principal amount of $2,000,000. Pursuant to this offering CanWest issued 500,000, warrants to purchase that same number of common shares at $0.45 until June 9, 2007, 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 and 2,500,000 warrants to purchase that same number of common shares at $1.50 until June 9, 2007. In conjunction with this offering CanWest has paid $200,000 to consultants fees and recorded a non-cash financing expense of $1,561,791. The balance outstanding pursuant to these convertible debentures as at April 30, 2006 was $0, as a result of the conversion of $2,426,318 of principal and interest into 4,043,864 common shares.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
8. CONVERTIBLE DEBENTURES (continued)
e)	During August 2005, to finance the acquisition of the Eagles Nest Prospect CanWest entered into a private placement of its securities whereby CanWest issued 8% convertible debentures with stock purchase warrants for an aggregate principal amount of $5,200,000 (the “Original Offering”). Under the terms of the Original Offering, the debentures are convertible to shares of CanWest’s common stock at $0.40 per share. However, pursuant to the subscription agreement, amounts not expended on successful bids, associated costs and first year rentals are to be refunded on a pro-rata basis. The refunded amount totaled $4,472,813, as only $727,187 was used in connection with the acquisition of the Eagles Nest Oil Sands Lease and related costs. Under the terms of the Original Offering, the purchasers will also receive bonus shares equal to 10% of the refunded amount allocable to the respective purchasers, which bonus shares will be issued at the rate of $0.40 per share. Also, purchasers will receive warrants based on one warrant per $0.40 invested, after the refunded amount has been distributed to the purchaser. The warrants are exercisable for two years from the issue date at an exercise price of $0.55 per share.

Effective August 31, 2005, some of the purchasers elected not to receive their pro-rata portion of the refund amount. Rather, those purchasers elected to be included under amended terms to the Original Offering (the “Amended Offering”). Under the terms of the Amended Offering, a purchaser will receive a new convertible promissory note in the amount of their principal investment not refunded which is convertible into shares of CanWest’s common stock at a per share conversion price of $0.90 per share. The purchaser will also receive one warrant for each $0.90 of principal invested in the Amended Offering. Each warrant is exercisable to purchase one share of common stock at an exercise price of $1.30 per share for one year.

Of the total $5,200,000 raised in the Original Offering, $727,187 convertible notes were issued under the Original Offering along with 1,817,967 warrants to purchase that same number of common shares at $0.55 until September 19, 2007, $2,339,602 was refunded along with 584,878 common shares at a deemed cost of $233,951 which has been recorded as a non-cash financing expense in 2006, $2,133,186 convertible notes were issued pursuant to the Amended Offering along with 2,370,206 warrants to purchase that same number of common shares at $1.30 until September 19, 2006 and 555,670 common shares were issued to consultants at a deemed cost of $222,268 which were included in consulting expenses in 2006.

In conjunction with the Original Offering and Amended Offering CanWest has recorded a non-cash financing expense of $1,719,100 in 2006.

The subscription agreements relating to the Original Offering and Amended Offering contain certain registration rights for the shares of common stock issuable upon conversion of the notes, the exercise of the underlying warrants, bonus shares issued and shares issued to consultants. CanWest failed to meet its registration right commitments on a timely basis and as such has accrued $315,151 in penalties. During the year ended April 30, 2006 CanWest issued 1,758,253 common shares pursuant to the Original Offering and 2,319,200 common shares pursuant to the Amended offering. As at April 30, 2006 $55,929, including accrued penalties, remained outstanding under the Original Offering which was satisfied by the issuance of 179,961 common shares subsequent to April 30, 2006 and $239,999, including accrued penalties, remained outstanding under the Amended Offering which was satisfied by the issuance of 249,051 common shares subsequent to April 30, 2006.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
9. FUTURE INCOME TAXES
As at April 30, 2006, CanWest has available a net operating loss carry forward of approximately $19,600,000 (2005 — $8,000,000) which it may use to offset future United States federal taxable income. The net operating loss carry forward, if not utilized, will begin to expire in 2017. A future tax asset approximating $7,640,000 (2005 — $3,120,000) stemming from temporary timing differences between the accounting and tax treatment of certain assets and liabilities, as well as from CanWest’s net operating loss carry forwards, has been reduced by a valuation allowance to $Nil due to uncertainties regarding the utilization of the deferred assets.
OQI has net operating losses of approximately $317,000 (2005 — $246,000). As at April 30, 2006, OQI had a future tax liability related to differences between the accounting and tax values for certain assets. Such a liability stems from the renunciation of exploration expenditures to investors. The net effect of the future tax asset related to operating losses and future tax liability is a future tax liability of approximately $1,080,000 (2005 — $142,594), which has been recognized in these consolidated financial statements.
Western Petrochemicals has net operating losses of approximately $782,000 (2005 — $764,000) that may be applied against future taxable income generated in Canada which begin to expire in 2008. A future tax asset approximating $280,000 (2005 — $272,000) stemming from Western Petrochemicals net operating loss carry forwards, has been reduced by a valuation allowance to $Nil due to uncertainties regarding the utilization of the future tax asset.
Certain of the tax related filings for the above noted companies have not yet been submitted to the appropriate tax authorities. The above noted tax amounts and balances are also subject to review and assessment by the tax authorities and any changes, which may occur as a result of such review or assessment by the tax authorities has not been reflected in these financial statements.
10. NON CONTROLLING SHAREHOLDER INTEREST
At April 30, 2006 and 2005 there were non-controlling shareholder interests in OQI. These interest are comprised of the following:

	2006	2005
Balance, beginning of year	$448,224	$—
Shares issued to OQI Management	—	3,000
Share of net loss of OQI	(2,876,685)	(95,486)
Increase in interest arising from share issuances by OQI	7,164,062	540,710

Balance, end of year	$4,735,601	$448,224

OQI issued the following shares to management and third parties during the years 2005 and 2006:

Management	3,000,000
Private placement including 352,500 flow-through shares	787,500

Balance held by non-controlling interest April 30, 2005 (representing 35.11% of total common shares outstanding)	3,787,500
Private placements including 1,524,875 flow-through shares	1,721,075
Warrants exercised	549,450
Conversion of convertible note	904,434

Balance held by non-controlling interest April 30, 2006 (representing 37.25% of total common shares outstanding)	6,962,459

In conjunction with OQI private placements the Company recorded a non-cash financing charge of $1,282,453 during the year ended April 30, 2006.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
10. NON CONTROLLING SHAREHOLDER INTEREST (continued)
Flow-Through common shares entitle the investor to claim deductions for Canadian income tax purposes for the exploration costs equal to the proceeds. A future income tax liability is recognized at the time of renunciation by the issuer with a corresponding charge to operations.
During 2006 OQI issued 400,000 options to its directors to acquire that number of common shares at $5.11 ($6 CDN) for five years.
Activity in OQI common shares purchase warrants and agents options was as follows to April 30, 2006:

		Weighted Average Exercise
	Number	Price (CDN)

Issued and outstanding April 30, 2005	5,875	$2.00
Issued	3,331,016	$4.95
Exercised	(1,120,878)	$1.90

Outstanding April 30, 2006	2,216,013	$6.48

The following summarizes the OQI outstanding common share purchase warrants and agent options at April 30, 2006:

		Weighted Average
	Number Outstanding	Remaining Contractual
Exercise Price (CDN)	at April 30, 2006	Life

$1.60	156,250	1.88 years
$2.00	809,763	1.08 years
$10.00	1,250,000	0.50 years

	2,216,013	0.81 years

A summary of OQI stock options is as follows:

		Weighted Average
	Number	Exercise Price (CDN)

Granted during 2005 and outstanding April 30, 2005	300,000	$0.50
Granted	500,000	$5.40
Cancelled	(100,000)	$0.50

Outstanding April 30, 2006	700,000	$4.00

The following table summaries information about OQI stock options outstanding at April 30, 2006:

	Number	Number	Weighted Average
Exercise Price	Outstanding at	Exercisable at	Remaining Contractual
(CDN)	April 30, 2006	April 30, 2006	Life

$0.50	200,000	200,000	3.54 Years
$3.00	100,000	—	4.26 Years
$6.00	400,000	200,000	4.63 Years

	700,000	400,000	4.27 Years

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
11. CAPITAL STOCK
a) Authorized common shares
During the year ended April 30, 2006 the authorized number of CanWest’s common shares was increased to 250,000,000 from 100,000,000.
b) Treasury stock
During the year ended April 30, 2000 CanWest purchased 23,000 shares of its common stock from the original owners who had acquired the shares prior to April 30, 2000 in a private placement. The common stock was purchased for the same amount as the proceeds from original issue.
(c) Shares issued for services
During the year ended April 30, 2006 CanWest issued 2,000,000 common shares pursuant to an agreement for advertising and promotion, at a deemed cost of $860,000. CanWest also issued 3,200,000 common shares pursuant to consulting agreements, at a deemed cost of $6,080,000, whereby the shares are earned evenly over a six-month period ending May 2006. The deemed value of the contracted services not yet earned of $1,013,333 has been reflected in prepaid expenses. The Company also issued 584,878 bonus common shares, at a deemed cost of $233,951, pursuant to a convertible debt agreement that has been included in non-cash financing expenses. The Company issued 5,962,067 common shares pursuant to agreements with employees and consultants and has recorded related expenses as to $1,120,898 in consulting, $352,686 in exploration which includes $233,333 related to the Anhydride Petroleum Limited Partnership, $27,000 in office, $36,000 in professional fees and $599,475 in advertising and promotion costs.
d) Settlement with Anhydride Canada Creditors
During the year ended April 30, 2004, in an attempt to settle outstanding liabilities of Anhydride Canada, CanWest made an offer to creditors to settle outstanding debts for shares of CanWest at a deemed price of $0.10 per share for every $0.15 CDN of debt held. CanWest has received acceptances from creditors that represents 2,776,560 CanWest common shares. During the year ended April 30, 2004 CanWest issued 287,638 shares pursuant to these agreements and during the year ended April 30, 2005 it issued an additional 493,493 shares. During the year ended April 30, 2006 CanWest issued 33,529 common shares pursuant to these agreements.
e) Anhydride Petroleum Limited Partnership
Pursuant to an agreement between CanWest and Anhydride Petroleum Limited Partnership (the “Limited Partnership”), CanWest agreed to acquire the interests of the Limited Partnership in a property, which Anhydride Canada had an interest in but was written off as of April 30, 2003, for 3,220,000 common shares of CanWest. During the year ended April 30, 2005, 886,666 of these shares were issued and charged to exploration at $0.10 per share. The balances of the shares were issued during the year ended April 30, 2006 and $233,333 was charged to exploration expense.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
11. CAPITAL STOCK (continued)
f) Debt Settlement
During the year ended April 30, 2005 CanWest also entered into three private placements whereby for the settlement of $476,500 of debt it issued 1,906,000 common shares and 1,586,508 warrants to purchase that same number of common shares at $0.35 each until September 14, 2006. CanWest, also during the year ended April 30, 2005 settled $595,000 in debt owed to related parties through the issuance of 2,380,000 common shares and 2,380,000 warrants to purchase that same number of common shares at $0.34 per share until September 30, 2005.
During the year ended April 30, 2006 CanWest settled $366,000 of debt owed by Western Petrochemicals through the issuance of 850,000 common shares.
g) Private Placements of Common Shares
CanWest received $150,000 in share subscriptions pertaining to a private placement of 1,500,000 shares at $0.10 per share of which 375,000 shares had been issued to April 30, 2002 for net subscriptions received at April 30, 2002 of $112,500. The balance of 1,125,000 shares were issued during the April 30, 2003 year-end. In addition, during the April 30, 2003 year-end, CanWest completed a private placement of 40,000 shares at $0.30 per share for total proceeds of $12,000 and during the year ended April 30, 2004 it completed a private placement of 200,000 shares for proceeds of $40,000.
During the year ended April 30, 2006 CanWest completed a private placement of 15,268,000 units at $1.50 per unit whereby it issued 15,268,000 common shares and 7,634,000 warrants at $2.00 until December 12, 2007. Pursuant to this placement CanWest paid consultants $528,870 cash plus 260,580 warrants on similar terms as the issued warrants. In conjunction with this financing CanWest has also granted the investors and consultants certain registration rights whereby CanWest has undertaken to file a resale registration statement covering the shares and shares underlying the warrants within sixty days of closing, otherwise it shall pay a 2% penalty for each month and part of month that it is late in doing so. In addition, CanWest must respond to any queries to that resale registration statement within two weeks of receipt or else be subject to an additional penalty as to 2% for each two weeks thereafter. The penalties are payable, at the unit holders election, in either common shares or cash at $1.75 per penalty share. Any penalty shares will also be qualified for resale by the same SB2 registration statement. To date CanWest has not filed the required SB2 registration statement and estimates that the total number of penalty shares that will need to be issued will be 2,889,371 common shares at a deemed cost of $17,312,623, which is included in non cash financing expense as at April 30, 2006.
i) Shareholders Rights Plan
As at March 9, 2006 CanWest adopted a shareholders right plan and reserved 250,000 of its preferred shares for issuance pursuant to the exercise of the rights. The rights are designed to have certain anti-takeover effects and as such they will cause substantial dilution to a person or group that attempts to acquire CanWest without conditioning the offer on a substantial number of rights being acquired, or in a manner or on terms not approved by the board of directors of CanWest. The rights, however, should not deter any prospective offeror willing to negotiate in good faith with the board of directors, nor should the rights interfere with any merger or other business combination approved by the board of directors. To effect the shareholders rights plan CanWest declared a distribution of one right to each outstanding share of common stock, payable to shareholders of record on March 23, 2006. This right will be attached to the underlying common share and remain with the common share should the common share be sold or transferred.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
12. STOCK OPTIONS
CanWest has adopted stock option plans at various dates that were not adopted or ratified by shareholders, they may be granted at any price for a period of up to ten years as indicated below:

	NUMBER				CANCELLED /		OUTSTANDING	EXERCISE
PLAN	AUTHORIZED	GRANTED	EXERCISED		EXPIRED		APRIL 30, 2006	PRICE

2000	1,050,000	1,050,000	1,050,000				NIL	$0.27
2002	1,365,000	1,365,000	1,235,000	(1)	130,000		NIL	$0.12 -$0.36
2003	2,500,000	2,500,000	2,500,000	(2)	NIL		NIL	$0.06 - $0.12
2003(b)	2,500,000	2,450,100	2,450,100	(3)	NIL		NIL	$0.10 - $0.40
2003(c)	2,000,000	2,000,000	2,000,000	(4)	NIL		NIL	$0.17 - $0.40
2004	900,000	900,000	900,000	(5)	NIL		NIL	$0.31 - $0.37
2005	2,000,000	2,000,000	2,000,000	(6)	NIL		NIL	$0.36 - $0.48
2005(b)	2,500,000	950,000	550,000	(7)	NIL	(8)	400,000	$1.50 - $2.00
2006	2,500,000	2,100,000	50,000		NIL	(8)	2,050,000	$1.70 - $4.62

(1)	Includes 225,000 issued to consultants for $81,000 bonus

(2)	Includes 1,050,000 issued for services

(3)	Includes 1,160,000 issued for services

(4)	Includes 1,200,000 issued for services and 600,000 for $102,000 bonus

(5)	Includes 900,000 issued for services

(6)	Includes 2,000,000 issued for services and bonus to consultants

(7)	Exercised on a cashless basis

(8)	See table below
The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees and accordingly no stock based compensation expense has been recorded. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option-pricing model, the pro-forma effect on the Company’s net loss and per share amounts would have been as follows:

	2006	2005	2004
Net loss, as reported	$(55,372,244)	$(5,109,073)	$(1,581,054)
Add:
Stock-based expense under the fair value based method	(4,545,322)	(16,420)	(127,886)

Net loss, pro-forma	$(59,917,566)	$(5,125,493)	$(1,708,940)

Net los per share, as reproted
Add:	$(0.68)	$(0.16)	$(0.09)
Stock-based expense under the fair value based method	(0.05)	—	—

Net loss per share, pro-forma	$(0.73)	$(0.16)	$(0.09)

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
12. STOCK OPTIONS (continued)
During the year ended April 30, 2006 2,005,000 (2005 – 2,899,900 / 2004 — 4,020,100) options were granted to consultants. These options were accounted for using the Black-Scholes option-pricing model, which resulted in a stock option compensation expense of $1,315,453 (2005 — $68,552; 2004 — $89,340) that has been included in consulting expenses.
The fair value of each option grant is calculated using the following weighted average assumption:

	2006	2005	2004

Expected life in years	2	5	1
Interest rate	4.28%	3.98%	2.50%
Volatility	107.57%	146.12%	84.01%
Dividend yield	0.00%	0.00%	0.00%
CanWest had outstanding options to purchase that same number of shares as follows:

	Stock option	Exercise	Number of Options
Plan	Expiry Date	Price	2006	2005	2004
SOP 2003(c )	15-Oct-04	$0.17	—	—	600,000
SOP 2003(c )	27-Jan-05	$0.30	—	—	100,000
SOP 2002	15-May-05	$0.25	—	225,000	455,000
SOP 2003(c )	2-Feb-06	$0.30	—	100,000
SOP 2000	21-Aug-06	$0.27	—	850,000	1,050,000
SOP 2005(b)	20-Oct-07	$1.50	400,000	—	—
SOP 2006	1-Jan-07	$1.70	300,000	—	—
SOP 2006	1-Jan-08	$2.00	400,000	—	—
SOP 2006	11-Jan-08	$2.58	600,000	—	—
SOP 2006	8-Feb-08	$4.62	250,000	—	—
SOP 2006	17-Feb-09	$4.57	250,000	—	—
SOP 2006	9-Mar-08	$4.60	250,000	—	—

			2,450,000	1,175,000	2,205,000

Included in the number of options outstanding as at April 30, 2006 are 311,111 options at $2.00 with an expiry date of January 1, 2008 that vest evenly over the following fourteen months and 116,666 options at $1.70 with an expiry date of January 1, 2007 that vest evenly over the following two months. All other options are fully vested.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
13. STOCK OPTIONS (continued)
The following table summarizes CanWest’s stock option activity for the years 2004 through 2006:

	Number of		Weighted Average
	Options	Exercise Price	Exercise Price

Balance, April 30, 2003	2,415,000	$0.12 to $0.27	$0.24
Granted during year	6,050,100	$0.06 to $0.45	$0.14
Cancelled	(400,000)	$0.25	$0.25
Exercised	(5,760,100)	$0.06 to $0.45	$0.13
Expired	(100,000)	$0.25	$0.25

Balance, April 30, 2004	2,205,000	$0.17 to $0.27	$0.24
Granted during year	2,749,900	$0.30 to $0.48	$0.37
Exercised	(3,649,900)	$0.17 to $0.48	$0.33
Expired	(130,000)	$0.25 to $0.30	$0.29

Balance, April 30, 2005	1,175,000	$0.25 to $0.30	$0.27
Granted during year	4,875,000	$0.36 to $4.60	$1.76
Exercised	(3,375,000)	$0.27 to $2.00	$0.58
Expired	(225,000)	$0.25	$0.25

Balance, April 30, 2006	2,450,000	$1.50 to $4.62	$2.82

13. WARRANTS
CanWest had the following warrants outstanding at April 30:

Expiry	Exercise
Date	Price	2006	2005	2004
6-Jan-05	$0.35	—	—	2,666,666
14-Sep-05	$0.34	—	2,380,000	—
3-Nov-05	$0.35	—	1,791,627	—
14-Sep-06	$0.34	2,380,000	—	—
14-Sep-06	$0.35	—	6,647,963	—
19-Sep-06	$1.30	1,022,630	—	—
19-Sep-07	$0.55	568,111	—	—
12-Dec-07	$2.00	7,894,580	—	—
15-Dec-07	$2.00	1,500,000	—	—
6-Feb-08	$4.50	200,000	—	—

		13,565,321	10,819,590	2,666,666

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
13. WARRANTS (continued)
During the year ended April 30, 2004, pursuant to the issuance of $1,000,000 6% secured convertible debentures, CanWest also issued 2,666,666 warrants. Each warrant entitled its holder to purchase an additional common share of CanWest during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holder of the warrants could elect a cashless exercise of the warrants based on the market value of CanWest’s common shares at the time of exercise. During the year ended April 30, 2005, as an inducement to have the holders exercise, CanWest agreed to reduce the exercise price on 2,222,222 of these warrants to $0.20 per share and they were exercised for cash. CanWest also agreed to issue an additional 2,222,2222 warrants at $0.35 pre share and extend the expiry date on the remaining 444,444 warrants to November 3, 2005 and recorded a non-cash financing expense of $375,715 during the year ended April 30, 2006. Of these re-issued and lengthened expiry dated warrants 875,039 were exercised for cash. As at April 30, 2005 1,791,627 of these warrants remained exercisable. During the year ended April 30, 2006 a total of 1,791,072 of these warrants were exercised, as to 451,855 of the warrants for cash proceeds of $158,149 and 1,339,217 warrants were exercised pursuant to cashless exercise provisions, whereby CanWest issued 841,454 common shares. A total of 555 of these warrants expired unexercised.
During the year ended April 30, 2005, pursuant to the issuance of secured $1,500,000 6% convertible debentures (note 8(b)) CanWest also issued 5,666,166 warrants. Each warrant entitled its holder to purchase an additional common share of CanWest at $0.35 until September 14, 2006. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of CanWest’s common shares at the time of exercise. During the year ended April 30, 2005, 604,711 of these warrants were exercised for cash and 5,061,455 remained outstanding at April 30, 2005. During the year ended April 30, 2006 the remaining warrants were exercised as to 512,300 of the warrants for cash proceeds of $179,305 and 4,549,155 warrants were exercised pursuant to cashless exercise provisions, whereby CanWest issued 2,813,960 common shares.
Pursuant to three private placements during the year ended April 30, 2005, CanWest issued 1,586,508 warrants to purchase that same number of common shares at $0.35 each until September 14, 2006. These warrants were exercised during the year ended April 30, 2006 pursuant to cashless exercise provisions, whereby CanWest issued 1,474,782 common shares. Also during the year ended April 30, 2005, CanWest settled $595,000 in debt pursuant to which it issued 2,380,000 warrants to purchase that same number of common shares until September 14, 2005 which was extended to September 14, 2006 during the year ended April 30, 2006. In conjunction with the extension of these warrants the Company recorded a non-cash financing expense of $2,603,486.
Also during the year ended April 30, 2005 CanWest settled $595,000 in debt owed to related parties through the issuance of 2,380,000 common shares and 2,380,000 warrants to purchase that same number of common shares at $0.34 per share until September 30, 2005 which was extended to September 30, 2006 during the year ended April 30, 2006.
CanWest, during the year ended April 30, 2006, issued as an inducement for early exercising of the warrants with expiry dates of November 3, 2005 and September 14, 2006, 1,945,750 warrants to purchase that same number of common shares at $0.35 until April 30, 2006 and recorded a non-cash financing expense of $286,472. After the issuance all of these warrants were exercised for cash proceeds of $681,013

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
13. WARRANTS (continued)
In conjunction with the June 9, 2005 convertible debenture CanWest issued i) 500,000 warrants to purchase that same number of common shares at $0.45 until June 9, 2007 of which 431,250 were exercised for cash and the balance issued on a cashless exercise basis whereby 68,750 common shares were issued, ii) 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 of which 2,625,000 were exercised for cash and the balance done on a cashless exercise basis whereby 2,216,685 common shares were issued and iii) 2,500,000 warrants to purchase that same number of common shares at $1.50 until June 9, 2007 of which 500,000 were exercised for cash and the balance done on a cashless exercise basis whereby 1,620,005 common shares were issued.
During the year ended April 30, 2006, in conjunction with the financing of the Eagles Nest Project CanWest issued 2,370,206 warrants to purchase that same number of common shares until September 19, 2006 at $1.30 per share and 1,817,967 warrants to purchase that same number of common shares until September 19, 2007 at $0.55 per share. During the year ended April 30, 2006, 1,347,577 of the $1.30 warrants were exercised for cash and 1,249,845 of the $0.55 warrants were exercised for cash.
During December 2005, in conjunction with a private placement of 15,068,000 units at $1.50 per unit CanWest issued 7,894,580 warrants to purchase that same number of common shares at $2.00 per share until December 12, 2007 and recorded a non-cash financing expense of $9,632,116.
As part of CanWest’s December 2005 purchase of 571,428 OQI common shares and warrants from a third party for $4,932,482, CanWest issued 1,500,000 share purchase warrants whereby each warrant will allow the holder to purchase an additional common share at $2.00 until December 15, 2007 and recorded a non-cash financing expense of $1,713,929.
Also during the year ended April 30, 2006, CanWest issued a consultant a warrant to purchase 200,000 common shares at $4.50 per share until February 6, 2008 and recorded a non-cash financing expense of $667,360.
Subsequent to April 30, 2006, 242,974 of the September 19, 2007 $0.55 warrants were exercised for cash and 439,635 of the September 19, 2006 $1.30 warrants were exercised for cash.
14. RELATED PARTY TRANSACTIONS
The following non-arm’s length transactions occurred with parties who are directors and stockholders of the Company.
(a)	CanWest acquired the assets of the Athabasca Uranium Syndicate (note 6(b)), who were related by significant influence, in exchange for 6,000,000 common shares of CanWest.

(b)	During the year ended April 30, 2006, CanWest was charged management fees of $0 (2005 — $72,000) by October Sun, a Nevada Corporation (“October Sun”) from whom CanWest acquired Anhydride USA. October Sun was related to CanWest by way of significant influence. As of April 30, 2006, $58,062 (2004 — $58,062) was owed to October Sun, without interest or stated terms of repayment. On September 14, 2004 October Sun converted $400,000 into 1,600,000 common shares and 1,600,000 warrants to purchase that same number of common shares at $0.34 per share until September 14, 2005. During the year ended April 30, 2006 the expiry date on the warrants was extended to September 14, 2006.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
14. RELATED PARTY TRANSACTIONS (continued)
(c)	As at April 30, 2003 a total of $33,200 was due to an officer. During the year ended April 30, 2004 $30,000 of this amount was settled by the officer exercising an option to acquire 300,000 common shares. During the year ended April 30, 2004 this officer was paid management fees of $54,857, which included $30,000 paid by way of issuing him an additional 300,000 common shares. As at April 30, 2004 no amounts were owed to this officer.

(d)	The Company accrued fees of $3,271 in 2003 to a director and officer, included in advertising and promotion expenses, that were written off during 2004.

(e)	United Corporate Advisors (“UCA”) is related to the Company by way of common directors. As of April 30, 2006 $0 (2005 — $11,627) was owed to UCA and included in due to related parties. On September 14, 2004 UCA converted $195,000 into 780,000 common shares and 780,000 warrants to purchase that same number of common shares at $0.34 per share until September 14, 2005. During the year ended April 30, 2006 the expiry date on the warrants was extended to September 14, 2006. Also during the year ended April 30, 2006 UCA was paid consulting fees of $136,462.

(f)	Included in consulting expenses for the year ended April 30, 2004 is $39,100 pertaining to 230,000 shares issued to directors of the Company under the 2003b Plan.

During the year ended April 30, 2005, pursuant to various Company stock option plans, directors of the company were issued 650,000 common shares and deemed proceeds of $151,000 were charged to consulting. Also included in consulting for the year ended April 30, 2005 is $4,611 paid to directors of the Company.

During the year ended April 30, 2006 the Company paid consulting fees of $43,389 to a director of the Company. CanWest also issued directors 150,000 bonus shares at a deemed cost of $54,000 that was included in consulting expenses. Included in accounts payable and included in consulting expenses as at April 30, 2006 is $732,470 relating to 141,667 bonus shares issued to directors after April 30, 2006.

(g)	Also during the year ended April 30, 2006 a private company with a director in common received 1,000,000 common shares at a deemed cost of $1,900,000 to provide consulting services to the Company for the six month period ending May 2006 and it also received consulting fees of $85,487 and a royalty on the Eagles Nest prospect of $0.0027969 per barrel.

(h)	During the year ended April 30, 2006 OQI paid its President and CEO $148,091 (2005 — $39,963), Chief Financial Officer $148,091 (2005 — $39,963) and Vice President, of Exploration $91,676 (2005 — $0). All of these officers are paid pursuant to management agreements which contain change of control and termination clauses whereby OQI has agreed to pay the officers, subject to certain conditions, an amount of up to one and one-half times their annual pay should they be terminated for reasons other than cause or certain triggering events occur.

(i)	A private company with directors in common was issued 2,000,000 common shares of CanWest, at a deemed cost of $860,000, which has been included in advertising and promotion expense for the year ended April 30, 2006.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
15. COMPREHENSIVE LOSS

	2006	2005	2004
Net Loss	$(52,640,903)	$(5,109,073)	$(1,581,054)
Other comprehensive income (loss)	1,130,238	(53,270)	(37,014)

	$(51,510,665)	$(5,162,343)	$(1,618,068)

16. SUBSEQUENT EVENTS
a)	On June 9, 2006, CanWest entered into an agreement with OQI that provided for the combination of the two companies. Under the terms of the agreement and subject to shareholder and regulatory approvals, each of the common shares of OQI not already owned by CanWest will be exchanged for 7.95 exchangeable shares of OQI, subject to closing adjustments. Each exchangeable share may be exchanged for one common share of CanWest. Based on the number of OQI’s fully diluted shares CanWest estimates that it may be required to issue up to 74 million of its common shares should all of the OQI shares not controlled by CanWest be exchanged. In conjunction with closing of this agreement the Company has committed to paying $2,147,651 ($2,400,000 CDN) in costs to third parties plus 35,000 OQI common shares.

b)	Also subsequent to April 30, 2006, CanWest completed a private placement of 5,668,100 flow through common shares for gross proceeds of $33,684,009. These common shares have been issued on a flow through basis whereby the proceeds must be used for exploration in Canada and the tax benefits from that exploration will flow through to the subscribers. The agreement calls for CanWest to become a reporting issuer in Alberta Canada on or before September 3, 2006 and that should CanWest fail to do this that CanWest will issue an additional 566,810 flow though common shares. In conjunction with this financing CanWest has paid finders fees of $1,852,659 and has entered into a subscription agreement with OQI whereby it has purchased 703,054 OQI flow through common shares for $33,684,048.

c)	On May 1, 2006, CanWest entered into an executive employment agreement with its new chief executive officer whereby that officer received options under the 2006 stock option plan as to 4,000,000 common shares exercisable at $6.75 per share and vesting as to 1 million immediately, 1 million upon attaining certain reorganization goals of the Company related to OQI, 1 million on May 1, 2007 and 1 million on May 1, 2008. CanWest also agreed to pay him a signing bonus of $135,123 ($151,000 CDN) and $268,456 ($300,000 CDN) per year in salary. This agreement also contains termination clauses whereby CanWest has agreed to pay, subject to certain conditions, an amount equal to one and one half times his annual salary, benefits and bonuses and an acceleration of the vesting period of options outstanding should he be terminated for reasons other than cause or CanWest undergo a change in control.

d)	In addition to the options noted above CanWest also issued 300,000 options at $6.00 until May 18, 2008 and 30,000 options at $6.00 until May 18, 2009. Also after April 30, 2006 CanWest issued 205,334 bonus shares to its employees and officers. The deemed cost of these bonus shares being $1,061,680 has been included in accounts payable as at April 30, 2006.

e)	In support of an expanded drilling program on the OQI Exploration Permits OQI has committed to the purchase of a $3,579,418 ($4,000,000 CDN) portable residence camp facility.

f)	OQI has entered into an office lease whereby its lease commitments will be $158,389 ($177,000 CDN) for the next two years.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
(Stated in U.S. Dollars unless otherwise noted)
16. SUBSEQUENT EVENTS (continued)
g)	On May 1, 2006 OQI granted options to its employees and directors to allow them to acquire up to 1,230,000 OQI common shares for up to five years. Of these options 315,000 have an exercise price of $5.37 ($6.00 CDN) and are immediately vested; 215,000 have an exercise price of $22.37 ($25.00 CDN) and vest immediately; 400,000 have an exercise price of $22.37 ($25.00 CDN) and vest upon certain performance conditions being met; and 300,000 have an exercise price of $22.37 ($25.00 CDN) and vest as to one third on each of the first, second and third anniversaries of the date of grant.

h)	Also effective May 1, 2006, the OQI Board of Directors increased the compensation paid to OQI’s President, Chief Financial Officer and Vice President of Exploration whereby they are now paid $268,456 ($300,000 CDN), $223,714 ($250,000 CDN), and $223,714 ($250,000 CDN) per annum, respectively.

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Consolidated Balance Sheets
(U.S. Dollars)

	July 31,	April 30,
	2006	2006
	(Unaudited)	(Note 16)
ASSETS
Current
Cash (note 2 (f))	$50,578,956	$22,127,315
Accounts receivable	859,662	675,764
Prepaid expenses	—	1,013,333

	51,438,618	23,816,412
Properties (notes 4 and 16)	35,062,763	17,123,098
Investment in Energy 51 Inc. (note 5)	310,291	310,291

	$86,811,672	$41,249,801

LIABILITIES
Current
Accounts payable (note 6)	$17,826,973	$19,624,206
Convertible debentures (note 7)	—	295,928
Due to related parties (note 12)	58,062	58,062

	17,885,035	19,978,196
Future Income taxes	861,082	1,080,821
Non controlling shareholder interest (note 8)	16,323,010	4,735,601

	35,069,127	25,794,618

Commitments and contingencies (notes 3, 4 ,9, 10, 11, 12, 14 and 15)
STOCKHOLDERS’ EQUITY
Capital Stock
Authorized
250,000,000 Common stock with a par value of $0.001 each (notes 9, 10 and 11)
10,000,000 Preferred stock with a par value of $0.001 each (notes 9 and 15)
Issued
122,218,808 Common stock	122,219
115,046,408 Common stock		115,046
Treasury Stock	(23)	(23)
Additional Paid-in Capital	134,705,435	77,724,943
Deficit Accumulated During Exploration Stage	(82,586,393)	(62,640,868)
Other Comprehensive Income (Loss)	(498,693)	256,085

	51,742,545	15,455,183

	$86,811,672	$41,249,801

See Notes to the Consolidated Financial Statements

f-1

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Operations
(Unaudited – Prepared by Management)
(U.S. Dollars)

			From
			Inception on
	Three Months Ended		April 3, 1998
	July 31,		Through
	2006	2005	July 31, 2006

Expenditures
Non-cash financing expense	$—	$1,814,559	$36,472,143
Stock-based compensation expense	22,008,597	390,375	23,634,718
Consulting	1,867,423	428,901	12,076,813
Exploration costs	649,272	362,415	10,765,251
Advertising and promotion	80,585	268,061	3,419,327
Professional fees	573,338	87,621	2,350,825
Write-off of exploration property	—	18,000	856,359
Office	284,208	35,246	785,126
Interest	23,005	16,732	772,342
Management fee	—	—	414,602
Travel	28,352	12,585	310,884
Transfer agent fee	11,390	11,021	261,508
Rent	57,465	14,405	221,670
Other	—	—	126,220

	25,583,635	3,459,921	92,467,788
Other Items
Recovery of exploration costs	—	—	(936,469)
Interest income	(290,586)	—	(563,890)

Net loss before income tax recovery and non-controlling shareholder interest	25,293,049	3,459,921	90,967,429
Income tax recovery	(196,441)	(17,481)	(257,782)

Net loss before non-controlling shareholder interest	25,096,608	3,442,440	90,709,647
Non-controlling shareholder interest	(5,151,083)	(238,733)	(8,123,254)

Net loss	$19,945,525	$3,203,707	$82,586,393

Net Loss Per Share	$0.17	$0.05

Weighted Average Number of Shares Outstanding	117,722,101	60,353,221

See Notes to the Consolidated Financial Statements

f-2

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Stockholders’ Equity
For the Three Months Ended July 31, 2006 and the Year Ended April 30, 2006
(Unaudited – Prepared by Management)
(U.S. Dollars)

						Other	Deficit
					Additional	Comprehensive	Accumulated	Total
	Common Stock		Treasury Stock		Paid-in	Income (loss)	During the	Stockholders
	Shares	Par Value	Shares	Par Value	Capital	(Note 16)	Exploration Stage	Equity
Balance, April 30, 2005	58,408,661	$58,409	(23,000)	$(23)	$13,835,455	$(165,834)	$(9,999,965)	$3,728,042
Common stock issued for:
Cash	24,512,052	24,512	—	—	28,888,364	—	—	28,912,876
Cashless exercise of warrants and options	10,971,013	10,971	—	—	(10,971)	—	—	—
Property	385,880	385	—	—	500,059	—	—	500,444
Services	11,746,945	11,747	—	—	9,298,262	—	—	9,310,009
Settlement of debt	9,021,857	9,022	—	—	5,449,975	—	—	5,458,997
Stock option compensation expense	—	—	—	—	1,314,505	—	—	1,314,505
Beneficial conversion feature of convertible debenture and warrants	—	—	—	—	18,449,294	—	—	18,449,294
Other comprehensive income Exchange gain on translation	—	—	—	—	—	421,919	—	421,919
Net loss	—	—	—	—	—	—	(52,640,903)	(52,640,903)

Balance, April 30, 2006	115,046,408	115,046	(23,000)	(23)	77,724,943	256,085	(62,640,868)	15,455,183
Common stock issued for:
Cash	6,350,699	6,351	—	—	34,382,812	—	—	34,389,163
Settlement of debt	821,701	822	—	—	2,534,382	—	—	2,535,204
Stock option compensation expense	—	—	—	—	22,008,597	—	—	22,008,597
Share issue costs	—	—	—	—	(1,945,299)	—	—	(1,945,299)
Other comprehensive loss Exchange loss on translation	—	—	—	—	—	(754,778)		(754,778)
Net loss	—	—	—	—	—	—	(19,945,525)	(19,945,525)

Balance, July 31, 2006	122,218,808	$122,219	(23,000)	$(23)	$134,705,435	$(498,693)	$(82,586,393)	$51,742,545

See Notes to the Consolidated Financial Statements

f-3

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Consolidated Statements of Cash Flows
(Unaudited – Prepared by Management)
(U.S. Dollars)

			From Inception on
	For the Three Months Ended		April 3, 1998
	July 31,		Through July 31,
	2006	2005	2006
Operating Activities
Net loss	$(19,945,525)	$(3,203,707)	$(82,586,393)
Non cash adjustments to net loss
Non-cash financing expense	—	1,814,559	36,472,143
Stock-based compensation expense	22,008,597	390,375	23,634,718
Consulting expenses satisfied by shares	—	215,000	8,915,849
Exploration costs acquired for shares	—	—	578,684
Advertising and promotion for shares	—	—	1,459,475
Write-off of exploration property	—	—	856,359
Other	—	—	126,220
Recovery of exploration expenses	—	—	(936,469)
Income tax recovery	(196,441)	(17,481)	(257,782)
Non controlling shareholder interest	(5,151,083)	(238,733)	(8,123,254)
Changes In Non-Cash Working Capital
Accounts receivable and prepaid expenses	820,892	67,050	145,128
Accounts payable	431,837	115,728	3,249,451

Cash Used in Operating Activities	(2,031,723)	(857,209)	(16,465,871)

Investing Activities
Property acquisition	(1,187,403)	(869,345)	(14,483,972)
Other investments	—	—	(416,799)

Cash Used in Investing Activities	(1,187,403)	(869,345)	(14,900,771)

Financing Activities
Issuance of shares for cash	32,443,864	191,644	63,738,133
Common stock returned to treasury	—	—	(15,212)
Convertible debentures	—	2,054,009	8,384,496
Advances from related parties	—	56,373	653,062
Future income taxes	—	(113,864)	1,120,206
Shares issued by subsidiary to non-controlling interest	10,518	3,777,982	7,718,290

Cash Provided by Financing Activities	32,454,382	5,966,144	81,598,975

Inflow of Cash	29,235,256	4,239,590	50,232,333
Effects of exchange rate changes on cash	(783,615)	—	346,623
Cash, Beginning of Period	22,127,315	1,022,175	—

Cash, End of Period (note 2f)	$50,578,956	$5,261,765	$50,578,956

Non-Cash Financing Activities
Common stock issued for properties	$—	$—	$3,336,998

Warrants granted on purchase of properties	$—	$—	$50,000

Common stock issued for services	$—	$—	$1,531,667

Common stock issued for debt	$2,535,204	$—	$6,304,103

See Notes to the Consolidated Financial Statements

f-4

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
1.	DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS
CanWest Petroleum Corporation (“CanWest”) together with its subsidiaries (collectively referred to as the “Company”) is in the exploration stage and follows the guidance of a development stage company as defined in statement No. 7 of the Financial Accounting Standards Board. The principal business activity is the exploration and development of natural resource properties in Canada.
2.	BASIS OF PRESENTATION:
a)	Unaudited financial information

These consolidated financial statements have been prepared in accordance with United States of America Generally Accepted Accounting Principles (“US GAAP”) and reflect all adjustments (all of which are normal and recurring in nature) that, in the opinion of management, are necessary for fair presentation of the interim financial information. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year ending April 30, 2007. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited consolidated financial statements and notes included herein have been prepared on a basis consistent with and should be read in conjunction with the Company’s audited consolidated financial statements and notes for the year ended April 30, 2006 as filed in its annual report on Form 10-KSB.

The significant accounting polices used in these consolidated financial statements are as follows:

b)	Principles of consolidation

These consolidated financial statements include the accounts of CanWest and all of its subsidiaries as follows:
-	its wholly owned subsidiary, Anhydride Petroleum (USA), Inc. (“Anhydride USA”) and Anhydride USA’s wholly owned subsidiary Anhydride Petroleum (Canada) Inc. (“Anhydride Canada”), both acquired April 30, 2002, until October 31, 2005 when Anhydride Canada was sold to a third party for nominal cash proceeds;

-	Oilsands Quest Inc. (“OQI”) in which it held a 64.08% interest (April 30, 2006 – 62.75% (note 4 (a) and 15);

-	Western Petrochemicals Corp. (“Western Petrochemicals”) in which it holds a 100% interest (note 4 (b)); and

-	Township Petroleum Corporation (“Township”), in which it holds a 100% interest (note 4 (c)).
All inter-company transactions and balances have been eliminated.

f-5

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
2.	BASIS OF PRESENTATION: (continued)
c)	Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

d)	Foreign currency translation

The Company’s operations and activities are conducted principally in Canada; hence the Canadian dollar is the functional currency that is translated into U.S. dollars for reporting purposes as follows:
(i)	Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;

(ii)	Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities; and,

(iii)	Revenues and expenditures at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency are included in other comprehensive income (loss) as a separate component of stockholders’ equity.
e)	Properties and exploration stage expenditures

Properties represents the capitalized costs of acquisition of natural resource properties principally, the right to explore for oil sands deposits in the provinces of Alberta and Saskatchewan, Canada and oil shale deposits in the province of Saskatchewan, Canada.

All exploration costs incurred to the date of establishing that a property is economically recoverable are charged to operations.

f)	Restricted Cash

Cash includes $33,055,987 ($37,409,460 CDN) representing proceeds of a flow through share offering. In accordance with the terms of the offering and pursuant to certain provisions of the Income Tax Act (Canada) the Company is required to expend these funds on qualifying resource property expenditures by July 5, 2008.

f-6

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
2.	BASIS OF PRESENTATION: (continued)
g)	Stock-based compensation:

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123R. “Share Based Payment”. SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period in the Company’s financial statements. Stock based compensation expense recognized during the period is based on the value of the portion of the share based payment award that is ultimately expected to vest during the period. The Company estimates the fair value of stock options using the Black-Scholes valuation model, consistent with the provisions of SFAS No. 123R and the Company’s prior period pro-forma disclosures of net earnings. The Black-Scholes valuation model requires the input of highly subjective assumptions, including the option’s expected life and the expected price volatility of the Company’s common stock. The expected stock price volatility assumption was determined using historical volatility of the Company’s common stock. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions:

	Three Months Ended
	July 31, 2006	July 31, 2005

Expected Life (years)	5.21	2.00
Risk free interest rate	4.64%	3.25%
Expected volatility	125%	183%
Dividend yield	0%	0%
The estimated fair value is then amortized on the straight-line method over the vesting period.
The Company adopted SFAS 123R effective May 1, 2006 using the Modified Prospective Method. This method requires that awards granted, modified, repurchased or cancelled in the quarter beginning after the adoption date use the fair value method to recognize stock based compensation.
In applying the Modified Prospective Application method for the three months ended July 31, 2006, the Company recorded stock based compensation cost totalling the amount that would have been recognized had the fair value method been applied since the effective date of SFAS No.123. Previous amounts have not been restated.
Prior to the adoption of SFAS No. 123R, the Company applied Accounting Principles Board Opinion No 25. “Accounting for Stock Issued to Employees (“APB No. 25”), and related interpretations and provided the required pro-forma disclosures of Financial Accounting Standards 123 “Accounting for Stock-based Compensation (“SFAS 123”). Under APB No. 25, compensation expenses are only recorded to the extent that the exercise price is less than fair value on the measurement date. Non-employee options were recognized at the fair value of the options as determined by an option-pricing model as the services were performed and the options earned. The pro-forma information for the three months ended July 31, 2005 was as follows:

f-7

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
2.	BASIS OF PRESENTATION: (continued)
g)	Stock-based compensation (continued)

Net loss for the period, as reported	$3,203,707
Stock-based employee compensation if fair-value based method applied	212,853

Pro-forma net loss as if fair-value method had been applied	$3,416,560

Basic and diluted loss per share
As reported	$0.05
Pro forma	$0.06
The weighted average fair value of stock options granted during the three months ended July 31, 2005 was $0.36 option.

h)	Loss per share

Loss per share calculations are based on the weighted average number of shares outstanding during the period. Diluted loss per share has not been presented separately as the outstanding warrants and options are anti-dilutive for each of the periods presented.
3.	BUSINESS COMBINATIONS, PRO-FORMA INFORMATION

Subsequent to July 31, 2006, CanWest closed a reorganization agreement with OQI whereby CanWest acquired all of the minority interest (35.92%) in OQI, see note 15a. The results of operations of OQI have been included in the consolidated financial statements of CanWest since the commencement of OQI operations in fiscal 2005. The Company also acquired all of the shares of Stripper Energy Services Inc., a private Alberta company, whose sole asset is a 2.5% gross overriding royalty on certain lands held by OQI, see notes 4 and 15c.

The following pro-forma July 31, 2006 condensed consolidated assets, liabilities and equity gives effect, at July 31, 2006, to the following transactions that were completed August 14 to 17, 2006:
a)	The acquisition of the minority interest in OQI through the issuance by OQI of Exchangeable Shares, which may be converted into up to 76,504,304 common shares of CanWest, at the holders election, at a deemed value of $319,022,948. The deemed value of the Exchangeable Shares is based on $4.17 per CanWest common share, being the average trading price of CanWest common shares for the five days prior to and following August 14, 2006;

b)	The payment of $1,943,978 in fees with respect to the transaction in (a);

c)	The allocation of non controlling shareholder interest to Properties and share of net loss;

d)	The issuance by CanWest of 4,150,000 shares of common stock for proceeds of $15,770,000 (see note 15b); and

e)	The acquisition of all the shares of Stripper Energy Services Inc. for cash of $16,701,446, which was net of a deposit of $1,130,927 paid during the three months ended July 31, 2006 (see note 15c).

f-8

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
3.	BUSINESS COMBINATIONS, PRO-FORMA INFORMATION (continued)

The pro-forma condensed consolidated financial information giving effect to the above noted business combinations are as follows:

	As stated		Pro-forma	Pro-forma
	July 31, 2006		adjustments	July 31, 2006
Assets
Cash	$50,578,956	b	$(1,943,978)
		e	$(16,701,446)
		d	$15,770,000	$47,703,532
Other current assets	859,662			859,662
Properties	35,062,763	a	$319,022,948
		b	$1,943,978
		c	$(24,446,264)
		e	$16,701,446	348,284,871
Investment	310,291			310,291

	$86,811,672			$397,158,356

Liabilities
Current liabilities	$17,885,035			$17,885,035
Future income taxes	861,082			861,082
Non controlling shareholder interest	16,323,010	c	$(16,323,010)	—

	35,069,127			18,746,117

Equity
Capital stock, treasury stock and additional paid in capital	134,827,631	a	$319,022,948
		d	$15,770,000	469,620,579
Deficit
April 30, 2006	(62,640,868)	c	$(2,972,171)	(65,613,039)
Net loss for the three months ended July 31, 2006	(19,945,525)	c	$(5,151,083)	(25,096,608)
Other comprehensive income	(498,693)			(498,693)

	51,742,545			378,412,239

	$86,811,672			$397,158,356

f-9

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
4.	PROPERTIES

	OQI	Pasquia Hills,	Eagles Nest,
	Oil Sands	Oil Shale	Oil Sands
	Exploration Permits	Exploration Permits	Lease	Total
Balance April 30, 2006	$12,415,991	$3,854,648	$852,459	$17,123,098
Acquisition of property	1,158,103	—	29,300	1,187,403
Excess of OQI share acquisition cost over book value	16,752,262	—	—	16,752,262

Balance July 31, 2006	$30,326,356	$3,854,648	$881,759	$35,062,763

a)	OQI Oil Sands Exploration Permits

On September 29, 2004, OQI acquired a 49% interest in certain Oil Shale Exploration Permits (“the Permits”) in northwestern Saskatchewan near the Alberta border. The 49% interest in the permits was acquired from a third party for $769,125, the issuance of 50,000 CanWest common shares, with a deemed value of $19,000, and a 2.5% gross overriding royalty (the “2.5% GORR”). On May 3, 2005, OQI acquired the remaining 51% interest in the Permits for $1,202,131, 2 million CanWest common shares, with a deemed value of $640,000 and the assumption of $0.11 per barrel in royalties which may be bought down to $0.04 per barrel at any time by paying $7,000,000.

The Permits are granted by the Province of Saskatchewan and provide for the right to explore and work the permit lands in the Province of Saskatchewan for a term of five years to May 31, 2009 or until a lease has been granted for their development. In accordance with the terms of the Permits, OQI relinquished 40% of the total acreage covered by the Permits on May 31, 2005, and was required to relinquish another 40% of the remaining acreage by May 31, 2006. OQI has requested an extension of the 2006 relinquishment from the regulator and will undertake the relinquishment once the regulator makes a decision. As at July 31, 2006, the Permits comprised an area of approximately 847,000 acres and following all relinquishments the Permits will comprise an area of approximately 508,000 acres.

The Permits are subject to annual rental payments and certain levels of expenditures annually pursuant to the terms of the Permits and government regulations. The annual rentals are payable in advance as to $0.018 ($0.02 CDN) per acre for the current year and escalating to $0.088 ($0.10 CDN) per acre in the fifth year. The required exploration expenditures to hold the permits for the current year are $0.035 ($0.04 CDN) per acre and escalate to $0.088 ($0.10 CDN) per acre by the fifth year. As a result of OQI’s exploration activities it is in compliance with its exploration expenditure requirements.

During the three months ended July 31, 2006, the Company paid $1,130,927 to the shareholders of a private Alberta company, whose only asset is the 2.5% GORR, to acquire an option to acquire all of the issued and outstanding shares of that company for an additional payment of $16,701,446 on or before August 15, 2006. Subsequent to July 31, 2006 the Company completed this acquisition, see notes 3 and 15c.

f-10

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
4.	PROPERTIES (continued)
b)	Pasquia Hills, Oil Shale Exploration Permits

During the quarter ended July 31, 2006, a number of the non-core permits expired and have been returned to the Saskatchewan government. The remaining permits are scheduled to either expire and or be converted to lease on or before April 30, 2007.

c)	Eagles Nest, Oil Sands Lease

On June 1, 2005, Township entered into an agreement with three third parties (collectively the Triple 7 Joint Venture) to post, acquire, develop and produce oil sands deposits located in the Athabasca Region of Alberta, Canada (the Triple 7 Joint Venture Agreement). As a result of this agreement, Township acquired one lease consisting of approximately 22,800 acres (the “Eagles Nest, Oil Sands Lease”) at a cost of $727,187. Pursuant to the terms of this agreement CanWest issued the Triple 7 Joint Venture 114,015 of its common shares with a deemed value of $127,432. Township has also agreed to pay the Triple 7 Joint Venture partners, as ongoing fees, $132,544 ($150,000 CDN) in cash or common shares of CanWest (at the discretion of the Company) on the first and second anniversary dates of the agreement. Shares issued under the agreement are subject to “piggyback” registration rights. On the third anniversary date and each subsequent anniversary date of the agreement Township shall pay to the Triple 7 Joint Venture $397,632 ($450,000 CDN) until such time as the lease is surrendered or a commercial project has been identified. In the event that Township receives a feasibility study, conducted by an independent third party, that indicates that a commercial project is economic and wishes to construct a commercial project, Township is required to notify the Triple 7 Joint Venture. Upon commencement of construction of such a commercial project Township shall pay to the Triple 7 Joint Venture the sum of $5,301,758 ($6,000,000 CDN). In addition to such payments Township has granted each of the three Triple 7 Joint Venture partners a royalty in the acquired leases of $0.027 ($0.03 CDN) on each barrel of crude bitumen produced, saved and sold or $397,632 ($450,000 CDN) per year, whichever is greater. Such royalty is governed by the royalty procedure, which stipulates, among other things, that the royalty will be secured by a lien, first charge or security interest on the royalty lands, and that the royalty is assignable or transferable subject to a right of first offer to Township.

To finance the acquisition of the project CanWest issued convertible debentures pursuant to which Township also granted royalties as to $0.0051 ($0.0058 CDN), net after a buy back, on each barrel of crude bitumen produced, saved and sold from the project.

Pursuant to the terms of the lease, Township’s lease rental payments are $28,502 ($32,256 CDN) per year.
5.	INVESTMENT IN ENERGY 51 INC.

Energy 51 Inc. is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. On April 7, 2004, CanWest entered into an equity participation and farmout agreement with Energy 51 Inc. (“Energy 51”). Pursuant to this agreement CanWest purchased 1,500,000 common shares of Energy 51 for $310,291 and which represents approximately 1.8% (2005 – 25%) of Energy 51’s issued and outstanding shares.

f-11

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
6.	ACCOUNTS PAYABLE

Accounts payable consists of the following:

	July 31,	April 30,
	2006	2006
Accounts payable and accrued liabilities	$1,669,557	$2,311,583
Penalty share accrual (note 9(a))	16,157,416	17,312,623

	$17,826,973	$19,624,206

7.	CONVERTIBLE DEBENTURES

During August 2005, to finance the acquisition of the Eagles Nest Prospect CanWest entered into a private placement of its securities whereby CanWest issued 8% convertible debentures with stock purchase warrants for an aggregate principal amount of $5,200,000 (the “Original Offering”). Under the terms of the Original Offering, the debentures were convertible to shares of CanWest’s common stock at $0.40 per share. However, pursuant to the subscription agreement, amounts not expended on successful bids, associated costs and first year rentals were to be refunded on a pro-rata basis. The refund amount totaled $4,472,813, as only $727,187 was used in connection with the acquisition of the Eagles Nest Oil Sands Lease and related costs. Under the terms of the Original Offering, the purchasers will also receive bonus shares equal to 10% of the refunded amount allocable to the respective purchasers, which bonus shares will be issued at the rate of $0.40 per share. Also, purchasers will receive warrants based on one warrant per $0.40 invested, after the refunded amount has been distributed to the purchaser. The warrants are exercisable for two years from the issue date at an exercise price of $0.55 per share.

Effective August 31, 2005, some of the purchasers elected not to receive their pro-rata portion of the refund amount. Rather, those purchasers elected to be included under amended terms to the Original Offering (the “Amended Offering”). Under the terms of the Amended Offering, a purchaser will receive a new convertible promissory note in the amount of their principal investment not refunded which is convertible into shares of CanWest’s common stock at a per share conversion price of $0.90 per share. The purchaser will also receive one warrant for each $0.90 of principal invested in the Amended Offering. Each warrant is exercisable to purchase one share of common stock at an exercise price of $1.30 per share for one year.

Of the total $5,200,000 raised in the Original Offering, $727,187 convertible notes were issued under the Original Offering along with 1,817,967 warrants to purchase that same number of common shares at $0.55 until September 19, 2007, $2,339,602 was refunded along with 584,878 common shares at a deemed cost of $233,951 which has been recorded as a non-cash financing expense in the fiscal year 2006, $2,133,186 convertible notes were issued pursuant to the Amended Offering along with 2,370,206 warrants to purchase that same number of common shares at $1.30 until September 19, 2006 and 555,670 common shares were issued to consultants at a deemed cost of $222,268 which were included in consulting expenses in fiscal year 2006.

In conjunction with the Original Offering and Amended Offering CanWest recorded non-cash financing expense of $1,719,100 in fiscal 2006.

f-12

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
7.	CONVERTIBLE DEBENTURES (continued)
The subscription agreements relating to the Original Offering and Amended Offering contain certain registration rights for the shares of common stock issuable upon conversion of the notes, the exercise of the underlying warrants, bonus shares issued and shares issued to consultants. CanWest failed to meet its registration right commitments on a timely basis and as such recognized $315,151 in penalties at April 30, 2006. During the year ended April 30, 2006 CanWest issued 1,758,253 common shares pursuant to the Original Offering and 2,319,200 common shares pursuant to the Amended offering. As at April 30, 2006 $55,929, including accrued penalties, remained outstanding under the Original Offering which was satisfied by the issuance of 179,961 common shares during the three months ended July 31, 2006 and $239,999, including accrued penalties, remained outstanding under the Amended Offering which was satisfied by the issuance of 249,051 common shares during the three months ended July 31, 2006.
8.	NON CONTROLLING SHAREHOLDER INTEREST
At July 31, 2006 there were non-controlling shareholder interests in OQI as follows:

	Common
	Shares	Amount
Balance, April 30, 2006	6,962,459	$4,735,601

Shares issued to non controling shareholders	5,875	10,518
Share of net loss of OQI	—	(5,151,083)
Non controlling shareholders interest in shares issued to CanWest	—	16,727,974

Balance held by non-controlling interest July 31, 2006 (representing 35.92% of total common shares outstanding)	6,968,334	$16,323,010

          Activity in OQI common shares purchase warrants and agents options was as follows:

		Weighted Average
	Number	Exercise Price (CDN)
Issued and outstanding April 30, 2006	2,216,013	$6.48
Exercised	(5,875)	$2.00

Issued and outstanding July 31, 2006	2,210,138	$6.50

          A summary of OQI stock options is as follows:

		Weighted Average
	Number	Exercise Price (CDN)
Issued and outstanding April 30, 2006	700,000	$4.00
Granted	1,230,000	$20.13

Issued and outstanding July 31, 2006	1,930,000	$14.28

f-13

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
8.	NON CONTROLLING SHAREHOLDER INTEREST (continued)

In conjunction with the issuance of these stock options the Company has recorded a stock based compensation expense of $13,623,781 (2005 — $28,738), for the three months ended July 31, 2006 and has an unrecorded stock based compensation expense of $15,373,739 which will be recorded in future periods as options vest.

The following table summaries information about OQI stock options outstanding at July 31, 2006:

	Number	Number	Weighted Average
Exercise Price	Outstanding at	Exercisable at July	Remaining Contractual
(CDN)	July 31, 2006	31, 2006	Life
$0.50	200,000	200,000	3.29 Years
$3.00	100,000	—	4.01 Years
$6.00	715,000	715,000	4.54 Years
$25.00	915,000	215,000	4.75 Years

	1,930,000	1,130,000	4.48 Years

9.	CAPITAL STOCK
a)	Private Placements of Common Shares

During the three months ended July 31, 2006, CanWest completed a private placement of 5,668,100 flow through common shares for gross proceeds of $33,684,009 ($37,409,460 CDN.). These common shares have been issued on a flow through basis whereby the proceeds must be used for exploration in Canada and the tax benefits from that exploration will flow through to the subscribers. In conjunction with this financing CanWest has paid investment banking fees of $1,852,659 and entered into a subscription agreement with OQI whereby it purchased 703,054 OQI flow through common shares for $33,684,048.

During the year ended April 30, 2006 CanWest completed a private placement of 15,268,000 units at $1.50 per unit whereby it issued 15,268,000 common shares and 7,634,000 warrants exercisable at $2.00 until December 12, 2007. Pursuant to this placement CanWest paid consultants $390,870 cash plus 260,580 warrants on similar terms as the issued warrants. In conjunction with this financing CanWest has also granted the investors and consultants certain registration rights whereby CanWest has undertaken to file a resale registration statement covering the shares and shares underlying the warrants within sixty days of closing, otherwise it shall pay a 2% penalty for each month and part of month that it is late in doing so. In addition, CanWest must respond to any queries to that resale registration statement within two weeks of receipt or else be subject to an additional penalty as to 2% for each two weeks thereafter. The penalties are payable, at the unit holders election, in either common shares or cash at $1.75 per penalty share. Any penalty shares will also be qualified for resale by the same SB2 registration statement. To date CanWest has filed the required SB2 registration statement and estimates that the total number of penalty shares that will need to be issued will be 2,889,371 common shares at a deemed cost of $17,312,623. During the three months ended July 31, 2006 187,345 of the penalty shares were issued at a deemed cost of $1,155,207.

f-14

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
9.	CAPITAL STOCK (continued)
b)	Settlement with Anhydride Canada Creditors

During the year ended April 30, 2004, in an attempt to settle outstanding liabilities of Anhydride Canada, CanWest made an offer to creditors to settle outstanding debts for shares of CanWest at a deemed price of $0.10 per share for every $0.15 CDN of debt held. CanWest has received acceptances from creditors that represent 2,776,560 CanWest common shares. During the year ended April 30, 2004 CanWest issued 287,638 shares pursuant to these agreements and during the year ended April 30, 2005 it issued an additional 493,493 shares. During the year ended April 30, 2006 CanWest issued 33,529 common shares pursuant to these agreements. No shares were issued pursuant to these agreements during the three months ended July 31, 2006.
c)	Shareholders Rights Plan

As at March 9, 2006 CanWest adopted a shareholders right plan and reserved 250,000 of its preferred shares for issuance pursuant to the exercise of the rights. The rights are designed to have certain anti-takeover effects and as such they will cause substantial dilution to a person or group that attempts to acquire CanWest without conditioning the offer on a substantial number of rights being acquired, or in a manner or on terms not approved by the board of directors of CanWest. The rights, however, should not deter any prospective offer or willingness to negotiate in good faith with the board of directors, nor should the rights interfere with any merger or other business combination approved by the board of directors. To effect the shareholders rights plan CanWest declared a distribution of one right to each outstanding share of common stock, payable to shareholders of record on March 23, 2006. This right will be attached to the underlying common share and remain with the common share should the common share be sold or transferred.
10.	STOCK OPTIONS

As at July 31, 2006 CanWest had outstanding options to purchase that same number of shares as follows:

	Stock option	Exercise	Number of
Plan	Expiry Date	Price	Options
SOP 2005(b)	20-Oct-07	$1.50	400,000
SOP 2006	1-Jan-07	$1.70	300,000
SOP 2006	1-Jan-08	$2.00	400,000
SOP 2006	11-Jan-08	$2.58	600,000
SOP 2006	8-Feb-08	$4.62	250,000
SOP 2006	17-Feb-09	$4.57	250,000
SOP 2006	9-Mar-08	$4.60	250,000
SOP 2006	1-May-11	$6.75	1,000,000
SOP 2006	14-Aug-11	$6.75	1,000,000
SOP 2006	1-May-12	$6.75	1,000,000
SOP 2006	1-May-13	$6.75	1,000,000
SOP 2006	18-May-08	$6.00	300,000
SOP 2006	18-May-09	$6.00	30,000

			6,780,000

f-15

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
10.	STOCK OPTIONS (continued)

Included in the number of options outstanding as at July 31, 2006 are 244,446 options at $2.00 with an expiry date of January 1, 2008 that vest evenly until June 30, 2007, 1,000,000 options at $6.75 with an expiry date of August 14, 2011 which vest on August 14, 2006, 1,000,000 options at $6.75 with an expiry date of May 1, 2012 which vest on May 1, 2007 and 1,000,000 options at $6.75 with an expiry date of May 1, 2013 which vest on May 1, 2008. All other options are fully vested.

A summary of the Company’s stock option activity is as follows:

		Weighted
	Number	Average
	of Options	Exercise Price
Balance April 30, 2006	2,450,000	$2.82
Options granted	4,535,334	$6.62
Options exercised	(205,334)	$5.17

Balance, July 31, 2006	6,780,000	$5.29

Included in the number of options granted during the three months ended July 31, 2006 are 1,000,000 options at $6.75 with an expiry date of August 14, 2011 which vested on August 14, 2006, 1,000,000 options at $6.75 with an expiry date of May 1, 2012 which vest on May 1, 2007 and 1,000,000 options at $6.75 with an expiry date of May 1, 2013 which vest on May 1, 2008. All other options granted during the three months ended July 31, 2006 are fully vested.
During the three months ended July 31, 2006, the 4,535,334 options that were granted were accounted for using the Black-Scholes option-pricing model, which resulted in a stock based compensation expense of $8,384,816 (2005 – $27,738). As at July 31, 2006 the Company also had an unrecognized stock option compensation expense of $16,213,410 which will be recorded in future periods as options vest.
11.	WARRANTS
During the three months ended July 31, 2006, 242,974 of the $0.55 warrants were exercised for cash and 439,635 of the September 19, 2006 $1.30 warrants were exercised for cash. CanWest had the following warrants outstanding to purchase that same number of common shares as at July 31, 2006:

Expiry	Exercise	Number of
Date	Price	Warrants
14-Sep-06	$0.34	2,380,000
19-Sep-06	$1.30	582,995
19-Sep-07	$0.55	325,137
12-Dec-07	$2.00	7,894,580
15-Dec-07	$2.00	1,500,000
6-Feb-08	$4.50	200,000

		12,882,712

f-16

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
11.	WARRANTS (continued)

A summary of the Company’s share purchase warrant activity is as follows:

		Weighted
	Number	Average
	of Shares	Exercise Price
Balance April 30, 2006	13,565,321	$1.63
Warrants exercised	(682,609)	$1.03

Balance July 31, 2006	12,882,712	$1.66

12.	RELATED PARTY TRANSACTIONS

The following non-arm’s length transactions occurred with parties who are directors and stockholders of the Company during the three months ended July 31, 2006:
(a)	During the three months ended July 31, 2006 CanWest issued 300,000 options at $6.00 until May 18, 2008 to an officer of the Company. CanWest also issued this officer 100,000 bonus shares at a deemed cost of $517,000 that was included in accounts payable at April 30, 2006.

(b)	On May 1, 2006, CanWest entered into an executive employment agreement with its new Chief Executive Officer whereby that officer received options under the 2006 stock option plan as to 4,000,000 common shares exercisable at $6.75 per share and vesting as to 1 million immediately, 1 million upon attaining certain reorganization goals of the Company related to OQI, 1 million on May 1, 2007 and 1 million on May 1, 2008. CanWest also paid him signing bonuses of $135,123 and agreed to pay him $265,088 ($300,000 CDN) per year in salary. This agreement also contains termination clauses whereby CanWest has agreed to pay, subject to certain conditions, an amount equal to one and one half times his annual salary, benefits and bonuses and an acceleration of the vesting period of options outstanding should he be terminated for reasons other than cause or CanWest undergo a change in control. In relation to the issuance of these options the Company recorded a stock based compensation expense of $8,117,332 which has been included in consulting expenses and has an unrecognized stock based compensation expense of $15,831,786 which will be recorded in future periods as the options vest.

(c)	During the three months ended July 31, 2006 CanWest also issued 41,667 bonus shares to an officer and paid him $26,726 in consulting fees. The deemed cost of these bonus shares being $215,418 was included in accounts payable as at April 30, 2006.

(d)	On May 1, 2006 OQI granted options to its officers and directors to allow them to acquire up to 1,230,000 OQI common shares for up to five years. Of these options 315,000 have an exercise price of $5.37 ($6.00 CDN) and are immediately vested; 215,000 have an exercise price of $22.37 ($25.00 CDN) and vest immediately; 400,000 have an exercise price of $22.37 ($25.00 CDN) and vest upon certain performance conditions being met; and 300,000 have an exercise price of $22.37 ($25.00 CDN) and vest as to one third on each of the first, second and third anniversaries of the date of grant. The Company has recorded stock based compensation expense of $13,623,781 in relation to these options and has an unrecognized stock based compensation expense of $15,373,739 that will be recorded in future periods as the options vest.

f-17

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
12.	RELATED PARTY TRANSACTIONS (continued)
(e)	Also effective May 1, 2006, the OQI Board of Directors increased the compensation paid to OQI’s President and Chief Executive Officer, Chief Financial Officer and Vice President of Exploration whereby they are now paid $265,088 ($300,000 CDN), $220,907 ($250,000 CDN), and $220,907 ($250,000 CDN) per annum, respectively.
13.	COMPREHENSIVE LOSS

	July 31,
	2006	2005
Net Loss	$(19,945,525)	$(3,203,707)
Other comprehensive (loss)	(754,778)	(16,651)

	$(20,700,303)	$(3,220,358)

14.	COMMITMENTS
a)	In support of an expanded drilling program on the OQI Exploration Permits OQI has committed to the purchase of a $3,534,506 ($4,000,000 CDN) portable residence camp facility. As at July 31, 2006 OQI has advanced a total of $424,141 in relation to the camp facility and this amount is included in accounts receivable.

b)	OQI has entered into an office lease whereby its lease commitments will be $156,402 ($177,000 CDN) for the next two years.
15.	SUBSEQUENT EVENTS
a)	On August 14, 2006, CanWest closed a reorganization agreement with OQI, which was initially executed on June 9, 2006, whereby CanWest acquired the minority interest in OQI, going from a 64.08% ownership interest to a 100% ownership interest (the “Reorganization Agreement”). In connection with the Reorganization Agreement, CanWest also entered into a Voting and Exchange Trust Agreement with OQI and Computershare Trust Company of Canada (“CTC”), and a Support Agreement with OQI. Collectively, these agreements are referred to as the “Acquisition Agreements.”

According to the Acquisition Agreements, all holders of OQI common stock other than CanWest were exchanged for a new class of OQI shares called Exchangeable Shares pursuant to a ratio of one OQI common share to 8.23 Exchangeable Shares. The Exchangeable Shares are exchangeable at any time on a one-for-one basis, at the option of the holder, for CanWest shares of common stock. An Exchangeable Share provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of CanWest common stock. Holders of Exchangeable Shares have registration rights with respect to the resale of CanWest common stock to be received upon exchanging the Exchangeable Shares into CanWest shares. The holders of the Exchangeable Shares will receive up to an aggregate of 76,504,302 shares of CanWest common stock at each holder’s election. The Exchangeable Shares are represented for voting purposes in the aggregate by one share of CanWest Series B Preferred Stock (the “Preferred Share”), which Preferred Share is held by CTC. CTC will in turn vote the one Preferred Share as indicated by the individual holders of Exchangeable Shares. The one Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders.

f-18

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
15.	SUBSEQUENT EVENTS (continued)
In connection with the closing of the Reorganization Agreement, CanWest has agreed to pay its financial advisors a success fee of $1,590,528. In addition OQI has issued its financial advisors 288,050 Exchangeable Shares and paid them $353,450 as a success fee.

b)	CanWest completed a private placement of 4,150,000 shares of its common stock for gross proceeds of $15,770,000. No commissions were paid in connection with the Offering. According to the terms of the private placement, the gross proceeds have been used for the purchase of the shares of Stripper Energy Services, Inc., a private Alberta company, which holds a 2.5% gross overriding royalty on certain lands held by OQI.

c)	In conjunction with the private placement noted above the Company acquired all of the issued and outstanding shares of Stripper Energy Services, Inc. for $16,701,446 net of a deposit, paid during the three months ended July 31, 2006 of $1,130,927.

d)	CanWest also issued 2,702,026 common shares pursuant to the penalty provision of the December 2005 private placement. It also issued 358,968 common shares on the exercise of warrants for cash proceeds of $269,540.

e)	In connection with the Reorganization Agreement and the appointment of new CanWest Directors and Officers, CanWest granted 3,130,000 options to acquire that same number of common shares to its Directors, Officers and employees. The options are for a five year term and have an exercise price of $5.05. From the total options granted, 391,250 vested immediately and 391,250 vest on each of August 23, 2007, 2008 and 2009. The remaining 1,565,000 options vest on or after August 23, 2009 as to 391,250 options upon achieving a 750 million bitumen in place (“BIP”) barrel count, defined as the high resource (P10) estimate of bitumen in place (as determined in accordance with National Instrument 51-101 “Standard of Disclosure for Oil and Gas Activities” issued by the securities regulatory authorities in Canada) and 391,250 options thereafter for each 250 million increase in the BIP barrel count. Accelerated vesting of all options will occur upon a merger, acquisition, sale or change in control of the Company.

f)	CanWest also issued 75,000 options to acquire common shares, exercisable at a price of $5.05, vesting immediately for a two year term, to retiring directors.

f-19

CANWEST PETROLEUM CORPORATION
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
For the Three Months Ended July 31, 2006
(Unaudited – Prepared by Management)
(Stated in U.S. Dollars unless otherwise noted)
16.	PRIOR PERIOD ADJUSTMENT

The consolidated balance sheet as at April 30, 2006 has been restated to correct an error in the amounts reported for Properties and Other Comprehensive Income. The error occurred in the translation from Canadian to US funds of the OQI balance sheet and the effect was as follows:

		Other
		Comprehensive
	Properties	income (loss)
Amounts previously reported	$17,831,417	$964,404

Correction of translation error	(708,319)	(708,319)

As restated	$17,123,098	$256,085

     The error had no effect on the amounts reported for net loss or net loss per share.
17.	DIFFERENCES BETWEEN U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) AND CANADIAN GAAP

Accounting principles generally accepted in the United States of America differ in certain respects from those generally accepted in Canada. Any differences, which apply to the Company, are considered to be insignificant and have no material impact on these consolidated financial statements.

f-20

CANWEST PETROLEUM CORPORATION
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of its date.

44,033,149 SHARES OF COMMON STOCK

PROSPECTUS

October ___, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:
NATURE OF EXPENSE AND AMOUNT

SEC Registration fee	$18,776
Legal fees and expenses	25,000	*
Miscellaneous	5,000	*

TOTAL	48,776	*

*	Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.
The following is information as to all of our securities sold by us within the past three years that were not registered under the Securities Act of 1933 (the “Act”).
During the fiscal quarter ended July 31, 2003, in an attempt to settle outstanding liabilities of API Canada, we made an offer to creditors to settle outstanding debts for our shares at $0.104 ($0.15 Cdn.) per share. We have received acceptances from creditors totalling $288,743 ($416,484 Cdn.) which represents 2,776,560 common shares. These shares when issued will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On August 12, 2003 we issued bonus shares, under its 2003 stock option plan, for consulting services at a deemed price of $0.10 per share as to 100,000 shares of Common Stock to each of Randal Pow, Steve McGuire and Mike Parker. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On August 15, 2003 we issued options, under its 2003 stock option plan, to purchase 150,000 shares of Common stock to Terence Schorn at $0.09 per share which expired on August 15, 2004. Mr. Schorn exercised this option on August 15, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On August 15, 2003 we issued options, under its 2003 stock option plan, to purchase 150,000 shares of Common stock to Tim Brock at $0.09 per share until August 15, 2004. Mr. Brock exercised this option on August 15, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On August 18, 2003 we issued options, under its 2003 stock option plan, to purchase 250,000 shares of Common stock as to 100,000 shares of Common stock to Tim Brock, 100,000 shares of Common stock to Terence Schorn and 50,000 Common shares to George Orr all at $0.10 per share which expired on August 18, 2004. Mr. Brock, Shorn and Orr exercised these options on September 22, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On September 19, 2003 we issued options, under its 2003 Incentive Stock Option Plan, to purchase 300,000 shares of Common stock to Doug Cannaday and 350,000 shares of Common stock to Michael Marandino. These options were issued at a deemed price of $0.10 per share, in reliance on the exemption from registration contained in Section 4(2) of the Act, for consulting services rendered to us and the shares were issued to Doug Cannaday on September 25, 2003 and Michael Marandino on October 3, 2003.
On September 19, 2003 we issued options, under its 2003b stock option plan to purchase 170,000 Common shares to George Orr all at $0.23 per share which expired on September 19, 2004. Mr. Orr exercised these options on October 3, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 3, 2003 we issued options, under its 2003b stock option plan at $0.17 per share as to

150,000 Common shares to George Orr, 340,000 Common Shares to Terence Schorn and 30,000 Common shares to Irene Orr all until September 19, 2004. All of these options were exercised on October 9, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 9, 2003 we issued bonus shares, under its 2003(b) stock option plan, for consulting services at a deemed price of $0.17 per share as to 100,000 shares of Common Stock to each of George Orr, Tim Brock, William Timmins, 130,000 shares of Common Stock to Thornton Donaldson, 50,000 shares of Common Stock to Robert Faris and 30,000 shares of Common Stock to Monita Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act ..
On October 15, 2003 we issued options, under its 2003c Stock Option Plan, at $0.17 per share until October 15, 2004 as to 200,000 Common shares to each of George Orr, Tim Brock and, William Timmins. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act. On October 15, 2003 we issued options, under its 2003c stock option plan, at $0.10 per share until October 15, 2004 as to 200,000 Common shares to Michael Marandino. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 21, 2003 we issued options, under its 2003b stock option plan, at $0.20 per share until October 21, 2004 as to 100,000 Common shares to Terrence Schorn. Mr. Schorn exercised these options on October 23, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On November 12, 2003 we issued options, under its 2003b stock option plan, at $0.21 per share until November 12, 2004 as to 100,000 common shares to George Orr. Mr. Orr exercised these options on November 13, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On November 20, 2003 we issued options, under its 2003b stock option plan, at $0.45 per share until November 20, 2004 as to 100,000 common shares each to George Orr and Tim Brock. Mr. Orr exercised these options on November 25, 2003 and Mr. Brock exercised this option on November  26. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On November 26, 2003 we issued 200,000 common shares to Doug Cannaday in reliance on the exemption from registration contained in Section 4(2) of the Act.
On December 17, 2003 we issued bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.40 per share as to 100 shares of Common Stock to Colin Taylor. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On January 6, 2004 we issued 6% secured convertible debentures and warrants to Platinum Partners as to $150,000 in convertible debentures and 333,334 warrants, Viscount Investments

Ltd. as to $100,000 in convertible debentures and 222,222 warrants, Johnathan Mayer as to $25,000 in convertible debentures and 55,555 warrants and JM Investors as to $175,000 in convertible debentures and 388,889 warrants. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the debentures or an event of default has occurred. The each warrant may be exercised to purchase our common share at $0.35 per share until January 6, 2005. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. Viscount Investments Limited received a finders fee on the transaction of $45,000 plus 200,000 warrants.
On February 3, 2004 we issued 79,659 of our common shares to William Ghazar in settlement of $8,901 ($11,949 CDN.) of Anhydride Canada’s debt. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On February 5, 2004 we issued bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.33 per share as to 20,000 shares of Common Stock to Dorothy Dennis. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On February 24, 2004 we issued 151,599 of our common shares to Reginald’s Tank Service Ltd. and 56,380 of our common shares to JHT Oilfield Hauling Ltd in settlement of $23,448 ( $31,197 CDN.) of Anhydride Canada’s debt. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On March 18, 2004 we issued 160,000 common shares to SmallCap Corporate Partners Inc. in settlement of outstanding consulting fees of $24,000. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On March 31, 2004 we issued 6% secured convertible debentures and warrants to Zenny Trading, Ltd .. as to $150,000 in convertible debentures and 333,333 warrants, Viscount Investments Ltd .. as to $100,000 in convertible debentures and 222,223 warrants, Alpha Capital, AG as to $150,000 in convertible debentures and 333,333 warrants, and Bais Yaakov Moshe as to $150,000 in convertible debentures and 333,333 warrants. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the debentures or an event of default has occurred. Each warrant may be exercised to purchase our common shares at $0.35 per share until January 6, 2005. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. Viscount Investments Limited received a finders fee on the transaction of $55,000 plus 244,444 warrants.
On April 23, 2004 we issued 200,000 of our common shares to Mike Marrandino pursuant to the exercise of an option under its 2003b Plan for consideration of $0.10 per share. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On May 4, 2004 we issued 100,000 options, under its 2003c Plan, to George Orr whereby he had the right to acquire that same number of common shares until May 4, 2005 at $0.40 per share. On May  31, 2004 Mr. Orr exercised this option. The option and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On May 28, 2004 we issued 200,000 bonus shares, under it 2003c Plan, for consulting services at a deemed price of $0.40 per share to Terry Glenn Schorn as to 100,000 common shares, Doug Rohatensky as to 50,000 common shares and Steven Statlare as to 50,000 common shares. The options and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On May 31, 2004 we issued 300,000 bonus shares, under its 2003c Plan, for consulting services at a deemed price of $0.40 per share to Tim Brock. The options and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On July 29, 2004 we issued 49,900 bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.35 per share to Gary Reid. The options and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On August 19, 2004 the Company issued Platinum Partners as to 38,610 shares of Common Stock, Viscount Investments Ltd. as to 38,610 shares of Common Stock, Johnathan Mayer as to 38,610 shares of Common Stock and JM Investors as to 38,610 shares of Common Stock all pursuant to the conversion $40,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a) (9) of the Act. On August 20, 2004 the Company issu ed Alpha Capital AG 96,525 shares of Common Stock pursuant to the conversion $25,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On August 25, 2004 the Company issued Bais Yaakov Moishe 25,000 shares of Common Stock pursuant to the conversion $6,475 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On August 31, 2004 the Company issued Platinum Partners as to 120,724 shares of Common Stock, Viscount Investments Ltd. as to 160,966 shares of Common Stock, JM Investors as to 120,724 shares of Common Stock, Alpha Capital AG 99,761 shares of Common Stock and Bais Yaakov Moishe as to 100,603 shares of Common Stock all pursuant to the conversion $144,718.03 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On August 25, 2004 the Company issued Zenny Trading 255,102 shares of Common Stock pursuant to the conversion $60,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On September 1, 2004 the Company issued Powermax Energy Inc .. 50,000 shares of Common Stock at a deemed value of $0.38 per share pursuant to an property purchase agreement .. These shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On September 2, 2004 the Company issued 250,000 bonus shares, under its 2003c Plan, for consulting services at a deemed price of $0.35 per share as to 100,000 shares of Common Stock to Tim Brock, 25,000 shares of Common Stock to Talal Fouani, 25,000 shares of Common Stock to Beal Fouani, 50,000 shares of Common Stock to Peter Matousec and 50,000 shares of Common Stock to Gary Reid. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.
On September 3, 2004 the Company issued Platinum Partners as to 106,928 shares of Common Stock, Viscount Investments Ltd. as to 106,928 shares of Common Stock and JM Investors as to 106,928 shares of Common Stock all pursuant to the conversion $75,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On September 7, 2004 the Company issued Bais Yaakov Moishe as to 106,928 shares of Common Stock all pursuant to the conversion $25,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On September 7 the Company issued 33,333 common shares of the Company at a deemed price $0.10 to Richard Brook, one of Anhydride Petroleum Limited Partnership’s limited partners, pursuant to a property purchase agreement with Anhydride Petroleum Limited Partnership. These shares were issued in reliance on the exemption from registration contained in Section  4(2) and Regulation S under the Act.
On September 13, 2004 the Company issued shares upon exercise of outstanding options, under its 2000 Plan, at $0.27 per share as to 25,000 shares of Common Stock to William Timmins and as to 175,000 shares of Common Stock to Thornton Donaldson. The option and shares issued were issued in reliance on the exemption from registration contained in Section  4(2) and Regulation S under the Act.
On September 13, 2004 the Company issued shares upon exercise of outstanding options, under its 2002 Plan, at $0.25 per share as to 200,000 shares of Common Stock to Thornton Donaldson. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act ..
On September 13, 2004 the Company issued shares upon exercise of outstanding options, under its 2003c Plan, at $0.17 per share as to 200,000 shares of Common Stock to George Orr, as to 200,000 shares of Common Stock to William Timmins and as to 200,000 shares of Common Stock to Tim Brock. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.
On September 13, 2004 the Company issued; 706,000 shares of Common Stock and warrants to purchase up to an additional 586,608 shares of Common Stock at $.35 per share until September 14, 2006 pursuant to a private placement for $176,500 with Larry Thompson, 600,000 shares of Common Stock and warrants to purchase up to an additional 499,950 shares of Common Stock at $.35 per share until September 14, 2006 pursuant to a private placement for $150,000 with George Orr and 600,000 shares of Common Stock and warrants to purchase up to an additional 499,950 shares of Common

Stock at $.35 per share until September 14, 2006 pursuant to a private placement for $150,000 with Tim Brock. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.
On September 13, 2004 the Company issued; 1,600,000 shares of Common Stock and warrants to purchase up to an additional 1,600,000 shares of Common Stock at $0.34 per share until September 14, 2005 pursuant to the conversion of a $400,000 convertible note with October Sun a Nevada Corporation and 780,000 shares of Common Stock and warrants to purchase up to an additional 780,000 shares of Common Stock at $0.34 per share until September 14, 2005 pursuant to the conversion of a $195,000 convertible note with United Corporate Advisors Ltd. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act .
On September 14, 2004 the Company issued Platinum Partners as to 219,106 shares of Common Stock, Viscount Investments Ltd. as to 219,106 shares of Common Stock, JM Investors as to 219,106 shares of Common Stock, Bais Yaakov Moishe as to 219,106 shares of Common Stock, Johnathan Mayer as to 43,821 shares of Common Stock and Alpha Capital, AG as to 262,927 shares of Common Stock all pursuant to the conversion $270,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On September 15, 2004 the Company issued Zenny Trading Ltd. as to 219,106 shares of Common Stock pursuant to the conversion $50,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a )(9) of the Act.
On September 15, 2004 the Company issued 6% secured convertible debentures and warrants to Tayside Trading as to $100,000 in convertible debentures and 333,300 warrants, JM Investors as to $220,000 in convertible debentures and 733,260 warrants, Zenny Trading as to $200,000 in convertible debentures and 666,600 warrants, Viscount Investments Ltd. as to $115,000 in convertible debentures and 383,295 warrants, Leon Goldenberg as to $60,000 in convertible debentures and 199,980 warrants, Shalom Torah Center as to $80,000 in convertible debentures and 266,640 warrants , Solomon Lesin as to $75,000 in convertible debentures and 249,975 warrants, Martin Stern as to $50,000 in convertible debentures and 166,650 warrants, Platinum Partners as to $250,000 in convertible debentures and 833,250 warrants, and Alpha Capital as to $350,000 in convertible debentures and 1,166,550 warrants. Viscount Investments Ltd received a finders fee on the transaction of $150,000 plus 666,666 warrants. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule  506 promulgated thereunder. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of : (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. As part of the transaction in which the debentures were issued we entered into a Registration Rights Agreement, as amended (“RRA”), with the purchasers of the debentures. The RRA includes penalties for failure to file a registration statement prior to October 27, 2004, but in no event later than November 1, 2004, which registers for resale by the holders of the debentures all of the shares into which the debentures are convertible. The RRA requires us to pay certain penalties which include 2% of the principal amount of the debentures for each 30 day period after the computation date that the registration statement is filed late, plus 2% of the principal amount of the debentures for each 30  day period after the computation date that the registration statement is not declared effective due to our failure to use our reasonable best efforts to have it declared effective. The RRA requires us to include the shares underlying these Warrants in the registration statement described above, and of which this prospectus is a part.
On October 5, 2004 the Company issued Zenny Trading Ltd. as to 191,642 shares of Common Stock pursuant to the conversion $52,050 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a )(9) of the Act.
On October 12, 2004 the Company issued 53,333 of our common shares to Eva Chang and 33,333 of our common shares to Peter Seidel pursuant to our agreement to acquire the property interests of Anhydride Peteroleum Limited Partnership at a deemed price of $0.10 per share .. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act. On October 13, 2004 the Company issued Platinum Partners 125,313 shares of Common Stock pursuant to the conversion $40,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On October 15, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 100,000 shares of Common Stock to each of Randal Pow and Mike Parker, 50,000 shares of Common Stock to David Parfitt, 92,500 shares of Common Stock to Steve McGuire and 7,500 shares of Common Stock to Donald Whorley. The option and shares issued were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.
On October 20, 2004, the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 100,000 shares of Common Stock to Mike Merrindino, 55,000 shares of Common Stock to George Orr and 10,000 shares of Common Stock to Monita Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 21, 2004 the Company issued bonus shares , under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 50,000 shares of Common Stock to Bob Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 25, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 25,000 shares of Common Stock to Irene Orr. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 27, 2004 the Company issued Platinum Partners 54,869 shares of Common Stock pursuant to the conversion $13,443 of 6% secured convertible debentures and Viscount Investments Ltd. 40,816 shares of Common Stock pursuant to the conversion $10,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On November 1, 2004 we reduced the following warrant holders exercise price from $0.35 per share to $0.20 and these warrants, to purchase the same number of common shares, were subsequently exercised. On November 4, 2004 we issued the following common shares on the exercise of these warrants; Platinum Partners 333,334 shares of Common Stock, JM Investors 388,889 shares of Common Stock, Viscount Investments Ltd. 444,445 shares of Common Stock, Alpha Capital 333,333 shares of Common Stock, Zenny Trading 333,333 shares of Common Stock, Bais Yaakov Moishe 333,333 shares of Common Stock and Johnathan Mayer 55,555 shares of Common Stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder.
On November 4, 2004 we issued the following share purchase warrants whereby each warrant entitled the holder to purchase one additional share of Common Stock at $0.35 November  3, 2005; Platinum Partners 333,334 warrants, JM Investors 388,889 warrants, Viscount Investments Ltd. 444,445 warrants, Alpha Capital 333,333 warrants, Zenny Trading 333,333 warrants, Bais Yaakov Moishe 333,333 warrants and Johnathan Mayer 55,555 warrants. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder.
On November 4, 2004 the Company issued Viscount Investments Ltd. as to 101,461 shares of Common Stock, JM Investors as to 81,169 shares of Common Stock and Bais Yaakov Moishe as to 60,877 shares of Common Stock all pursuant to the conversion $60,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3) (a)(9) of the Act.
On November 15, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.31 per share as to 75,000 shares of Common Stock to each of Talal Fouani and Peter Matousec. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On November 29, 2004 the Company issued bonus shares , under its 2004 stock option plan, for consulting services at a deemed price of $0.37 per share as to 160,000 shares of Common Stock to Tim Brock. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On December 6, 2004 the Company issued 66,667 of our Common Stock to Joan Cox, 66,667 of our Common Stock to Surrinder Brar, 33,333 of our Common Stock to Darwin Buehler, 33,333 of our Common Stock to 633430 Alberta Ltd., , 33,333 of our Common Stock to R. Deets Welding, , 33,333 of our Common Stock to Demers Contracting, , 266,667 of our Common Stock to Peter Brown, 66,667 of our Common Stock to James Billingsley, 66,667 of our Common Stock to Robert Brunet, 66,667 of our Common Stock to JE Coe and 33,333 of our common shares to Gary Schroeder pursuant to our agreement to acquire the property interests of Anhydride Peteroleum Limited Partnership at a deemed price of $0.10 per share. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On December 6, 2004 the Company issued 44,195 of our Common Stock to Demers Contracting, 258,098 of our Common Stock to Foothills Diamond Coring Ltd. and 191,200 of our common shares to Chard Camp Catering in settlement of $61,436.78 ($73,724.13 CDN.) of Anhydride Canada’s debt. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On December 20, 2004 the Company issued shares upon exercise of outstanding options, under its 2003c Plan, at $0.27 per share as to 50,000 shares of Common Stock to Thornton Donaldson. The option and shares issued were issued in reliance on the exemption from registration contained in

Section 4(2) and Regulation S under the Act.
On December 21, 2004 the Company issued the following shares of Common Stock pursuant to the conversion of $31,080 of 6% secured convertible debentures:

Viscount Investments Ltd.	50,000
Bais Yaakov Moshe	50,000
JM Investors	50,000
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On December 29, 2004 the Company issued the following shares of Common Stock pursuant to the conversion of $53,075 of 6% secured convertible debentures:

Viscount Investments Ltd.	50,000
Bais Yaakov Moshe	50,000
Johnathan Mayer	25,000
Alpha Capital	48,263
JM Investors	50,000
Alpha Capital	52,521
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 5, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $24,000 of 6% secured convertible debentures:

Viscount Investments Ltd.	50,451
Bais Yaakov Moshe	26,469
JM Investors	50,451
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 11, 2005 the Company issued Viscount Investments Ltd. 26,316 shares of Common Stock pursuant to the conversion of $5,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3) (a)(9) of the Act.
On January 14, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $44,637.50 of 6% secured convertible debentures:

Viscount Investments Ltd.	25,000
Bais Yaakov Moshe	25,000
JM Investors	25,000
Alpha Capital	112,045
Jonathan Mayer	17,929
JM Investors	25,000
Viscount Investments Ltd.	25,000
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 19, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $58,370.50 of 6% secured convertible debentures:

JM Investors	133,456
JM Investors	28,571
Platinum Partners	28,571
Platinum Partners	28,571
Martin Stern	28,571
Leon Goldenberg	28,571
Shalom Torah Center	28,571
Solomon Lesin	28,571
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 20, 2005 the Company issued shares upon exercise of outstanding options , under its 2003c Plan, at $0.31 per share as to 400,000 shares of Common Stock to Timothy Brock. The option and shares issued were issued in reliance on the exemption from registration contained in Section  4(2) and Regulation S under the Act.
On January 21, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $10,000 of 6% secured convertible debentures:

Tayside Trading Ltd.	27,685
Tayside Trading Ltd.	28,121
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 24, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $15,000 of 6% secured convertible debentures:

Platinum Partners	27,778
Zenny Trading Ltd.	52,632
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 25, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $67,000 of 6% secured convertible debentures:

Tayside Trading Ltd.	52,638
Alpha Capital	166,113
JM Investors	26,316
Platinum Partners	52,632
Shalom Torah Center	26,316
Bais Yaakov Moshe	10,526
Viscount Investments Ltd.	28,571
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 26, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $22,000 of 6% secured convertible debentures:

JM Investors	26,316
Platinum Partners	52,632
Shalom Torah Center	26,316
Bais Yaakov Moshe	10,526
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 27, 2005 the Company agreed to extend the expiry date on an option to acquire 100,000 common shares at $0.30 issued to Michael Merridino pursuant to its 2003(c) stock option plan to February 2, 2006. The options were issued in relieance on the exemption from registration contained in Section 4(2) of the Act.
On February 10, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $766,000 of 6% secured convertible debentures:

JM Investors	27,561
JM Investors	91,870
JM Investors	95,557
JM Investors	191,113
Viscount Investments Ltd.	183,739
Viscount Investments Ltd.	191,113
Platinum Partners	238,892
Platinum Partners	298,576
Leon Goldenberg	95,557
Leon Goldenberg	91,870
Shalom Torah Center	71,667
Shalom Torah Center	68,902
Martin Stern	47,778
Martin Stern	45,935
Solomon Lesin	71,667
Zenny Trading Ltd.	238,892
Zenny Trading Ltd.	229,674
Alpha Capital	505,282
Alpha Capital	505,282
Tayside Trading Ltd.	275,609
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On February 15, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $20,225.48 of 6% secured convertible debentures:

Jonathan Mayer	811
Tayside Trading Ltd.	47,778
Tayside Trading Ltd.	47,778
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On February 17, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $13,155.00 of 6% secured convertible debentures:

JM Investors	18,083
Solomon Lesin	38,963
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On February 24, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $26,615.98 of 6% secured convertible debentures:

JM Investors	28,571
Bais Yaakov Moshe	50,721
Solomon Lesin	28,571
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On March 3, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $263,271.62 of 6% secured convertible debentures:

Viscount Investments Ltd.	44,007
JM Investors	252,047
Platinum Partners	211,327
Martin Stern	65,054
Zenny Trading Ltd.	387,010
Zenny Trading Ltd.	5,355
Shalom Torah Center	42,265
Leon Goldenberg	21,133
Solomon Lesin	84,531
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On March 8, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $356,931.94 of 6% secured convertible debentures:

Viscount Investments Ltd.	85,054
Viscount Investments Ltd.	85,370
Leon Goldenberg	43,625
Martin Stern	41,667
Solomon Lesin	80,969
Shalom Torah Center	106,778
JM Investors	102,994
JM Investors	105,339
Platinum Partners	216,493
Platinum Partners	5,770
Alpha Capital	422,654
Viscount Investments Ltd.	3,722
Viscount Investments Ltd.	8,720
Leon Goldenberg	4,492
Martin Stern	3,917
Solomon Lesin	6,066
Shalom Torah Center	6,166

JM Investors	3,906
JM Investors	16,666
Platinum Partners	19,307
Alpha Capital	87,912
Zenny Trading Ltd.	15,681
Bais Yaakov Moshe	121
Jonathan Mayer	376
Tayside Trading Ltd.	10,274
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On March 22, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Platinum Partners	Nov 3/05	333,334
Platinum Partners	Sept 14/06	16,666
Viscount Investments	Sept 14/06	350,000
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On March 28, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Platinum Partners	Sept 14/06	4,750
Viscount Investments	Nov 3/05	266,705
Viscount Investments	Sept 14/06	33,295
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On April 4, 2005 the Company issued bonus shares, under its 2005 Stock Option Plan, for consulting services at a deemed price of $0.48 per share as to 400,000 shares of Common Stock to Tim Brock. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On April 5, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Platinum Partners	Sept 14/06	100,000
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.

On April 6, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Zenny Trading Ltd.	Nov 3/05	100,000
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act. On April 11, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Platinum Partners	Sept 14/06	100,000
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On April 20, 2005 the Company issued Bullion Fund Ltd. 2,000,000 shares of Common Stock pursuant to the agreement to purchase American Oilsands Inc. at a deemed price of $0.32 per share. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On April 21, 2005 the Company issued the following shares of Common Stock pursuant to a January 2004 agreement to purchase the shares of Western Petrochemicals Corporation:

0696780 BC Ltd	1,533,826
0696772 BC Ltd	1,532,383
101058135 Saskatchewan Ltd.	1,532,383
101058020 Saskatchewan Ltd.	1,532,383
Northern Lights Petroleum Inc.	1,532,383
Petroleum Stategies Inc.	1,532,383
Twin Mountain Energy	1,532,383
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.
On April 25, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Viscount Investments	Nov 3/05	266,705
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.

On May 18, 2005 the Company issued options under the following plans to purchase an equal number of Common Stock at $0.36 as follows:

	Plan	Options
Monita Faris	SOP 2002	120,000
Mark Spencer	SOP 2002	100,000
Irene Orr	SOP 2002	5,000
Mike Parker	SOP 2005	300,000
Randy Pow	SOP 2005	300,000
David Parfitt	SOP 2005	40,000
Steve McGuire	SOP 2005	200,000
Bob Faris	SOP 2005	110,000
George Orr	SOP 2005	50,000
Bill Timmins	SOP 2005	50,000
Thornton Donaldson	SOP 2005	100,000
Tim Brock	SOP 2005	400,000
The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On May 18, 2005 the Company issued warrants to acquire an equal number of shares at $0.35 per share until April 30, 2006 as follows:

Viscount Investments Ltd.	1,191,000
Platinum Partners	654,750
Zenny Trading	100,000
The options were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.
Effective May 1, 2005 the Company entered into a consulting agreement with Harris-Forbes, Inc., pursuant to which the Company issued an aggregate of 2,000,000 shares of its Common Stock over a 12 month period. The shares were issued (subject to the escrow) to the following persons:
David Parfitt
Victor McCall
Ian Ward
The Chasseur Trust
WLT Reification Trust
Fulton Holdings
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.

On May 25, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Viscount Investments	Nov 3/06	300,000
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.
On June 10, 2005 the Company issued 7% Convertible Notes (the “Notes”) with stock purchase warrants for aggregate principal amount of $2,000,000, all pursuant to a Subscription Agreement (the “Subscription Agreement”) with the purchasers. The Notes are convertible to shares of the Company ’s common stock(the “Common Stock”) at the lesser of $0.60 or 135% of the average of the five lowest closing bid prices of the Common Stock for the ten trading days preceding the effective date of a registration statement registering for resale the shares issuable upon conversion of the Notes or 70% of the average of the five lowest closing bid prices of the Common Stock for the ten trading days preceeding the notice of conversion. For each $0.40 invested, the subscriber received a two year warrant (the “Class A Warrant”) to purchase one share of Common Stock, exercisable at $0.55 per share. In addition, for each $0.80 invested, the subscriber received a two year warrant (the “Class B Warrant”) to purchase one share of Common Stock, exercisable at $1.50 per share. The securities were issued in reliance on the exemptions found in Sections 4(2) and 4(6), and Regulation D of the Securities Act of 1933 ( the “Act”), as all of the purchasers under the Subscription Agreement were accredited investors. A cash commission on the transaction of: (i) 10% of the gross proceeds was paid; and (ii) 10% of the cash exercise price upon exercise of the Class A Warrants will be paid upon such exercise. In addition, the finder received a two year warrant to purchase 500,000 shares of Common Stock, exercisable at $0.45 per share.
On June 21, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Platinum Partners	Sept 14/06	50,000
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On July 6, 2005 the Company issued Heron Drilling 250,000 shares of Common Stock in settlement of $108,000 in debt owed by Western Petrochemicals Corporation. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On July 11, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Viscount Investments	Nov 3/06	66,000
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On July 14, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of warrants utilizing a cashless exercise feature:

	Number	Warrant	Number of
	Warrants	Expiry	Shares
Viscount Investments	81,184	Nov 3/06	26,000
Viscount Investments	496,281	Sept 14/05	159,000
JM Investment	115,181	Nov 3/06	36,900
Platinum Partners	172,068	Sept 14/05	55,125
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On July 14, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Leon Goldberg	Sept 14/05	15,000
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.
On July 19, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of warrants utilizing a cashless exercise feature:

	Number	Warrant	Number of
	Warrants	Expiry	Shares
Viscount Investments	281	Sept 14/05	90
JM Investment	64,819	Nov 3/06	20,766
Platinum Partners	339,766	Sept 14/05	108,850
Shalom Torah Center	266,640	Sept 14/05	85,422
Zenny Trading	333,333	Nov 3/06	106,789
Zenny Trading	116,667	Sept 14/05	37,376
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On July 19, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Johnathan Mayer	Nov 3/06	25,700
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.
On July 25, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
JM Investors	Nov 3/06	30,855
Leon Goldberg	Sept 14/05	10,000
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.

On August 2, 2005 the Company issued NorWest Soil Research Ltd. 600,000 shares of Common Stock in settlement of $363,150 in debt owed by Western Petrochemicals Corporation .. The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.
On August 2, 2005 the Company issued the following shares in settlement of debt owed by the Company:

	Number of	Debt
	Shares	Settled
Smallcap Partners Inc.	100,000	$36,000
Avalon Productions Ltd.	100,000	$32,900
Kuehne Developments Ltd.	100,000	$32,900
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On August 4, 2005 the Company issued Ottavio Boffo 10,000 shares of Common Stock in settlement of $4,500 in debt owed by the Company. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On August 8, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of warrants utilizing a cashless exercise feature:

	Number	Warrant	Number of
	Warrants	Expiry	Shares
Viscount Investments	170,104	Sept 14/05	139,175
JM Investment	116,655	Nov 3/06	94,455
JM Investment	61,379	Nov 3/06	43,127
JM Investment	679,260	Sept 14/05	477,271
Martin Stern	166,650	Sept 14/05	47,842
Solomon Lesin	249,975	Sept 14/05	204,525
Zenny Trading	449,933	Sept 14/05	368,127
Alpha Capital	1,066,550	Sept 14/05	872,632
Alpha Capital	333,333	Nov 3/06	272,727
Leon Goldberg	174,980	Sept 14/05	143,165
Bais Yaakove Moshe	333,333	Nov 3/06	272,727
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On August 8, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $309,722.66 of 7% convertible debentures:

Monarch Capital Fund	347,584
Alpha Capital, AG	335,998
Platinum Partners	366,894
JM Investors	43,448

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On August 9, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Johnathan Mayer	Nov 3/06	29,300
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On August 10, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

	Warrant	Number of
	Expiry	Shares
Tayside Trading Ltd.	Sept 14/05	333,300
The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.
On August 10, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $20,833 of 7% convertible debentures:

JM Investors	71,715
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On August 23, 2005 the Company issued JM Investors 54,000 common shares pursuant to the exercise of an equal number of warrants, with an expiry date September 14, 2006, at $0.35 per share. The shares were issued in reliance on the exemption from registration contained in Section  4(2) of the Act.
On August 30, 2005 the Company issued 188,073 common shares to each of Robert Hodgkinson and Bob Edwards pursuant to the cash-less exercise of 250,000 options each under the 2000 stock option plan. The shares were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On September 8, 2005, the Company issued 76,924 common shares to Mike Marrandino pursuant to the cash-less exercise of 100,000 options each under the 2003(c) stock option plan. The shares were issued in reliance on the exemption from registration contained in Section 3(a) (9) of the Act.

On September 19, 2005 the Company issued the following shares of common stock pursuant to the bonus share terms in the private placement as described in the Company’s Form 10-QSB for the period ended July 31, 2005,

Ted Woodrow	8,601
Tom Kobayashi	8,601
Dennis Burdett	21,503
John B. Zaozimy	8,601
Chris Oddleifson	4,300
Wat Capital Corporation	4,300
Chris Geoff Hampson	4,300
Morquest Trading Co.	17,203
Anton (Tony) J. Drescher	12,902
Pacific Atlantic Trust Limited	4,300
Muhahud Verjee	4,300
Ken Fielding In trust	4,300
677953 BC Ltd.	2,150
Brad Aelicks	4,300
Karla H. Muir	4,300
Robert Pollock	8,599
Philip O’Neill	5,372
Novadan Capital LP	59,135
DCDG, LLC	5,375
Carpe Diem Investments	2,150
Joan Walsh	2,150
Doug Johnson	19,353
James R. Meyers	5,375
Mary-Ellen Meyers	16,665
Renita Narayan	1,612
J. Roderick Matheson	13,977
Stephen Mullie	13,977
Nor-west Rotors Ltd.	32,255
Charles Channing Buckland	21,503
Dennis Burdett	10,751
Rolf Tevely	10,751
SDS Capital	75,263
Little Wing LP	117,005
Tradewinds Fund Ltd.	22,769
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On September 23, 2005, the Company issued Larry Thompson 2,333,333 shares of common stock and Waterville Investment Research Inc. 100,000 shares pursuant to settlements. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On September 23, 2005, the Company issued MacLauchlan Investments Corporation 26,880 shares of common stock pursuant to the bonus share terms in the private placement as described in the

Company’s Form 10-QSB for the period ended July 31, 2005. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On September 23, 2005, the Company issued the following shares of common stock pursuant to the exercise of warrants:

	Number of	Exercise	Warrant	Number of
	Warrants	Price	Expiry	Shares
Alpha Capital	100,000	$0.35	9/14/06	83,323
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 13, 2005 the Company issued the following shares of common stock pursuant to the commission terms in the private placement as described in the Company’s Form 10-QSB for the period ended July 31, 2005,

Murdock Capital Partners Corp.	106,860
Woodstone Capital Inc.	5,343
Bolder Investment Partners	69,459
Novadan Capital Ltd.	213,718
1091096 Ontario Inc.	158,773
Primary Venture Corp.	158,773
Canaccord Capital Corporation	42,744
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 17, 2005, the Company issued 235,714 common shares to Viscount Investments Ltd. pursuant to the exercise of an equal number of warrants, with an expiry date of April 30, 2006, at $0.35 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 17, 2005, the Company issued 1,500,000 common shares to Monarch Capital Funds Ltd. pursuant to the exercise of an equal number of warrants, with an expiry date of June  9, 2007, at $0.55 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 17, 2005 the Company issued the following shares of common stock pursuant to the conversion of $500,000 of 7% convertible debentures plus interest:

Monarch Capital Funds Ltd.	855,517
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On October 25, 2005 the Company issued the following shares of common stock pursuant to the conversion of $453,333.34 of 7% convertible debentures:

Alpha Capital	630,556
Alpha Capital	125,000
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On October 25, 2005, the Company issued the following shares of common stock pursuant to the exercise of an equal number of warrants:

	Exercise	Warrant	Number of
	Price	Expiry	Shares
Platinum Partners	$0.55	6/09/07	345,250
Value Arbitrage Fund LP
Platinum Partners	$0.35	4/30/06	654,750
Value Arbitrage Fund LP
Zenny Trading	$0.35	4/30/06	100,000
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 26, 2005, the Company issued the following shares of common stock pursuant to the exercise of an equal number of warrants:

	Exercise	Warrant	Number of
	Price	Expiry	Shares
Viscount Investments Ltd.	$0.35	4/30/06	500,000
Viscount Investments Ltd.	$0.35	4/30/06	129,714
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 31, 2005, the Company issued the following shares of common stock pursuant to the exercise of warrants:

	Number of	Exercise	Warrant	Number of
	Warrants	Price	Expiry	Shares
Alpha Capital	687,500	$0.55	6/9/07	656,554
Platinum Partners	500,000	$0.55	6/9/07	477,494
Value Arbitrage Fund LP
JM Investors LLC	500,000	$0.55	6/9/07	477,494
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On October 31, 2005, the Company issued CEDA International Corporation 33,529 shares of common stock pursuant to the Anhydride settlement. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On November 7, 2005, the Company issued 86,540 common shares to Viscount Investments Ltd. pursuant to the exercise of an equal number of warrants, with an expiry date of April 30, 2006, at $0.35 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On November 14, 2005, the Company issued 239,032 common shares to Viscount Investments Ltd. pursuant to the exercise of an equal number of warrants, with an expiry date of April 30, 2006, at $0.35 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On November 17, 2005, the Company issued 43,415 common shares to each of Primary Venture Corporation and Ocean Challenge Fisheries, Inc. pursuant to the cash-less exercise of 100,000 options each under the 2000 stock option plan. The shares were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On November 21, 2005, the Company issued 362,500 common shares to Viscount Investments Ltd. pursuant to the exercise of an equal number of warrants, with an expiry date of June 9, 2007, at $0.45 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On November 21, 2005, the Company issued 779,750 common shares to Platinum Partners Value Arbitrage Fund, LP pursuant to the exercise of an equal number of warrants, with an expiry date June 9, 2007, at $0.55 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On November 30, 2005 the Company issued the following shares of common stock pursuant to the conversion of $50,000 of 7% convertible debentures:

JM Investors	83,333
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
Effective November 30, 2005 the Company issued agreed to issue 3.2 million common shares, with piggyback registration rights, to financial advisors of the Company, consideration for services rendered under their respective consulting agreement. The shares will be earned evenly over the six months ended May 2006. The shares were issued pursuant to Section 4(2) of the Securities Act.
On December 7, 2005 the Company issued the following shares of common stock pursuant to the conversion of 7% convertible debentures convertible at $0.60 per share:

JM Investors	100,487
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On December 12, 2005 the Company completed a private placement to accredited investors only of 15,068,000 units at $1.50 per unit whereby each unit consisted of one common share and one share purchase warrant. Each two warrants will entitle the holder to purchase an additional common share of the Company at $2.00 until December 12, 2007. The Company has agreed to pay finders up to 6% in cash plus warrants equal to 6% of the warrants issued on similar terms as the issued warrants. The private placement was conducted pursuant to Regulations D and S, and Section 4(2) of the Securities Act.
On December 12, 2005, the Company issued 461,309 common shares to Alpha Capital, AG pursuant to the exercise of an equal number of warrants, with an expiry date June 9, 2007, at $0.55 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On December 12, 2005 the Company issued the following shares of common stock pursuant to the conversion of 7% convertible debentures convertible at $0.60 per share:

Platinum Partners	283,543
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On December 12, 2005, the Company issued 300,000 common shares to Monarch Capital Fund pursuant to the exercise of an equal number of warrants at $1.50 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On December 13, 2005, the Company issued 210,678 common shares to Viscount Investment Ltd. in settlement of the dispute regarding Viscount’s Finders Fee agreement with the Company. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On December 13, 2005, the Company issued 3,200,000 common shares at $1.90 per share to the following consultants:

Novadan Capital Ltd.	1,000,000 shares
NBCN Clearing Inc., ITF Sheldon Inwentash	500,000 shares
RBC Dominion Securities Inc., ITF Pinetree (Barbados) Inc.	500,000 shares
Pasquale DiCapo	600,000 shares
Powerone Capital Markets	600,000 shares
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On December 14, 2005, the Company issued 143,834 common shares to Alpha Capital, AG pursuant to the exercise of an equal number of warrants with an expiry date June 9, 2007, at $0.55 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On December 15, 2005 the Company issued 200,000 common shares to Alpha Capital, AG pursuant to a private placement. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On December 19, 2005 the Company issued the following shares of common stock pursuant to the conversion of $167,444 of 7% convertible debentures convertible at $0.60 per share:

Platinum Partners	279,073
The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On December 19, 2005, the Company issued 114,015 shares of common stock at $1.0987 per share to the Triple 7 J.V. partners for $125,271.42 exploration expense. The shares were distributed as follows:

Triple 7 Energy, Inc.	38,005 shares
West Peak Ventures of Canada, Inc.	38,005 shares
Dr. Michael Ranger	38,005 shares
The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On January 3, 2006 the Company issued Platinum Partners 381,385 shares of common stock pursuant to the conversion of $228,831 of 7% convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 3, 2006 the Company issued common shares under the following stock options plans as follows:

	Plan	Options
Lorne Inglis	SOP 2000	100,000
Monita Faris	SOP 2002	70,000
Mark Spencer	SOP 2002	100,000
Irene Orr	SOP 2002	5,000
Bob Faris	SOP 2005	110,000
George Orr	SOP 2005	100,000
Bill Timmins	SOP 2005	50,000
Thornton Donaldson	SOP 2005	100,000
Tim Brock	SOP 2005	400,000
The common shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On January 3 the Company issued 250,000 options, pursuant to the Company’s 2005(b) stock option plan, to Donald Padgett, a consultant, to purchase up to 250,000 shares of Common Stock at $2.00 per share until January 3, 2007. These options were subsequently exercised by way of a cashless conversion on January 25, 2006 and the Company issued 149,396 share of Common Stock. The options and shares of Common Stock were issued in reliance on the exemption from registration contained in Sections 4(2) and (3)(a)(9) of the Act.

On January 3, 2006 the Company adopted the 2006 Stock Option Plan, whereby 2,500,000 shares of common stock may be optioned. The 2006 Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. The options and shares of Common Stock under this plan may be issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 3, 2006 the Company issued 400,000 options, pursuant to the Company’s 2006 stock option plan, to Michael Berry, a consultant, to purchase up to 400,000 shares of Common Stock at $2.00 per share, subject to vesting evenly over 18 months from January 1, 2006, until January 1, 2008. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On January 3, 2006 the Company issued 350,000 options, pursuant to the Company’s 2006 stock option plan, to Jonathan Buick, a consultant, to purchase up to 350,000 shares of Common Stock at $1.70 per share, subject to vesting evenly over 6 months from January 1, 2006, until January 1, 2007. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On January 11, 2006 the Company issued 600,000 options, pursuant to the Company’s 2006 stock option plan, to Romeo D’Angela, a director, to purchase up to 600,000 shares of Common Stock at $2.58 per share until January 11, 2008. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On January 11, 2006 the Company issued J.M. Investors 55,000 shares of common stock pursuant to the conversion of $33,000 of 7% convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 20, 2006 the Company issued Monarch Capital 200,000 shares of Common Stock pursuant to the exercise of an equal number of warrants with an expiry date of June 7, 2007 for consideration of $300,000. The Company also issued Monarch capital 202,403 shares of Common Stock pursuant to the cashless exercise of 250,000 warrants with an expiry date of June 7, 2007. The Common Stock were issued in reliance on the exemption from registration contained in Section 4(2) and/or 3(a)(9) of the Act.
On January 20, 2006 the Company issued Viscount Investments 68,750 shares of Common Stock pursuant to the exercise of an equal number of warrants with an expiry date of June 7, 2007 for consideration of $30,937.50. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On January 20, 2006 the Company issued Monarch Capital 6,798 shares of common stock pursuant to the conversion of $4,078.80 of 7% convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 20, 2006 the Company issued Platinum Partners 22,095 shares of common stock pursuant to the conversion of $13,257 of 7% convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 20, 2006 the Company issued Platinum Partners 657,810 shares of Common Stock pursuant to the cashless exercise of 812,500 warrants with an expiry date of June 7, 2007. The

Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On January 24, 2006 the Company issued J.M. Investors 6,798 shares of common stock pursuant to the conversion of $4,078.80 of 7% convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.
On January 24, 2006 the Company issued J.M. Investors 202,403 shares of Common Stock pursuant to the cashless exercise of 250,000 warrants with an expiry date of June 7, 2007. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On January 25, 2006 the Company issued each of Steve McGuire, Randy Pow and Mike Parker 50,000 shares of Common Stock at a deemed cost of $0.40 for past services. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On January 25, 2006 the Company issued Alpha Capital 557,389 shares of Common Stock pursuant to the cashless exercise of 687,500 warrants with an expiry date of June 7, 2007. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On January 25, 2006 the Company issued each of Malcolm Burke and Donald Padgett 104,728 shares of Common Stock pursuant to the cashless exercise of 300,000 options granted to them under the Company 2005(b) stock option plan. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On January 25, 2006 the Company issued each of George Orr and Tim Brock 464,742 shares of Common Stock pursuant to the cashless exercise of 999,900 warrants with an expiry date of September 14, 2006. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On January 25, 2006 the Company issued Larry Thompson 545,298 shares of Common Stock pursuant to the cashless exercise of 586,608 warrants with an expiry date of September 14, 2006. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On February 27, 2006, pursuant to a February 8, 2006 agreement, the Company granted 250,000 options, pursuant to the Company’s 2006 stock option plan, to Ron Phillips, a director, to purchase up to 250,000 shares of Common Stock at $4.62 per share until February 8, 2008. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On February 27, 2006, pursuant to a February 17, 2006 agreement, the Company issued 250,000 options, pursuant to the Company’s 2006 stock option plan, to Ron Phillips, a director, to purchase up to 250,000 shares of Common Stock at $4.57 per share until February 17, 2009. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On March 9, 2006 the Company issued 250,000 options, pursuant to the Company’s 2006 stock option plan, to Rod Haverslew, a director, to purchase up to 250,000 shares of Common Stock at $4.60 per share until March 9, 2008. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On March 27, 2006 the Company issued 99,180 shares of Common Stock to investors pursuant to the conversion of convertible notes. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”).
On March 28, 2006 the Company issued shares of Common Stock upon the cashless exercise of outstanding options as to 96,625 shares of Common Stock to Terry Schorn. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) or Section 4(2) of the Securities Act.
On April 6, 2006 the Company issued 271,865 shares of Common Stock pursuant to shareholders of WPC pursuant to a purchase agreement. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.
On April 11, 2006 the Company issued 69,101 shares of Common Stock to Libra Finance pursuant to the exercise of warrants exercisable at $0.45 per share. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.
On April 11, 2006 the Company issued 2,691,877 shares of Common Stock to investors pursuant to the conversion of convertible notes. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.
On April 13, 2006 the Company issued 287,985 shares of Common Stock to investors pursuant to the conversion of convertible notes. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.
On April 13, 2006 the Company issued 485,500 shares of Common Stock pursuant to the exercise of warrants. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.
On April 18, 2006 the Company issued 227,246 shares of Common Stock to investors pursuant to the exercise of warrants. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.
On April 19, 2006 the Company issued (i) 30,477 shares of Common Stock to consultants upon exercise of outstanding options; and (ii) 1,758,311 shares of Common Stock to investors pursuant to the exercise of warrants. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.
On April 19, 2006 the Company issued 50,000 shares of Common Stock to consultants upon the cashless exercise of outstanding options. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) or Section 4(2) of the Securities Act.
On April 19, 2006 the Company issued 1,240,655 shares of Common Stock to investors pursuant to the conversion of convertible notes. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.
On April 28, 2006 the Company issued 67,500 bonus shares of Common Stock to consultants pursuant to the 2006 Stock Option Plan. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.
On April 28, 2006 the Company issued 1,066,006 shares of Common Stock to consultants. No commission or other remuneration was paid or given in connection with this transaction. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act.
On May 8, 2006 the Company issued (i) 267,432 shares of Common Stock to investors pursuant to the conversion of convertible notes; and (ii) 574,345 shares of Common Stock to investors pursuant to the exercise of warrants. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On May 23, 2006 the Company issued (i) 14,895 shares of Common Stock to Robert Pollock pursuant to the conversion of convertible notes at $0.40 per share; and (ii) 13,980 shares of Common Stock to Robert Pollock pursuant to the exercise of warrants at $0.55 per share. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On May 29, 2006 the Company issued (i) 6,992 shares of Common Stock to Gloria Patricio pursuant to the conversion of convertible notes at $0.55 per share; and (ii) 19,114 shares of Common Stock to Gloria Patricio pursuant to the exercise of warrants at $1.30 per share. The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Act.
On July 5, 2006, we completed a private placement offering (the “Offering”) of 5,668,100 shares of our common stock, $.001 par value per share (the “Flow-Through Shares”) at a price of $6.60 Cdn per share for gross proceeds of $37,409,460 Cdn pursuant to subscription agreements (the “Flow-Through Subscription Agreements”) with the subscribers in Canada. In connection with the Offering, the Company paid an aggregate of $2,057,520 Cdn in fees to a syndicate of agents. As a term of the Offering, the Company has agreed to reduce the price per share to $6.00 Cdn if the Company does not become a reporting issuer in the Province of Alberta on or before 5:00 p.m. on the sixtieth day following the closing date. Such reduction in price shall be satisfied by issuing to the subscribers 0.1 of a Flow-Through Share for each Flow-Through Share subscribed for by the subscriber. The gross proceeds of the Offering were used to subscribe for shares of OQI’s common stock issued on a flow-through basis at a price of $47.91 Cdn per share.
The Flow-Through Shares were sold to investors in Canada pursuant to Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons as such term is defined in Regulation S under the Securities Act absent a registration statement or an applicable exemption from registration.

As part of closing the Reorganization between CanWest and OQI, one CanWest Series B Preferred Share was issued to Computershare Trust Company of Canada (“CTC”), which Series B Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to CanWest shareholders. In connection with the closing of the Reorganization Agreement, TD Securities, Inc. was paid a success fee of $1,590,528. In addition OQI has issued 35,000 of its common shares and has paid $353,450 to its financial advisor in connection with the closing. The Preferred Share was issued pursuant to Regulation S of the United States Securities Act of 1933, as amended (the “Securities Act”).
     On August 14 and 28, 2006, the Company completed a private offering (the “Offering”) of 4,150,000 shares of its common stock, $.001 par value per share (the “Purchased Shares”), at a price of $3.80 per share for gross proceeds of $15,770,000 ($17,668,708 Cdn) pursuant to subscription agreements (the “Subscription Agreements”) with the subscribers. No commissions were paid in connection with the Offering.
     According to the terms of the Subscription Agreements, the gross proceeds of the Offering were used to purchase all of the shares of Stripper Energy Services, Inc. (the “Acquisition”) which holds a 2.5% gross overriding royalty on certain lands in the Province of Saskatchewan held by OQI, and for general working capital purposes.
     The Purchased Shares were sold to non-US persons pursuant to Regulation S under the Securities Act.
     On August 31, 2006, the Company issued (i) 96,143 shares of Common Stock to Ennio D’Angela pursuant to the exercise of warrants at $0.55 per share; and (ii) 262,825 shares of Common Stock to Ennio D’Angela pursuant to the exercise of warrants at $1.30 per share. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
     On September 1, 2006, the Company issued 2,702,026 shares of Common Stock to the subscribers of the December 12, 2005 private placement as penalty shares as determined according to the subscription agreements. The Common Stock was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

ITEM 27. EXHIBITS

EXHIBIT INDEX

3.1	Articles of Incorporation, as amended.[1,10,12,15]

3.2	Bylaws, as amended. [16]

4.1	2000 Stock Option Plan. [1]

4.2	2002 Stock Option Plan [2]

4.3	2003 Stock Option Plan [3]

4.4	2005 Stock Option Plan. [7]

4.5	2005b Stock Option Plan. [8]

4.6	2006 Stock Option Plan. [9]

4.7	Rights Agreement, dated as of March 9, 2006, between the Company and Computershare Investor Services, Inc., as Rights Agent. [11]

5.1	Opinion of Burns Figa & Will, P.C., filed herewith.

10.1	Agreement between Western Petrochemicals Corp., Powermax Energy, Inc. and Uranium Power Corporation dated April 23, 2004. [4]

10.2	Agreement between Western Canadian Mint, Inc., et al. and Uranium Power Corporation, as amended.[5]

10.3	New Licensing Agreement between Earth Energy Resources, Inc., West Peak Ventures of Canada, Ltd. and CanWest Petroleum Corporation dated March 4, 2005.[7]

10.4	Convertible Note from Oilsands Quest, Inc. due September 29, 2008.[6]

10.5	Sulfoxy Joint Venture Agreement dated April 20, 2005.[7]

10.6	Form of 7% Convertible Note and Warrant issued June 9, 2005.[7]

10.7	Purchase and Sale Agreement with Western Petrochemicals Corp.[7]

10.8	Subscription Agreement between the Company and purchasers, dated August 15, 2005.[10]

10.9	Amendment to Subscription Agreement between the Company and purchasers, dated August 31, 2005.[10]

10.10	Form of 8% Secured Convertible Promissory Note.[10]

10.11	Joint Venture Agreement dated August 9, 2005 between the Company and Triple 7 Energy, Inc., West Peak Ventures of Canada Ltd., Dr. Michael Ranger and Township.[10]

10.12	Subscription Agreement between the Company and purchasers, dated December 12, 2005.[9]

10.13	Form of Warrant, dated December 12, 2005.[9]

10.14	Financing Agreement with Oilsands Quest Inc., November 25, 2005.[9]

10.15	Subscription Agreement with Dynamic Power Hedge Fund, dated December 12, 2005.[9]

10.16	Executive Employment Agreement with T. Murray Wilson, dated May 1, 2006.[14]

10.17	Reorganization Agreement, dated June 9, 2006.[13]

10.18	Subscription Agreement for Flow-Through Shares with Subscribers, dated July 5, 2006.[14]

10.19	Subscription Agreement for Flow-Through Shares with Oilsands Quest Inc., dated July 5, 2006. [14]

10.20	OQI Employment Agreement with Christopher Hopkins, dated May 1, 2005. [14]

10.21	OQI Employment Agreement with Karim Hirji, dated May 1, 2005. [14]

10.22	Voting Exchange and Trust Agreement dated August 14, 2006. [15]

10.23	Exchangeable Share Provisions. [15]

10.24	Support Agreement dated August 14, 2006. [15]

10.25	Executive Employment Agreement with Christopher Hopkins dated August 14, 2006. [15]

10.26	Executive Employment Agreement with Karim Hirji dated August 14, 2006. [15]

10.27	Executive Employment Agreement with Errin Kimball dated August 14, 2006. [15]

10.28	Form of Subscription Agreement for August 2006. [15]

10.29	Executive Employment Agreement with Patricia A. Beatch, dated September 21, 2006, filed herewith.

14	Code of Ethics [4]

21.1	Subsidiaries of the Registrant, enclosed herewith.

23.1	Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm, enclosed herewith.

23.2	Consent of Burns Figa & Will, P.C .., included in Exhibit 5.1

(1)	Incorporated by reference from Form 10-SB, filed October 14, 1999; and Form 8-K, filed November 29, 2004.

(2)	Incorporated by reference from Form S-8, dated March 24, 2003.

(3)	Incorporated by reference from Form S-8, dated June 27, 2003.

(4)	Incorporated by reference from Form 10-KSB dated July 29, 2004.

(5)	Incorporated by reference from Form 10-QSB dated March 22, 2005.

(6)	Incorporated by reference from Form 10-QSB dated December 20, 2004.

(7)	Incorporated by reference from Form 10-KSB dated July 29, 2005.

(8)	Incorporated by reference from Form SB-2 dated December 29, 2005.

(9)	Incorporated by reference from Form 10-QSB dated March 22, 2006.

(10)	Incorporated by reference from Form 10-QSB dated December 14, 2005.

(11)	Incorporated by reference from Form 8-A dated March 13, 2006.

(12)	Incorporated by reference from Form 8-K dated March 13, 2006.

(13)	Incorporated by reference from Form 8-K dated June 14, 2006.

(14)	Incorporated by reference from Form 10-KSB dated July 21, 2006.

(15)	Incorporated by reference from Form 8-K dated August 14, 2006.

(16)	Incorporated by reference from Form 8-K dated September 26, 2006.

ITEM 28. UNDERTAKINGS.
The undersigned Company hereby undertakes to:
(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and
(iii) Include any additional or changed material information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SIGNATURES
In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meets all of the requirements of filing of this Form SB-2/A No. 2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Alberta, Canada, on October 3, 2006.

CANWEST PETROLEUM CORPORATION

By:	/s/ Christopher H. Hopkins

Christopher H. Hopkins, President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Karim Hirji

Karim Hirji, Chief Financial Officer
(Principal Accounting Officer)

EXHIBIT INDEX

3.1	Articles of Incorporation, as amended.[1,10,12,15]

3.2	Bylaws, as amended. [16]

4.1	2000 Stock Option Plan. [1]

4.2	2002 Stock Option Plan [2]

4.3	2003 Stock Option Plan [3]

4.4	2005 Stock Option Plan. [7]

4.5	2005b Stock Option Plan. [8]

4.6	2006 Stock Option Plan. [9]

4.7	Rights Agreement, dated as of March 9, 2006, between the Company and Computershare Investor Services, Inc., as Rights Agent. [11]

5.1	Opinion of Burns Figa & Will, P.C., filed herewith.

10.1	Agreement between Western Petrochemicals Corp., Powermax Energy, Inc. and Uranium Power Corporation dated April 23, 2004. [4]

10.2	Agreement between Western Canadian Mint, Inc., et al. and Uranium Power Corporation, as amended.[5]

10.3	New Licensing Agreement between Earth Energy Resources, Inc., West Peak Ventures of Canada, Ltd. and CanWest Petroleum Corporation dated March 4, 2005.[7]

10.4	Convertible Note from Oilsands Quest, Inc. due September 29, 2008.[6]

10.5	Sulfoxy Joint Venture Agreement dated April 20, 2005.[7]

10.6	Form of 7% Convertible Note and Warrant issued June 9, 2005.[7]

10.7	Purchase and Sale Agreement with Western Petrochemicals Corp.[7]

10.8	Subscription Agreement between the Company and purchasers, dated August 15, 2005.[10]

10.9	Amendment to Subscription Agreement between the Company and purchasers, dated August 31, 2005.[10]

10.10	Form of 8% Secured Convertible Promissory Note.[10]

10.11	Joint Venture Agreement dated August 9, 2005 between the Company and Triple 7 Energy, Inc., West Peak Ventures of Canada Ltd., Dr. Michael Ranger and Township.[10]

10.12	Subscription Agreement between the Company and purchasers, dated December 12, 2005.[9]

10.13	Form of Warrant, dated December 12, 2005.[9]

10.14	Financing Agreement with Oilsands Quest Inc., November 25, 2005.[9]

10.15	Subscription Agreement with Dynamic Power Hedge Fund, dated December 12, 2005.[9]

10.16	Executive Employment Agreement with T. Murray Wilson, dated May 1, 2006.[14]

10.17	Reorganization Agreement, dated June 9, 2006.[13]

10.18	Subscription Agreement for Flow-Through Shares with Subscribers, dated July 5, 2006.[14]

10.19	Subscription Agreement for Flow-Through Shares with Oilsands Quest Inc., dated July 5, 2006. [14]

10.20	OQI Employment Agreement with Christopher Hopkins, dated May 1, 2005. [14]

10.21	OQI Employment Agreement with Karim Hirji, dated May 1, 2005. [14]

10.22	Voting Exchange and Trust Agreement dated August 14, 2006. [15]

10.23	Exchangeable Share Provisions. [15]

10.24	Support Agreement dated August 14, 2006. [15]

10.25	Executive Employment Agreement with Christopher Hopkins dated August 14, 2006. [15]

10.26	Executive Employment Agreement with Karim Hirji dated August 14, 2006. [15]

10.27	Executive Employment Agreement with Errin Kimball dated August 14, 2006. [15]

10.28	Form of Subscription Agreement for August 2006. [15]

10.29	Executive Employment Agreement with Patricia A. Beatch, dated September 21, 2006, filed herewith.

14	Code of Ethics [4]

21.1	Subsidiaries of the Registrant, enclosed herewith.

23.1	Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm, enclosed herewith.

23.2	Consent of Burns Figa & Will, P.C .., included in Exhibit 5.1

(1)	Incorporated by reference from Form 10-SB, filed October 14, 1999; and Form 8-K, filed November 29, 2004.

(2)	Incorporated by reference from Form S-8, dated March 24, 2003.

(3)	Incorporated by reference from Form S-8, dated June 27, 2003.

(4)	Incorporated by reference from Form 10-KSB dated July 29, 2004.

(5)	Incorporated by reference from Form 10-QSB dated March 22, 2005.

(6)	Incorporated by reference from Form 10-QSB dated December 20, 2004.

(7)	Incorporated by reference from Form 10-KSB dated July 29, 2005.

(8)	Incorporated by reference from Form SB-2 dated December 29, 2005.

(9)	Incorporated by reference from Form 10-QSB dated March 22, 2006.

(10)	Incorporated by reference from Form 10-QSB dated December 14, 2005.

(11)	Incorporated by reference from Form 8-A dated March 13, 2006.

(12)	Incorporated by reference from Form 8-K dated March 13, 2006.

(13)	Incorporated by reference from Form 8-K dated June 14, 2006.

(14)	Incorporated by reference from Form 10-KSB dated July 21, 2006.

(15)	Incorporated by reference from Form 8-K dated August 14, 2006.

(16)	Incorporated by reference from Form 8-K dated September 26, 2006.